                                                                   EXHIBIT 10.1


                                                                  EXECUTION COPY

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                                 $2,100,000,000
                           SECOND AMENDED AND RESTATED
                         CREDIT AND GUARANTEE AGREEMENT

                             Dated as of May 4, 1999

                                      among

                                LEAR CORPORATION,
                          LEAR CORPORATION CANADA LTD.,
                        THE FOREIGN SUBSIDIARY BORROWERS,

                            The Lenders Party Hereto,

                              BANKERS TRUST COMPANY
                                       and
                            BANK OF AMERICA NT & SA,
                            as Co-Syndication Agents,

                            THE BANK OF NOVA SCOTIA,
            as Documentation Agent and Canadian Administrative Agent

                                       and

                            THE CHASE MANHATTAN BANK,
                         as General Administrative Agent

                      ------------------------------------


                             CHASE SECURITIES INC.,
                   as Sole Book Manager and Sole Lead Arranger



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                                                                               i



                                TABLE OF CONTENTS

                                                                                                            Page

SECTION 1.        DEFINITIONS.................................................................................1
     1.1  Defined Terms.......................................................................................1
     1.2  Other Definitional Provisions......................................................................36

SECTION 2.        AMOUNT AND TERMS OF U.S. REVOLVING CREDIT
                     COMMITMENTS.............................................................................36
     2.1  U.S. Revolving Credit Commitments..................................................................36
     2.2  Repayment of U.S. Revolving Credit Loans; Evidence of Debt.........................................36
     2.3  Procedure for U.S. Revolving Credit Borrowing......................................................37
     2.4  Termination or Reduction of U.S. Revolving Credit Commitments......................................38
     2.5  Borrowings of U.S. Revolving Credit Loans and Refunding of Loans...................................38

SECTION 3.  AMOUNT AND TERMS OF SWING LINE
                     COMMITMENTS.............................................................................41
     3.1  Swing Line Commitments.............................................................................41
     3.2  Procedure for Swing Line Borrowings; Interest Rate.................................................41
     3.3  Repayment of Swing Line Loans; Evidence of Debt....................................................42
     3.4  Refunding of Swing Line Borrowings.................................................................43
     3.5  Participating Interests............................................................................43

SECTION 4.        AMOUNT AND TERMS OF CAF ADVANCES...........................................................44
     4.1  CAF Advances.......................................................................................44
     4.2  Procedure for CAF Advance Borrowing................................................................44
     4.3  CAF Advance Payments...............................................................................47
     4.4  Evidence of Debt...................................................................................48
     4.5  Certain Restrictions...............................................................................48

SECTION 5.        AMOUNT AND TERMS OF THE CANADIAN
                     COMMITMENTS.............................................................................48
     5.1  Canadian Revolving Credit Commitments..............................................................48
     5.2  Repayment of Canadian Revolving Credit Loans; Evidence of Debt.....................................49
     5.3  Procedure for Canadian Revolving Credit Borrowing..................................................50
     5.4  Termination or Reduction of Canadian Revolving Credit Commitments..................................50

SECTION 6.        AMOUNT AND TERMS OF CANADIAN
                     ACCEPTANCE FACILITY.....................................................................51
     6.1  Acceptance Commitments.............................................................................51
     6.2  Creation of Acceptances............................................................................51
     6.3  Discount of Acceptances............................................................................52

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                                                                              ii

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     6.4  Stamping Fees......................................................................................53
     6.5  Acceptance Reimbursement Obligations...............................................................53
     6.6  Converting Canadian Revolving Credit Loans to Acceptances and Acceptances to
                  Canadian Revolving Credit Loans............................................................54
     6.7  Allocation of Acceptances..........................................................................55
     6.8  Special Provisions Relating to Acceptance Notes....................................................55
     6.9  Existing Acceptances and Acceptance Notes..........................................................56

SECTION 7.        AMOUNT AND TERMS OF MULTICURRENCY
                     COMMITMENT..............................................................................56
     7.1  Multicurrency Commitments..........................................................................56
     7.2  Repayment of Multicurrency Loans; Evidence of Debt.................................................57
     7.3  Procedure for Multicurrency Borrowing..............................................................57
     7.4  Termination or Reduction of Multicurrency Commitments..............................................58
     7.5  Redenomination and Alternative Currencies..........................................................58

SECTION 8.        ALTERNATE CURRENCY FACILITIES .............................................................58
     8.1  Terms of Alternate Currency Facilities.............................................................58
     8.2  Reporting of Alternate Currency Outstandings.......................................................60

SECTION 9.        LETTERS OF CREDIT..........................................................................60
     9.1  Letters of Credit..................................................................................60
     9.2  Procedure for Issuance of Letters of Credit........................................................61
     9.3  Participating Interests............................................................................62
     9.4  Payments...........................................................................................62
     9.5  Further Assurances.................................................................................63
     9.6  Obligations Absolute...............................................................................64
     9.7  Letter of Credit Application.......................................................................64
     9.8  Purpose of Letters of Credit.......................................................................64
     9.9  Currency Adjustments...............................................................................65

SECTION 10.  GENERAL PROVISIONS APPLICABLE TO LOANS .........................................................65
     10.1  Interest Rates and Payment Dates..................................................................65
     10.2  Conversion and Continuation Options...............................................................66
     10.3  Minimum Amounts of Tranches.......................................................................67
     10.4  Optional and Mandatory Prepayments................................................................67
     10.5  Facility Fees; Other Fees.........................................................................69
     10.6  Computation of Interest and Fees..................................................................70
     10.7  Inability to Determine Interest Rate..............................................................71
     10.8  Pro Rata Treatment and Payments...................................................................71
     10.9  Illegality........................................................................................75
     10.10  Requirements of Law..............................................................................76
     10.11  Indemnity........................................................................................77

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                                                                             iii


     10.12  Taxes ...........................................................................................77
     10.13  Assignment of Commitments Under Certain Circumstances............................................80
     10.14  Use of Proceeds..................................................................................81

SECTION 11.  REPRESENTATIONS AND WARRANTIES..................................................................81
     11.1  Financial Statements..............................................................................81
     11.2  No Change.........................................................................................81
     11.3  Corporate Existence; Compliance with Law..........................................................81
     11.4  Corporate Power; Authorization; Enforceable Obligations...........................................82
     11.5  No Legal Bar; Senior Debt.........................................................................82
     11.6  No Material Litigation............................................................................83
     11.7  No Default........................................................................................83
     11.8  Ownership of Property; Liens......................................................................83
     11.9  Taxes  ...........................................................................................83
     11.10  Securities Law, etc. Compliance..................................................................84
     11.11  ERISA ...........................................................................................84
     11.12  Investment Company Act; Other Regulations........................................................84
     11.13  Subsidiaries, etc. ..............................................................................84
     11.14  Accuracy and Completeness of Information.........................................................85
     11.15  Security Documents...............................................................................85
     11.16  Patents, Copyrights, Permits and Trademarks......................................................85
     11.17  Environmental Matters............................................................................85
     11.18  Year 2000 Matters................................................................................87

SECTION 12.  CONDITIONS PRECEDENT............................................................................87
     12.1  Conditions to Closing Date........................................................................87
     12.2  Conditions to Each Extension of Credit............................................................89

SECTION 13.  AFFIRMATIVE COVENANTS...........................................................................90
     13.1  Financial Statements..............................................................................90
     13.2  Certificates; Other Information...................................................................91
     13.3  Performance of Obligations........................................................................92
     13.4  Conduct of Business, Maintenance of Existence and Compliance with Obligations and Laws...................................................................................92
     13.5  Maintenance of Property; Insurance................................................................92
     13.6  Inspection of Property; Books and Records; Discussions............................................92
     13.7  Notices...........................................................................................93
     13.8  Maintenance of Liens of the Security Documents....................................................94
     13.9  Environmental Matters.............................................................................94
     13.10  Security Documents; Guarantee Supplement.........................................................95

SECTION 14.  NEGATIVE COVENANTS..............................................................................96
     14.1  Financial Covenants...............................................................................96

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                                                                              iv


     14.2  Limitation on Indebtedness........................................................................97
     14.3  Limitation on Liens...............................................................................98
     14.4  Limitation on Guarantee Obligations..............................................................100
     14.5  Limitations on Fundamental Changes...............................................................101
     14.6  Limitation on Sale of Assets.....................................................................101
     14.7  Limitation on Dividends..........................................................................102
     14.8         Limitation on Subsidiary and Secured Indebtedness.........................................103
     14.9  Limitation on Investments, Loans and Advances....................................................103
     14.10  Limitation on Optional Payments and Modification of Debt Instruments; Certain
                  Derivative Transactions...................................................................105
     14.11  Transactions with Affiliates....................................................................105
     14.12  Corporate Documents.............................................................................106
     14.13  Fiscal Year.....................................................................................106
     14.14  Limitation on Restrictions Affecting Subsidiaries...............................................106
     14.15  Special Purpose Subsidiary......................................................................106
     14.16  Interest Rate Agreements........................................................................107

SECTION 15.  GUARANTEE......................................................................................107
     15.1  Guarantee........................................................................................107
     15.2  No Subrogation...................................................................................107
     15.3  Amendments, etc. with respect to the Obligations; Waiver of Rights...............................108
     15.4  Guarantee Absolute and Unconditional.............................................................108
     15.5  Reinstatement....................................................................................109
     15.6  Payments.........................................................................................109

SECTION 16.  EVENTS OF DEFAULT..............................................................................110

SECTION 17.  THE ADMINISTRATIVE AGENTS; THE
                     DOCUMENTATION AGENT AND CO-SYNDICATION
                     AGENTS.................................................................................113
     17.1  Appointment......................................................................................113
     17.2  Delegation of Duties.............................................................................114
     17.3  Exculpatory Provisions...........................................................................114
     17.4  Reliance by Administrative Agent.................................................................114
     17.5  Notice of Default................................................................................115
     17.6  Non-Reliance on Administrative Agents and Other Lender...........................................115
     17.7  Indemnification..................................................................................116
     17.8  Administrative Agents in their Individual Capacity...............................................116
     17.9  Successor Administrative Agents..................................................................116
     17.10  The Documentation Agent and Co-Syndication Agents...............................................117
     17.11  Actions Under Security Documents................................................................117
     17.12  Intercreditor Agreement.........................................................................117

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                                                                               v


SECTION 18.  MISCELLANEOUS..................................................................................117
     18.1  Amendments and Waivers...........................................................................117
     18.2  Notices..........................................................................................120
     18.3  No Waiver; Cumulative Remedies...................................................................121
     18.4  Survival of Representations and Warranties.......................................................121
     18.5  Payment of Expenses and Taxes....................................................................121
     18.6  Successors and Assigns; Participations and Assignments...........................................122
     18.7  Adjustments; Set-Off.............................................................................126
     18.8  Loan Conversion/Participations...................................................................126
     18.9  Counterparts.....................................................................................128
     18.10  Severability....................................................................................128
     18.11  Integration.....................................................................................128
     18.12  GOVERNING LAW...................................................................................128
     18.13  Submission to Jurisdiction; Waivers.............................................................128
     18.14  Acknowledgments.................................................................................129
     18.15  WAIVERS OF JURY TRIAL...........................................................................129
     18.16  Power of Attorney...............................................................................129
     18.18  Release of Collateral and Guarantees............................................................130
     18.19  Judgment........................................................................................131
     18.20  Confidentiality.................................................................................131
     18.21  Effect of Amendment and Restatement of the Existing Credit Agreement............................131
     18.22  Conflicts.......................................................................................132

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                                                                              vi





SCHEDULES:

        I          Commitments; Addresses
        II         Foreign Subsidiary Borrowers
        III        Administrative Schedule
        IV         Security Documents
        V          [Reserved]
        VI         Subsidiaries
        VII        Hazardous Material
        VIII       Contractual Obligation Restrictions


EXHIBITS:

        A          Form of U.S. Revolving Credit Note
        B          Form of Canadian Revolving Credit Note
        C          Form of Draft
        D          Form of Power of Attorney
        E          Form of Acceptance Note
        F          Form of CAF Advance Request
        G          Form of CAF Advance Offer
        H          Form of CAF Advance Confirmation
        I          Form of Joinder Agreement
        J          Form of Alternate Currency Facility Addendum
        K          Form of Assignment and Acceptance
        L          Form of Opinion of Winston & Strawn
        M          Form of Opinion of Tory, Tory, Deslauriers & Binnington
        N          Matters to be Covered by Foreign Subsidiary Opinion
        O          Form of Subsidiary Guarantee
        P          Form of Intercreditor Agreement
        Q          Form of Pledge Agreement



                                     - vi -


                  SECOND AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT, dated as of May 4, 1999, among LEAR CORPORATION, a Delaware corporation (the "U.S. Borrower"), LEAR CORPORATION CANADA LTD., a company organized under the laws of the province of Ontario, Canada (the "Canadian Borrower"), each FOREIGN SUBSIDIARY BORROWER (as hereinafter defined) (together with the U.S. Borrower and the Canadian Borrower, the "Borrowers"), the several banks and other financial institutions from time to time parties hereto (the "Lenders"), BANKERS TRUST COMPANY and BANK OF AMERICA NT & SA, as co-syndication agents (the "Co-Syndication Agents"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as documentation agent (in such capacity, the "Documentation Agent") and Canadian administrative agent for the Lenders hereunder (as hereinafter defined, in such capacity, the "Canadian Administrative Agent"), and THE CHASE MANHATTAN BANK, a New York banking corporation (as hereinafter defined, the "General Administrative Agent"), as general administrative agent for the Lenders hereunder.


                              W I T N E S S E T H :


                  WHEREAS, the U.S. Borrower, the Canadian Borrower and the Foreign Subsidiary Borrowers are parties to the Amended and Restated Credit Agreement, dated as of December 20, 1996 (as heretofore amended, supplemented or otherwise modified, the "Existing Credit Agreement"), with the lenders parties thereto, the managing agents, co-agents and lead managers identified therein, The Bank of Nova Scotia, as Canadian administrative agent, and The Chase Manhattan Bank, as general administrative agent; and


                  WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree that on the Closing Date, as provided in subsection 18.21, the Existing Credit Agreement shall be amended and restated in its entirety as follows:


                  SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR Loans": U.S. Revolving Credit Loans or Swing Line Loans, the rate of interest applicable to which is based upon the Alternate Base Rate.

                  "Acceptance": a Draft drawn by the Canadian Borrower and accepted by a Canadian Lender which is (a) denominated in Canadian Dollars, (b) for a term of not less than 30 days nor more than 180 days and which matures prior to the Revolving Credit Termination Date and (c) issuable and payable only in Canada; provided that to the extent the context shall require, each Acceptance Note shall be deemed to be an Acceptance; provided, further, that "Acceptance" includes a depository note within the meaning of the Depository Bills and Notes Act (Canada) and a bill of exchange within the meaning of the Bills of Exchange Act (Canada).

                  "Acceptance Note": as defined in subsection 6.8(b).

                  "Acceptance Purchase Price": in respect of an Acceptance of a specified maturity, the result (rounded to the nearest whole cent, and with one-half cent being rounded up) obtained by dividing (a) the face amount of such Acceptance by (b) the sum of (i) one and (ii) the product of (A) the Reference Discount Rate for Acceptances of the same maturity expressed as a decimal and
(B) a fraction, the numerator of which is the term to maturity of such Acceptance and the denominator of which is equal to 365, where (b) above is rounded to the fifth decimal place and 0.000005 is rounded up to 0.00001.

                  "Acceptance Reimbursement Obligations": the obligation of the Canadian Borrower to the Canadian Lenders (a) to reimburse the Canadian Lenders for maturing Acceptances pursuant to subsection 6.5 and (b) to make payments in respect of the Acceptance Notes in accordance with the terms thereof.

                  "Acceptance Tranche": the collective reference to Acceptances all of which were created on the same date and have the same maturity date.

                  "Acceptances to be Converted": as defined in subsection
18.8(a).

                  "Acquired Indebtedness": Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the U.S. Borrower or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in contemplation of such Person becoming a Subsidiary of the U.S. Borrower or such acquisition, and any refinancings thereof.

                  "Adjusted Aggregate Committed Outstandings": with respect to each Lender, the Aggregate Committed Outstandings of such Lender, plus the amount of any participating interests purchased by such Lender pursuant to subsection 18.8, minus the amount of any participating interests sold by such Lender pursuant to subsection 18.8.

                  "Adjustment Date": with respect to any fiscal quarter, (a) the second Business Day following receipt by the General Administrative Agent of both (i) the financial statements required to be delivered pursuant to subsection 13.1(a) or (b), as the case may be, for the most recently completed fiscal period and (ii) the compliance certificate required pursuant to subsection 13.2(b) with respect to such financial statements or (b) if such compliance certificate and financial statements have not been delivered in a timely manner, the date upon which such compliance certificate and financial statements were due; provided, however, that in the event that the Adjustment Date is determined in accordance with the provisions of clause (b) of this definition, then the date which is two


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                                                                               3

Business Days following the date of receipt of the financial statements and compliance certificate referenced in clause (a) of this definition also shall be deemed to constitute an Adjustment Date.

                  "Administrative Agents": the collective reference to the General Administrative Agent and the Canadian Administrative Agent.

                  "Administrative Schedule": Schedule III, which contains interest rate definitions and administrative information in respect of each Available Foreign Currency.

                  "Affiliate": of any Person, (a) any other Person (other than a Wholly Owned Subsidiary of such Person) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or
(b) any other Person who is a director or executive officer of (i) such Person,
(ii) any Subsidiary of such Person (other than a Wholly Owned Subsidiary) or
(iii) any Person described in clause (a) above. For purposes of this definition, a Person shall be deemed to be "controlled by" such other Person if such other Person possesses, directly or indirectly, power either to (A) vote 10% or more of the securities having ordinary voting power for the election of directors of such first Person or (B) direct or cause the direction of the management and policies of such first Person whether by contract or otherwise.

                  "Aggregate Alternate Currency Outstandings": as at any date of determination with respect to any Lender, an amount in the applicable Alternate Currencies equal to the aggregate unpaid principal amount of such Lender's Alternate Currency Loans.

                  "Aggregate Available Canadian Revolving Credit Commitments": as at any date of determination with respect to all Canadian Lenders, an amount in Canadian Dollars equal to the Available Canadian Revolving Credit Commitments of all Canadian Lenders on such date.

                  "Aggregate Available Multicurrency Commitments": as at any date of determination with respect to all Multicurrency Lenders, an amount in U.S. Dollars equal to the Available Multicurrency Commitments of all Multicurrency Lenders on such date.

                  "Aggregate Available U.S. Revolving Credit Commitments": as at any date of determination with respect to all U.S. Lenders, an amount in U.S. Dollars equal to the Available U.S. Revolving Credit Commitments of all U.S. Lenders on such date.

                  "Aggregate Canadian Revolving Credit Outstandings": as at any date of determination with respect to any Canadian Lender, an amount in Canadian Dollars equal to the sum of the following, without duplication: (a) the aggregate unpaid principal amount of such Canadian Lender's Canadian Revolving Credit Loans on such date, (b) the aggregate undiscounted face amount of all outstanding Acceptances of such Canadian Lender on such date and (c) the aggregate unpaid principal amount of such Canadian Lender's Acceptance Notes on such date.

                  "Aggregate Committed Outstandings": as at any date of determination with respect to any Lender, an amount in U.S. Dollars equal to the sum of (a) the Aggregate U.S. Revolving Credit Outstandings of such Lender, (b) the U.S. Dollar Equivalent of the Aggregate Canadian Revolving Credit Outstandings of such Lender and such Lender's Counterpart Lender, (c) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Lender and
(d) the U.S. Dollar Equivalent of the Aggregate Alternate Currency Outstandings of such Lender.

                  "Aggregate Multicurrency Outstandings": as at any date of determination with respect to any Lender, an amount in the applicable Available Foreign Currencies equal to the aggregate unpaid principal amount of such Lender's Multicurrency Loans.

                  "Aggregate Total Outstandings": as at any date of determination with respect to any Lender, an amount in U.S. Dollars equal to the sum of (a) the Aggregate U.S. Outstandings of such Lender, (b) the U.S. Dollar Equivalent of the Aggregate Canadian Revolving Credit Outstandings of such Lender and such Lender's Counterpart Lender, (c) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Lender and (d) the U.S. Dollar Equivalent of the Aggregate Alternate Currency Outstandings of such Lender.

                  "Aggregate U.S. Outstandings": as at any date of determination with respect to any U.S. Lender, an amount in U.S. Dollars equal to the sum of
(a) the Aggregate U.S. Revolving Credit Outstandings of such Lender on such date and (b) the aggregate unpaid principal amount of such U.S. Lender's CAF Advances on such date.

                  "Aggregate U.S. Revolving Credit Commitments": the aggregate amount of the U.S. Revolving Credit Commitments of all the Lenders.

                  "Aggregate U.S. Revolving Credit Outstandings": as at any date of determination with respect to any U.S. Lender, an amount in U.S. Dollars equal to the sum of (a) the aggregate unpaid principal amount of such U.S. Lender's U.S. Revolving Credit Loans on such date, (b) such U.S. Lender's U.S. Revolving Credit Commitment Percentage of the aggregate unpaid principal amount of all Swing Line Loans on such date and (c) such U.S. Lender's U.S. Revolving Credit Commitment Percentage of the aggregate Letters of Credit Obligations.

                  "Agreement": this Second Amended and Restated Credit and Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Agreement Currency": as defined in subsection 18.19(b).

                  "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of:

                           (a)  the U.S. Prime Rate in effect on such day; and

                           (b) the Federal Funds Effective Rate in effect on
such day plus 1/2 of 1%.

If for any reason the General Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the General Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) above, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the U.S. Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the U.S. Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Alternate Currency": any currency other than U.S. Dollars which is freely transferrable and convertible into U.S. Dollars and approved by the General Administrative Agent.

                  "Alternate Currency Borrower": each Subsidiary of the U.S. Borrower organized under the laws of a jurisdiction outside the United States that the U.S. Borrower designates as an "Alternate Currency Borrower" in an Alternate Currency Facility Addendum.

                  "Alternate Currency Facility": any Qualified Credit Facility that the U.S. Borrower designates as an "Alternate Currency Facility" pursuant to an Alternate Currency Facility Addendum.

                  "Alternate Currency Facility Addendum": an Alternate Currency Facility Addendum received by the General Administrative Agent, substantially in the form of Exhibit J, and conforming to the requirements of Section 8.

                  "Alternate Currency Facility Agent": with respect to each Alternate Currency Facility, the Alternate Currency Lender acting as agent or representative for the Alternate Currency Lenders parties thereto (and, in the case of any Alternate Currency Facility to which only one Lender is a party, such Lender).

                  "Alternate Currency Facility Maximum Borrowing Amount": as defined in subsection 8.1(b).

                  "Alternate Currency Lender": any Lender (or, if applicable, any affiliate, branch or agency thereof) party to an Alternate Currency Facility.

                  "Alternate Currency Lender Maximum Borrowing Amount": as defined in subsection 8.1(b).

                  "Alternate Currency Loan": any loan made pursuant to an Alternate Currency Facility.

                  "Applicable Margin": at any time, the rate per annum set forth below opposite the Level of Coverage Ratio most recently determined:


   Level of                                                Applicable
Coverage Ratio                                               Margin
--------------                                              -------
Level I:

Coverage Ratio is
    less than 4.0 to 1                                        .625%

Level II:

Coverage Ratio is
    equal to or greater than 4.0 to 1
    but less than 5.0 to 1                                    .400%

Level III:

Coverage Ratio is
    equal to or greater than 5.0 to 1
    but less than 6.0 to 1                                    .300%

Level IV

Coverage Ratio is
  greater than or equal to 6.0 to 1                           .275%;


provided that (a) the Applicable Margin shall be that set forth above opposite Level I from the Closing Date until the first Adjustment Date following the Closing Date, (b) the Applicable Margin determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Coverage Ratio falls within a different Level, and (c) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 13.1 and 13.2(b), the Applicable Margin shall be (i) for the first 5 days subsequent to such due date, that in effect on the day prior to such due date, and (ii) thereafter, that set forth above opposite Level I, in either case, until the subsequent Adjustment Date.

                  "Assignee": as defined in subsection 18.6(c).

                  "Available Canadian Revolving Credit Commitment": as at any date of determination with respect to any Canadian Lender (after giving effect to the making and payment of any U.S. Revolving Credit Loans required to be made on such date pursuant to subsection 2.5), an amount in U.S. Dollars equal to the lesser of (a) the excess, if any, of (i) the amount of such Canadian Lender's Canadian Revolving Credit Commitment in effect on such date over (ii) the U.S. Dollar Equivalent of the Aggregate Canadian Revolving Credit Outstandings of such Canadian Lender on such date and
(b) the excess, if any, of (i) the amount of the U.S. Revolving Credit Commitment of such Canadian Lender's Counterpart Lender on such date over (ii) the Aggregate Committed Outstandings of such Canadian Lender's Counterpart Lender on such date.

                  "Available Foreign Currencies": Pounds Sterling, euro, Swedish Kroner, and any other available and freely-convertible non-U.S. Dollar currency selected by the U.S. Borrower and approved by the General Administrative Agent and the Majority Multicurrency Lenders in the manner described in subsection 18.1(b).

                  "Available Multicurrency Commitment": as at any date of determination with respect to any Multicurrency Lender (after giving effect to the making and payment of any U.S. Revolving Credit Loans required to be made on such date pursuant to subsection 2.5), an amount in U.S. Dollars equal to the lesser of (a) the excess, if any, of (i) the amount of such Multicurrency Lender's Multicurrency Commitment in effect on such date over (ii) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Multicurrency Lender on such date and (b) the excess, if any, of (i) the amount of such Multicurrency Lender's U.S. Revolving Credit Commitment in effect on such date over (ii) the Aggregate Committed Outstandings of such Multicurrency Lender on such date.

                  "Available U.S. Revolving Credit Commitment": as at any date of determination with respect to any U.S. Lender (after giving effect to the making and payment of any U.S. Revolving Credit Loans required to be made on such date pursuant to subsection 2.5), an amount in U.S. Dollars equal to the excess, if any, of (a) the amount of such U.S. Lender's U.S. Revolving Credit Commitment in effect on such date over (b) the Aggregate Committed Outstandings of such U.S. Lender on such date.

                  "Bank Act (Canada)": the Bank Act (Canada), as amended from time to time.

                  "Benefitted Lender": as defined in subsection 18.7.

                  "Board": the Board of Governors of the Federal Reserve System (or any successor thereto).

                  "Bond Guarantee": the guarantee entered into by any Subsidiary Guarantor in respect of up to an aggregate principal amount of $1,400,000,000 of senior unsecured debt securities to be issued by the U.S. Borrower, all or a portion of the proceeds of which will be used to repay in full the Interim Term Loans outstanding under (and as defined in) the Interim Term Loan Agreement.

                  "Borrowers": as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3, 3.2, 4.2, 5.3 or 7.3 as a date on which a Borrower requests the Lenders to make Loans hereunder or, with respect to a Request for Acceptances, the date with respect to which the Canadian Borrower has requested the Canadian Lenders to accept Drafts or, with respect to Alternate Currency Loans, the date on which an Alternate Currency Borrower requests Alternate Currency Lenders to make Alternate Currency Loans to such Alternate Currency Borrower pursuant to the Alternate Currency Facility to which such Alternate Currency Borrower and Alternate Currency Lenders are parties.

                  "Business Day": (a) when such term is used in respect of a day on which a Loan in an Available Foreign Currency or Alternate Currency is to be made, a payment is to be made in respect of such Loan, an Exchange Rate is to be set in respect of such Available Foreign Currency or Alternate Currency or any other dealing in such Available Foreign Currency or Alternate Currency is to be carried out pursuant to this Agreement, such term shall mean a London Banking Day which is also a day on which banks are open for general banking business in
(x) the city which is the principal financial center of the country of issuance of such Available Foreign Currency or Alternate Currency (or, in the case of Multicurrency Loans in Pounds Sterling, Paris) and (y) in the case of euro only, Frankfurt am Main, Germany (or such other principal financial center as the General Administrative Agent may from time to time designate for this purpose),
(b) when such term is used in respect of a day on which a Loan is to be made to the Canadian Borrower or an Acceptance is to be created, a payment is to be made in respect of such Loan or Acceptance, an Exchange Rate is to be set in respect of Canadian Dollars or any other dealing in Canadian Dollars is to be carried out pursuant to this Agreement, such term shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario are authorized or required by law to close, (c) when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a LIBO Rate CAF Advance, such day shall be a London Banking Day and (d) when such term is used in any context in this Agreement (including as described in the foregoing clauses (a), (b) and (c)), such term shall mean a day which, in addition to complying with any applicable requirements set forth in the foregoing clauses (a), (b) and (c), is a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when such term is used for the purpose of determining the date on which the Eurocurrency Rate is determined under this Agreement for any Multicurrency Loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any such Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days.

                  "CAF Advance": each CAF Advance made pursuant to subsection
4.1.

                  "CAF Advance Availability Period": the period from and including the Closing Date to and including the date which is 7 days prior to the Revolving Credit Termination Date.

                  "CAF Advance Confirmation": each confirmation by the U.S. Borrower of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit H and shall be delivered to the General Administrative Agent by facsimile transmission.

                  "CAF Advance Interest Payment Date": as to each CAF Advance, each interest payment date specified by the U.S. Borrower for such CAF Advance in the related CAF Advance Request.

                  "CAF Advance Maturity Date": as to any CAF Advance, the date specified by the U.S. Borrower pursuant to paragraph 4.2(d)(ii) in its acceptance of the related CAF Advance Offer.

                  "CAF Advance Offer": each offer by a Lender to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit G and shall be delivered to the General Administrative Agent by telephone, immediately confirmed by facsimile transmission.

                  "CAF Advance Request": each request by the U.S. Borrower for Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit F and shall be delivered to the General Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

                  "Canadian Administrative Agent": The Bank of Nova Scotia, together with its affiliates, as administrative agent for the Canadian Lenders under this Agreement and the other Loan Documents, and any successor thereto appointed pursuant to subsection 17.9.

                  "Canadian Base Rate": at any day, the higher of (a) the rate of interest per annum publicly announced from time to time by the Canadian Administrative Agent (and in effect on such day) as its reference rate for U.S. Dollar commercial loans made in Canada, as adjusted automatically from time to time and without notice to any of the Borrowers upon change by the Canadian Administrative Agent and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

                  "Canadian Base Rate Loans": all Canadian Revolving Credit Loans denominated in U.S. Dollars, which shall bear interest at a rate based upon the Canadian Base Rate.

                  "Canadian Borrower": as defined in the preamble hereto.

                  "Canadian Dollars" and "C$": dollars in the lawful currency of Canada.

                  "Canadian Dollar Equivalent": with respect to an amount denominated in any currency other than Canadian Dollars, the equivalent in Canadian Dollars of such amount determined at the Exchange Rate on the date of determination of such equivalent.

                  "Canadian Lenders": the Lenders listed in Part B of Schedule I hereto.

                  "Canadian Reference Lenders": the collective reference to the
Schedule I Canadian Reference Lenders and the Schedule II Canadian Reference Lenders.

                  "Canadian Revolving Credit Commitment": as to any Canadian Lender at any time, its obligation to make Canadian Revolving Credit Loans to, and/or create Acceptances and discount on behalf of (or, in lieu thereof, to make loans pursuant to the Acceptance Notes to), the Canadian Borrower, in an aggregate amount not to exceed at any one time outstanding the Canadian Dollar Equivalent of the lesser of (a) the U.S. Dollar amount set forth opposite such Canadian Lender's name in Schedule I under the heading "Canadian Revolving Credit Commitment", and (b) the U.S. Revolving Credit Commitment of such Canadian Lender's Counterpart Lender, in each case as such amount may be reduced from time to time as provided in subsection 5.4 and the other applicable provisions hereof.

                  "Canadian Revolving Credit Commitment Percentage": as to any Canadian Lender at any time, the percentage which such Canadian Lender's Canadian Revolving Credit Commitment then constitutes of the aggregate Canadian Revolving Credit Commitments (or, if the Canadian Revolving Credit Commitments have terminated or expired, the percentage which (a) the Aggregate Canadian Revolving Credit Outstandings of such Canadian Lender at such time constitutes of (b) the Aggregate Canadian Revolving Credit Outstandings of all Canadian Lenders at such time).

                  "Canadian Revolving Credit Loan": as defined in subsection
5.1.

                  "Canadian Revolving Credit Note": as defined in subsection 5.2(e).

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities issued or unconditionally guaranteed or insured by the United States Government or the Canadian Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (b) securities issued or unconditionally guaranteed or insured by any state of the United States of America or province of Canada or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition and having one of the two highest ratings obtainable from either S&P or Moody's, (c) time deposits, certificates of deposit and bankers' acceptances having maturities of not more than twelve months from the date of acquisition, in each case with any U.S. Lender or Canadian Lender or with any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Japan, Canada or any member of the European Economic Community or any U.S. branch of a foreign bank having at the date of acquisition capital and surplus of not less than $100,000,000, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above, (e) commercial paper issued by the parent corporation of any U.S. Lender and commercial paper rated, at the time of acquisition, at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within twelve months after the date of acquisition, (e) deposits maintained with money market funds having total assets in excess of $300,000,000, (f) demand deposit accounts maintained in the ordinary course of business with banks or trust companies, (g) temporary deposits, of amounts received in the ordinary course of business pending disbursement of such amounts, in demand deposit accounts in banks outside the United States and (h) deposits in mutual funds which invest substantially all of their assets in preferred equities issued by U.S. corporations rated at least AA (or the equivalent thereof) by S&P.

                  "CDOR Rate": the rate per annum determined by the Canadian Administrative Agent by reference to the average rate quoted on the Reuters Monitor Screen, Page "CDOR" (or such other Page as may replace such Page on such screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers' acceptances with a 90 day term as of 10:00 a.m. (Toronto time) one Business Day prior to the first day of such 90 day term. If for any reason the Reuters Monitor Screen rates are unavailable, CDOR Rate means the rate of interest determined by the Canadian Administrative Agent which is equal to the arithmetic mean of the rates quoted by such reference banks as may be specified from time to time by the Canadian Administrative Agent, after consultation with the Canadian Borrower, in respect of Canadian Dollar bankers' acceptances with a 90 day term as of 10:00 a.m. one Business Day prior to the first day of such 90 day term.

                  "Chase": The Chase Manhattan Bank, a New York banking corporation.

                  "Chase Delaware": Chase Manhattan Bank Delaware.

                  "Closing Date": the date on which all of the conditions precedent set forth in subsection 12.1 shall have been satisfied or waived.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": any collateral in which a security interest is created pursuant to any Security Document.

                  "Commercial Letters of Credit": as defined in subsection
9.1(a).

                  "Commitments": the collective reference to the U.S. Revolving Credit Commitments, the Canadian Revolving Credit Commitments and the Multicurrency Commitments.

                  "Committed Outstandings Percentage": on any date with respect to any Lender, the percentage which the Adjusted Aggregate Committed Outstandings of such Lender constitutes of the Adjusted Aggregate Committed Outstandings of all Lenders.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the U.S. Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the U.S. Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Consolidated Assets": at a particular date, all amounts which would be included under total assets on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at such date, determined in accordance with GAAP.

                  "Consolidated Indebtedness": at a particular date, all Indebtedness of the U.S. Borrower and its Subsidiaries which would be included under indebtedness on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at such date, determined in accordance with GAAP, less any cash of the U.S. Borrower and its Subsidiaries as at such date.

                  "Consolidated Interest Expense": for any fiscal period, the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" (or any like caption) on a consolidated income statement of the U.S. Borrower and its Subsidiaries for such period; provided, that Consolidated Interest Expense for any period shall (a) exclude (i) fees payable in respect of such period under subsection 10.5 of this Agreement and similar fees payable in respect of such period under the Other Credit Agreements, and
(ii) any amortization or write-off of deferred financing fees during such period and (b) include any interest income during such period.

                  "Consolidated Net Income": for any fiscal period, the consolidated net income (or deficit) of the U.S. Borrower and its Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP; provided that (a) any provision for post-retirement medical benefits, to the extent such provision calculated under FAS 106 exceeds actual cash outlays calculated on the "pay as you go" basis, shall not to be taken into account, and
(b) there shall be excluded (i) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the U.S. Borrower or any Subsidiary, (ii) the income (or deficit) of any Person (other than a Subsidiary) in which the U.S. Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the U.S. Borrower or such Subsidiary in the form of dividends or similar distributions, (iii) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law (other than (a) prior to January 1, 2000, any Contractual Obligation or Requirement of Law in effect on the Closing Date affecting Subsidiaries acquired in the UT Automotive Acquisition, and (b) any Requirement of Law of Germany) applicable to such Subsidiary, and (iv) in the case of a successor to the

U.S. Borrower or any Subsidiary by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; provided, further that the exclusions in clauses (i) and (iv) of this definition shall not apply to the mergers or consolidations of the U.S. Borrower or its Subsidiaries with their respective Subsidiaries.

                  "Consolidated Operating Profit": for any fiscal period, Consolidated Net Income for such period excluding (a) extraordinary gains and losses arising from the sale of material assets and other extraordinary and/or non-recurring gains and losses (including the restructuring and related charges in the amount of $133,000,000 recorded by the U.S. Borrower in the fourth quarter of fiscal year 1998), (b) charges, premiums and expenses associated with the discharge of Indebtedness, (c) charges relating to FAS 106, (d) license fees (and any write-offs thereof), (e) stock compensation expense, (f) deferred financing fees (and any write-offs thereof), (g) write-offs of goodwill, (h) foreign exchange gains and losses, (i) miscellaneous income and expenses and (j) miscellaneous gains and losses arising from the sale of assets plus, to the extent deducted in determining Consolidated Net Income, the excess of (i) the sum of (A) Consolidated Interest Expense, (B) any expenses for taxes, (C) depreciation and amortization expense and (D) minority interests in income of Subsidiaries over (ii) net equity earnings in Affiliates (excluding Subsidiaries). For purposes of calculating the ratio set forth in subsection 14.1(b), Consolidated Operating Profit for any fiscal period shall in any event include the Consolidated Operating Profit for such fiscal period of any entity acquired by the U.S. Borrower or any of its Subsidiaries during such period; and for purposes of calculating the ratio set forth in subsections 14.1(a) and 18.18 for the periods of four consecutive fiscal quarters ending on or about 6/30/99, 9/30/99, 12/31/99 and 3/31/00, Consolidated Operating Profit shall include the Consolidated Operating Profit during such periods of the entities acquired by the U.S. Borrower in the UT Automotive Acquisition.

                  "Consolidated Revenues": for any fiscal period, the consolidated revenues of the U.S. Borrower and its Subsidiaries for such period, determined in accordance with GAAP.

                  "Continuing Directors": the directors of the U.S. Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the U.S. Borrower is recommended by a majority of the then Continuing Directors.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Conversion Date": any date on which either (a) an Event of Default under Section 16(i) has occurred or (b) the Commitments shall have been terminated prior to the Revolving Credit Termination Date and/or the Loans shall have been declared immediately due and payable, in either case pursuant to
Section 16.

                  "Conversion Sharing Percentage": on any date with respect to any Lender and any Loans or Acceptances, as the case may be, of such Lender outstanding in any currency other than U.S. Dollars, the percentage of such Loans or Acceptances, as the case may be, such that, after giving effect to the conversion of such Loans or Acceptances, as the case may be, to U.S. Dollars and the purchase and sale by such Lender of participating interests as contemplated by subsection 18.8, the Committed Outstandings Percentage of such Lender will equal such Lender's U.S. Revolving Credit Commitment Percentage on such date (calculated immediately prior to giving effect to any termination or expiration of the U.S. Revolving Credit Commitments on the Conversion Date).

                  "Converted Acceptances": as defined in subsection 18.8(a).

                  "Converted Loans": as defined in subsection 18.8(a).

                  "Co-Syndication Agents": as defined in the preamble hereto.

                  "Counterpart Lender": (a) as to any U.S. Lender, the Canadian Lender (if any) set forth opposite such U.S. Lender's name in Schedule I under the heading "Counterpart Lender" and (b) as to any Canadian Lender, the U.S. Lender set forth opposite such Canadian Lender's name in Schedule I under the heading "Counterpart Lender".

                  "Coverage Ratio": for any Adjustment Date the ratio of (a) Consolidated Operating Profit for the four fiscal quarters most recently ended to (b) Consolidated Interest Expense for the four fiscal quarters most recently ended.

                  "CSI": Chase Securities Inc.

                  "Currency Agreement": any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect the U.S. Borrower or any Subsidiary against fluctuations in currency values.

                  "Currency Agreement Obligations": all obligations of the U.S. Borrower or any Subsidiary to any financial institution under any one or more Currency Agreements.

                  "Default": any of the events specified in Section 16, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Documentation Agent": as defined in the preamble hereto.

                  "Dollars", "U.S. Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Loan Party": each Loan Party that is organized under the laws of any jurisdiction of the United States.

                  "Domestic Pledge Agreements": the collective reference to all Pledge Agreements pursuant to which the Capital Stock of any Domestic Subsidiary is pledged.

                  "Domestic Subsidiary": any Subsidiary other than a Foreign Subsidiary.

                  "Draft": a draft substantially in the form of Exhibit C or in such other form as the Canadian Administrative Agent may from time to time reasonably request (or to the extent the context shall require, an Acceptance Note, delivered in lieu of a draft), as the same may be amended, supplemented or otherwise modified from time to time.

                  "EMU": Economic and Monetary Union as contemplated in the Treaty on European Union.

                  "EMU Legislation": legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states.

                  "Environmental Complaint": any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or legal liability resulting from air emissions, water discharges, noise emissions, Hazardous Material or any other environmental, health or safety matter.

                  "Environmental Laws": any and all applicable Federal, foreign, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment or the Release or threatened Release of Hazardous Materials, as now or hereafter in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "euro": the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

                  "Eurocurrency Liabilities": at any time, the aggregate of the rates (expressed as a decimal fraction) of any reserve requirements in effect at such time (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurocurrency Rate": with respect to each Interest Period pertaining to a Multicurrency Loan, the Eurocurrency Rate determined for such Interest Period and the Available Foreign Currency in which such Multicurrency Loan is denominated in the manner set forth in the Administrative Schedule.

                  "Eurodollar Loans": U.S. Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the General Administrative Agent by each of the U.S. Reference Lenders as the rate at which such U.S. Reference Lender is offered Dollar deposits at or about 10:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period,

                  (a) in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Eurodollar Loans then are being conducted,

                  (b) for delivery on the first day of such Interest Period,

                  (c) for the number of days contained therein, and

                  (d) in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "euro unit": the currency unit of the euro as defined in the EMU Legislation.

                  "Event of Default": any of the events specified in Section 16, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Exchange Rate": with respect to Canadian Dollars on any date, the Bank of Canada noon spot rate on such date, and with respect to any other non-U.S. Dollar currency on any date, the rate at which such currency may be exchanged into U.S. Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M., London time, on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" with respect to such non-U.S. Dollar currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the General Administrative Agent and the U.S. Borrower or, in the absence of such agreement, such "Exchange Rate" shall instead be the General Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such non-U.S. Dollar currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of U.S. Dollars with such non-U.S. Dollar currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the General Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Existing Credit Agreement": as defined in the recitals hereto.

                  "Existing Letters of Credit": as defined in subsection 9.1(b).

                  "Extension of Credit": as to any Lender, the making of a Loan by such Lender, the acceptance of a Draft or an Acceptance Note by such Lender or the issuance of any Letter of Credit. For purposes of Section 12.2, it is expressly understood and agreed that the following do not constitute Extensions of Credit for purposes of this Agreement: (a) the conversions and continuations of U.S. Revolving Credit Loans as or to Eurodollar Loans or ABR Loans pursuant to subsection 10.2, (b) the substitution of maturing Acceptances with new Acceptances, (c) the conversion of Acceptances to Canadian Revolving Credit Loans, (d) the conversion of Canadian Revolving Credit Loans to Acceptances, (e) the continuation of Multicurrency Loans for additional Interest Periods and (f) the continuation of Alternate Currency Loans for additional interest periods.

                  "Facility Fee Rate": at any time, the rate per annum set forth below opposite the Level of Coverage Ratio most recently determined:

  Level of                                                             Facility
Coverage Ratio                                                         Fee Rate
--------------                                                         --------

Level I:

Coverage Ratio is
    less than 4.0 to 1                                                 0.250%

Level II:

Coverage Ratio is
    equal to or greater than 4.0 to 1
    but less than 5.0 to 1                                             0.225%

Level III:

Coverage Ratio is
    equal to or greater than 5.0 to 1
    but less than 6.0 to 1                                             0.175%

Level IV:

Coverage Ratio is                                                      0.150%;
    greater than or equal to 6.0 to 1
provided that (a) the Facility Fee Rate shall be that set forth above opposite Level I from the Closing Date until the first Adjustment Date following the Closing Date, (b) the Facility Fee Rate determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Coverage Ratio falls within a different Level, and (c) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 13.1 and 13.2(b), the Facility Fee Rate shall be (i) for the first 5 days subsequent to such due date, that in effect on the day prior to such due date, and (ii) thereafter, that set forth above opposite Level I, in either case, until the subsequent Adjustment Date.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates per annum on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the General Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Financing Lease": (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries and (b) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                  "First Lender": as defined in subsection 18.8(c).

                  "Fixed Rate CAF Advance": any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

                  "Fixed Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the LIBO Rate plus (or minus) a margin).

                  "Foreign Letter of Credit": a Letter of Credit whose beneficiary is a Person which is directly or indirectly extending credit to a Foreign Subsidiary.

                  "Foreign Subsidiaries": each of the Subsidiaries so designated on Schedule VI and any Subsidiaries organized outside the United States which are created after the effectiveness hereof.

                  "Foreign Subsidiary Borrower": each Foreign Subsidiary listed as a Foreign Subsidiary Borrower in Schedule II as amended from time to time in accordance with subsection 18.1(b)(i).

                  "Foreign Subsidiary Opinion": with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agents and the Lenders covering the matters set forth on Exhibit N, with such assumptions, qualifications and deviations therefrom as the General Administrative Agent shall approve (such approval not to be unreasonably withheld).

                  "Funding Commitment Percentage": as at any date of determination (after giving effect to the making and payment of any Loans made on such date pursuant to subsection 2.5), with respect to any U.S. Lender, that percentage which the Available U.S. Revolving Credit Commitment of such U.S. Lender then constitutes of the Aggregate Available U.S. Revolving Credit Commitments.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Administrative Agent": Chase, together with its affiliates, as arranger of the Commitments and as general administrative agent for the Lenders under this Agreement and the other Loan Documents, and any successor thereto appointed pursuant to subsection 17.9.

                  "Governmental Authority": any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the value as of any date of determination of the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (unless such Guarantee Obligation shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the value as of any date of determination of the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Guarantor Supplement": a supplement to the Subsidiary Guarantee, substantially in the form of Annex A to the Subsidiary Guarantee, whereby a Subsidiary of the U.S. Borrower becomes a "Guarantor" under the Subsidiary Guarantee.

                  "Hazardous Materials": any solid wastes, toxic or hazardous substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls, and urea- formaldehyde insulation, and any other substance the presence of which may give rise to liability under any Environmental Law.

                  "Indebtedness": of a Person, at a particular date, the sum (without duplication) at such date of (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable as obligor, (b) indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by or is a primary liability of such Person, (c) obligations of such Person under Financing Leases,
(d) the face amount of all letters of credit issued for the account of such person and, without duplication, the unreimbursed amount of all drafts drawn thereunder and (e) obligations (in the nature of principal or interest) of such Person in respect of acceptances or similar obligations issued or created for the account of such Person; but excluding (i) trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, (ii) deferred compensation obligations to employees and (iii) any obligations otherwise constituting Indebtedness the payment of which such Person has provided for pursuant to the terms of such Indebtedness or any agreement or instrument pursuant to which such Indebtedness was incurred, by the irrevocable deposit in trust of an amount of funds or a principal amount of securities, which deposit is sufficient, either by itself or taking into account the accrual of interest thereon, to pay the principal of and interest on such obligations when due.

                  "Industrial Revenue Bonds": industrial revenue bonds issued for the benefit of the U.S. Borrower or its Subsidiaries and in respect of which the U.S. Borrower or its Subsidiaries will be the source of repayment, provided that such financings (including, without limitation, the indenture related thereto) shall be in form and substance reasonably satisfactory to the Issuing Lender that issues a Letter of Credit backing such Industrial Revenue Bonds.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intercreditor Agreement": the Intercreditor Agreement, substantially in the form of Exhibit P, to be entered into pursuant to subsection 18.17, as amended or otherwise modified from time to time.

                  "Interest Payment Date": (a) as to any ABR Loan and any Prime Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan or Multicurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan or Multicurrency Loan having an Interest Period longer than three months, (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Money Market Rate Swing Line Loan, the last day of the interest period with respect thereto selected by the U.S. Borrower and the Swing Line Lender.

                  "Interest Period": with respect to any Eurodollar Loan or Multicurrency Loan:

                  (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or Multicurrency Loan and ending one, two, three or six months thereafter, and if deposits in the relevant currency for such longer Interest Periods are available to all relevant Lenders (as determined by such Lenders), nine or twelve months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Multicurrency Loan and ending one, two, three or six months thereafter, and if deposits in the relevant currency for such longer Interest Periods are available to all relevant Lenders (as determined by such Lenders), nine or twelve months thereafter, as selected by the relevant Borrower by irrevocable notice to the General Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                                  (i) if any Interest Period pertaining to a
                  Eurodollar Loan or Multicurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                                 (ii) any Interest Period applicable to a
                  Eurodollar Loan or Multicurrency Loan that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

                                (iii) any Interest Period pertaining to a
                  Eurodollar Loan or Multicurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate Agreement": any interest rate protection agreement, interest rate swap or other interest rate hedge arrangement (other than any interest rate cap or other similar agreement or arrangement pursuant to which the U.S. Borrower has no credit exposure), to or under which the U.S. Borrower or any of its Subsidiaries is a party or a beneficiary.

                  "Interest Rate Agreement Obligations": all obligations of the U.S. Borrower or any Subsidiary to any financial institution under any one or more Interest Rate Agreements.

                  "Interim Term Loan Agreement": the Interim Term Loan Agreement, dated as of May 4, 1999, among the U.S. Borrower, the lenders parties thereto, Chase, as administrative agent, and others, as the same may be amended, supplemented or otherwise modified from time to time, and any Refinancing Agreement in respect thereof.

                  "Investment Grade Status": shall exist at any time when the actual or implied rating of the U.S. Borrower's senior long-term unsecured debt is at or above BBB- from S&P and at or above Baa3 from Moody's; if either of S&P or Moody's shall change its system of classifications after the date of this Agreement, Investment Grade Status shall exist at any time when the actual or implied rating of the U.S. Borrower's senior long-term unsecured debt is at or above the new rating which most closely corresponds to the above-specified level under the previous rating system.

                  "Issuing Lender": Chase (or Chase Delaware), in its capacity as issuer of the Letters of Credit and any other U.S. Lender which the U.S. Borrower, the General Administrative Agent and the Majority U.S. Lenders shall have approved, in its capacity as issuer of the Letters of Credit.

                  "Judgment Currency": as defined in subsection 18.19(b).

                  "Lear Germany": Lear Corporation Beteiligungs GmbH.

                  "Lenders": as defined in the preamble hereto, provided that no Person shall become a "Lender" hereunder after the Closing Date without compliance with subsection 18.6(c).

                  "Letter of Credit Applications": (a) in the case of Standby Letters of Credit, a letter of credit application for a Standby Letter of Credit on the standard form of the applicable Issuing Lender for standby letters of credit, and (b) in the case of Commercial

Letters of Credit, a letter of credit application for a Commercial Letter of Credit on the standard form of the applicable Issuing Lender for commercial letters of credit.

                  "Letter of Credit Obligations": at any particular time, all liabilities of the U.S. Borrower and any Subsidiary with respect to Letters of Credit, whether or not any such liability is contingent, including (without duplication) the sum of (a) the aggregate undrawn face amount of all Letters of Credit then outstanding plus (b) the aggregate amount of all unpaid Reimbursement Obligations and Subsidiary Reimbursement Obligations.

                  "Letter of Credit Participation Certificate": a participation certificate in the form customarily used by the Issuing Lender for such purpose at the time such certificate is issued.

                  "Letters of Credit": as defined in subsection 9.1(a).

                  "LIBO Rate": in respect of any LIBO Rate CAF Advance, the London interbank offered rate for deposits in Dollars for the period commencing on the date of such CAF Advance and ending on the CAF Advance Maturity Date with respect thereto which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the beginning of such period.

                  "LIBO Rate CAF Advance": any CAF Advance made pursuant to a LIBO Rate CAF Advance Request.

                  "LIBO Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the LIBO Rate plus (or minus) a margin.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents": the collective reference to this Agreement, any Notes, the Drafts, the Acceptances, the Acceptance Notes, any documents or instruments evidencing or governing any Alternate Currency Facility and the Security Documents.

                  "Loan Parties": the collective reference to the Borrowers, each guarantor or grantor party to any Security Document and each issuer of pledged stock under each Pledge Agreement.

                  "Loans": the collective reference to the Revolving Credit Loans, the Swing Line Loans, the CAF Advances, the Multicurrency Loans and the Alternate Currency Loans.

                  "Loans to be Converted": as defined in subsection 18.8(a).

                  "London Banking Day": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

                  "Majority Canadian Lenders": at any time, Canadian Lenders whose Canadian Revolving Credit Commitment Percentages aggregate more than 50%.

                  "Majority Lenders": (a) at any time prior to the termination of the Revolving Credit Commitments, the Majority U.S. Lenders; and (b) at any time after the termination of the Revolving Credit Commitments, Lenders whose Aggregate Total Outstandings aggregate more than 50% of the Aggregate Total Outstandings of all Lenders; provided that for purposes of this definition the Aggregate Total Outstandings of each Lender shall be adjusted up or down so as to give effect to any participations purchased or sold pursuant to subsection 18.8.

                  "Majority Multicurrency Lenders": at any time, Multicurrency Lenders whose Multicurrency Commitment Percentages aggregate more than 50%.

                  "Majority U.S. Lenders": at any time, U.S. Lenders whose U.S. Revolving Credit Commitment Percentages aggregate more than 50%.

                  "Material Subsidiary": each Loan Party and any other Subsidiary which (a) for the most recent fiscal year of the U.S. Borrower accounted for more than 10% of Consolidated Revenues or (b) as of the end of such fiscal year, was the owner of more than 10% of Consolidated Assets, all as shown on the consolidated financial statements of the U.S. Borrower for such fiscal year.

                  "Money Market Rate": as defined in subsection 3.2(b).

                  "Money Market Rate Swing Line Loan": as defined in subsection 3.2(b).

                  "Moody's": Moody's Investors Service, Inc. or any successor thereto.

                  "Multicurrency Commitment": as to any Multicurrency Lender at any time, its obligation to make Multicurrency Loans to the U.S. Borrower or Foreign Subsidiary Borrowers in an aggregate amount in Available Foreign Currencies of which the U.S. Dollar Equivalent does not exceed at any time outstanding the lesser of (a) the amount set forth opposite such Multicurrency Lender's name in Schedule I under the heading "Multicurrency Commitment", and
(b) the U.S. Revolving Credit Commitment of such Multicurrency Lender, in each case as such amount may be reduced from time to time as provided in subsection
7.4 and the other applicable provisions hereof.

                  "Multicurrency Commitment Percentage": as to any Multicurrency Lender at any time, the percentage which such Multicurrency Lender's Multicurrency Commitment then constitutes of the aggregate Multicurrency Commitments (or, if the Multicurrency Commitments have terminated or expired, the percentage which (a) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Multicurrency Lender at such time constitutes of (b) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of all Multicurrency Lenders at such time).

                  "Multicurrency Lender": each Lender having an amount greater than zero set forth opposite such Lender's name in Schedule I under the heading "Multicurrency Commitment."

                  "Multicurrency Loans": as defined in subsection 7.1.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA . "National Currency Unit": the unit of currency (other than a euro unit) of a Participating Member State.

                  "Net Proceeds": shall mean the gross proceeds received by the U.S. Borrower or any Subsidiary from a sale or other disposition of any asset of the U.S. Borrower or such Subsidiary less (a) all reasonable fees, commissions and other out-of-pocket expenses incurred by the U.S. Borrower or such Subsidiary in connection therewith, (b) Federal, state, local and foreign taxes assessed in connection therewith and (c) the principal amount, accrued interest and any related prepayment fees of any Indebtedness (other than the Loans) which is secured by any such asset and which is required to be repaid in connection with the sale thereof.

                  "New Revolving Credit Agreement": the Revolving Credit and Term Loan Agreement, dated as of May 4, 1999, among the U.S. Borrower, certain of its Foreign Subsidiaries, the lenders parties thereto, Chase, as administrative agent, and others, as the same may be amended, supplemented or otherwise modified from time to time, and any Refinancing Agreement in respect thereof.

                  "9 1/2% Subordinated Note Indenture": the Indenture dated as of July 1, 1996, between the U.S. Borrower and The Bank of New York, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 14.10.

                  "9 1/2% Subordinated Notes": the 9 1/2% Subordinated Notes of the U.S. Borrower due 2006, issued pursuant to the 9 1/2% Subordinated Note Indenture.

                  "Non-Canadian Lender": each U.S. Lender which is not a U.S. Common Lender.

                  "Non-Multicurrency Lender": each U.S. Lender which is not a Multicurrency Lender.

                  "Notes": the collective reference to the U.S. Revolving Credit Notes and the Canadian Revolving Credit Notes.

                  "Notice of Alternate Currency Outstandings": with respect to each Alternate Currency Facility Agent, a notice from such Alternate Currency Facility Agent containing the information, delivered to the Person, in the manner and by the time, specified for a Notice of Alternate Currency Outstandings in the Administrative Schedule.

                  "Notice of Multicurrency Loan Borrowing": with respect to a Multicurrency Loan, a notice from the Borrower (or the U.S. Borrower on its behalf) in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time, specified for a Notice of Multicurrency Loan Borrowing in respect of the currency of such Loan in the Administrative Schedule.

                  "Notice of Multicurrency Loan Continuation": with respect to a Multicurrency Loan, a notice from the Borrower (or the U.S. Borrower on its behalf) in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time, specified for a Notice of Multicurrency Loan Continuation in respect of the currency of such Loan in the Administrative Schedule.

                  "Obligations": collectively, the unpaid principal of and interest on the Loans, the Reimbursement Obligations, the Subsidiary Reimbursement Obligations, Interest Rate Agreement Obligations to any Lender, Currency Agreement Obligations to any Lender and all other obligations and liabilities (including, with respect to the Canadian Borrower, Acceptance Reimbursement Obligations) of (a) the U.S. Borrower under or in connection with this Agreement (including, without limitation, the obligations under Section 15 hereof) and the other Loan Documents, (b) the Canadian Borrower under this Agreement and the other Loan Documents, (c) each Foreign Subsidiary Borrower under this Agreement and the other Loan Documents and (d) each Alternate Currency Borrower under any Alternate Currency Facility to which it is a party and under this Loan Agreement and the other Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the U.S. Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Acceptances, the Acceptance Notes, the Letters of Credit, the Letter of Credit Applications, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agents or to the Lenders that are required to be paid by any Borrower pursuant to the terms of this Agreement or any other Loan Document).

                  "Other Credit Agreements": the collective reference to the New Revolving Credit Agreement and the Interim Term Loan Agreement.

                  "Other Lender": as defined in subsection 18.8(c).

                  "Participants": as defined in subsection 18.6(b).

                  "Participating Interest": with respect to any Letter of Credit
(a) in the case of the Issuing Lender with respect thereto, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of any participating interests therein pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

                  "Participating Lender": any U.S. Lender (other than the Issuing Lender) with respect to its Participating Interest in a Letter of Credit.

                  "Participating Member State": any member state of the EMU which has the euro as its lawful currency.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the U.S. Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements": the collective reference to the Pledge Agreements listed in Schedule IV and each other pledge agreement or similar agreement that may be delivered to the General Administrative Agent as collateral security for any or all of the Obligations of the U.S. Borrower hereunder, and the obligations of the U.S. Borrower under the Other Credit Agreements, in each case as such Pledge Agreements or similar agreements may be amended, supplemented or otherwise modified from time to time.

                  "Pledged Stock": as defined in each of the Pledge Agreements.

                  "Powers of Attorney": as defined in subsection 6.2(b).

                  "Prime Rate": at any day, the greater on such day of (a) the rate per annum announced by the Canadian Administrative Agent from time to time (and in effect on such day) as its prime rate for Canadian Dollar commercial loans made in Canada, as adjusted automatically from time to time and without notice to any of the Borrowers upon change by the Canadian Administrative Agent, and (b) 1% above the CDOR Rate from time to time (and in effect on such day), as advised by the Canadian Administrative Agent to the Canadian Borrower from time to time pursuant hereto. The Prime Rate is not intended to be the lowest rate of interest charged by the Canadian Administrative Agent in connection with extensions of credit in Canadian Dollars to debtors.

                  "Prime Rate Loans": all Canadian Revolving Credit Loans denominated in Canadian Dollars, which shall bear interest at a rate based upon the Prime Rate.

                  "Property": each parcel of real property owned or operated by the U.S. Borrower and its Subsidiaries.

                  "Proprietary Rights": as defined in subsection 11.16.

                  "Qualified Credit Facility": a credit facility (a) providing for one or more Alternate Currency Lenders to make loans denominated in an Alternate Currency to one or more Alternate Currency Borrowers, (b) providing for such loans to bear interest at a rate or rates determined by the U.S. Borrower and such Alternate Currency Lender or Alternate Currency Lenders and
(c) otherwise conforming to the requirements of Section 8.

                  "Quotation Day": in respect of the determination of the Eurocurrency Rate for any Interest Period for Multicurrency Loans in any Available Foreign Currency, the day on which quotations would ordinarily be given by prime banks in the London interbank market (or, if such Available Foreign Currency is Pounds Sterling, in the Paris interbank market) for deposits in such Available Foreign Currency for delivery on the first day of such Interest Period; provided, that if quotations would ordinarily be given on more than one date, the Quotation Day for such Interest Period shall be the last of such dates. On the date hereof, the Quotation Day in respect of any Interest Period for any Available Foreign Currency (other than the euro) is customarily the last London Banking Day prior to the beginning of such Interest Period which is (a) at least two London Banking Days prior to the beginning of such Interest Period and (b) a day on which banks are open for general banking business in the city which is the principal financial center of the country of issue of such Available Foreign Currency (and, in the case of Pounds Sterling, in Paris); and the Quotation Day in respect of any Interest Period for the euro is the day which is two Target Operating Days prior to the first day of such Interest Period.

                  "Receivable Financing Transaction": any transaction or series of transactions involving a sale for cash of accounts receivable, without recourse based upon the collectibility of the receivables sold, by the U.S. Borrower or any of its Subsidiaries to a Special Purpose Subsidiary and a subsequent sale or pledge of such accounts receivable

(or an interest therein) by such Special Purpose Subsidiary, in each case without any guarantee by the U.S. Borrower or any of its Subsidiaries (other than the Special Purpose Subsidiary).

                  "Reference Discount Rate": on any date with respect to each Draft requested to be accepted by a Canadian Lender, (a) if such Canadian Lender is a Schedule I Canadian Lender, the arithmetic average of the discount rates (expressed as a percentage calculated on the basis of a year of 365 days) quoted by the Toronto offices of each of the Schedule I Canadian Reference Lenders, at 10:00 A.M. (Toronto time) on the Borrowing Date as the discount rate at which each such Schedule I Canadian Reference Lender would, in the normal course of its business, purchase on such date Acceptances having an aggregate face amount and term to maturity as designated by the Canadian Borrower pursuant to Section
6.2 and (b) if such Canadian Lender is a Schedule II Canadian Lender, the arithmetic average of the discount rates (expressed as a percentage calculated on the basis of a year of 365 days) quoted by the Toronto offices of each of the
Schedule II Canadian Reference Lenders, at 10:00 A.M. (Toronto time) on the Borrowing Date as the discount rate at which each such Schedule II Canadian Reference Lender would, in the normal course of its business, purchase on such date Acceptances having an aggregate face amount and term to maturity as designated by the Canadian Borrower pursuant to subsection 6.2. The Canadian Administrative Agent shall advise the Canadian Borrower and the Canadian Lenders, either in writing or verbally, by 11:00 A.M. (Toronto time) on the Borrowing Date as to the applicable Reference Discount Rate and corresponding Acceptance Purchase Price in respect of Acceptances having the maturities selected by the Canadian Borrower for such Borrowing Date. Notwithstanding the foregoing, the Canadian Borrower, the Canadian Administrative Agent and the Canadian Lenders, may agree upon alternative methods of determining the Reference Discount Rate from time to time.

                  "Refinancing Agreement": with respect to the Interim Term Loan Agreement or the New Revolving Credit Agreement, as the case may be, a successor agreement satisfying the following criteria: (a) such successor agreement refinances in whole, and replaces the commitments under, the Interim Term Loan Agreement or the New Revolving Credit Agreement, as the case may be, (b) either
(i) the covenants, representations and warranties and events of default set forth in such successor agreement shall be equivalent to the corresponding provisions set forth in the Interim Term Loan Agreement or the New Revolving Credit Agreement, as the case may be or (ii) to the extent such provisions are more restrictive on the U.S. Borrower and its Subsidiaries than the provisions of this Agreement, the U.S. Borrower shall, contemporaneously with entering into such Refinancing Agreement, enter into with the General Administrative Agent an amendment to this Agreement reasonably satisfactory to the General Administrative Agent pursuant to which such more restrictive provisions shall be incorporated herein (the Lenders hereby authorizing the General Administrative Agent to enter into such amendment), (c) such successor agreement shall not be guaranteed by any Person other than the Subsidiary Guarantors pursuant to the Subsidiary Guarantee and, if applicable, the U.S. Borrower and shall not be secured except pursuant to the Security

Documents and (d) the lenders under such successor agreement (or an agent for such lenders) shall have entered into an intercreditor agreement with the General Administrative Agent, in form and substance reasonably satisfactory to the General Administrative Agent, which shall, in any event, contain customary indemnities, liability limitations, exculpation provisions and other customary protective provisions in favor of the General Administrative Agent, in its capacity as Agent under (and as defined in) the Subsidiary Guarantee and the Security Documents, substantially equivalent to those set forth in the corresponding provisions of the Interim Term Loan Agreement or the New Revolving Credit Agreement, as the case may be.

                  "Register": as defined in subsection 18.6(d).

                  "Reimbursement Obligation": the obligation of the U.S. Borrower to reimburse the Issuing Lender in accordance with the terms of this Agreement and the related Letter of Credit Application for any payment made by the Issuing Lender under any Letter of Credit.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaking, dumping, disposing, spreading, depositing or dispersing of any Hazardous Materials in, unto or onto the environment.

                  "Release Status": shall exist at any time when the actual or implied rating of the U.S. Borrower's senior long-term unsecured debt is at or above BBB- from S&P or at or above Baa3 from Moody's; if either of S&P or Moody's shall change its system of classifications after the date of this Agreement Release Status shall exist at any time when the actual or implied rating of the U.S. Borrower's senior long-term unsecured debt is at or above the new rating which most closely corresponds to the above-specified level under the previous rating system.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under any of subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 4043 or any successor regulation thereto.

                  "Requested Acceptances": as defined in subsection 2.5(a).

                  "Requested Alternate Currency Loans": as defined in subsection 2.5(c).

                  "Requested Canadian Revolving Credit Loans": as defined in subsection 2.5(a).

                  "Requested Multicurrency Loans": as defined in subsection 2.5(b).

                  "Request for Acceptances": as defined in subsection 6.2(a).

                  "Requirement of Law": as to (a) any Person, the certificate of incorporation and by-laws or the partnership or limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and (b) any property, any law, treaty, rule, regulation, requirement, judgment, decree or determination of any Governmental Authority applicable to or binding upon such property or to which such property is subject, including, without limitation, any Environmental Laws.

                  "Responsible Officer": with respect to any Loan Party, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer or the assistant treasurer of such Loan Party.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date, or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "Revolving Credit Commitments": the collective reference to the U.S. Revolving Credit Commitments and the Canadian Revolving Credit Commitments.

                  "Revolving Credit Loans": the collective reference to the U.S. Revolving Credit Loans and the Canadian Revolving Credit Loans; each, individually, a "Revolving Credit Loan".

                  "Revolving Credit Termination Date": September 30, 2001.

                  "Schedule I Canadian Lender": each Canadian Lender listed on
Schedule I to the Bank Act (Canada).

                  "Schedule I Canadian Reference Lenders": The Bank of Nova Scotia, Bank of Montreal, Canadian Imperial Bank of Commerce and Royal Bank of Canada.

                  "Schedule II Canadian Lender": each Canadian Lender which is not a Schedule I Canadian Lender.

                  "Schedule II Canadian Reference Lenders": one or more Schedule II Canadian Lenders selected by the U.S. Borrower with the consent of all the
Schedule II Canadian Lenders.

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Security Documents": the collective reference to the Pledge Agreements, the Subsidiary Guarantee and each other guarantee, security document or similar agreement that may be delivered to the General Administrative Agent as collateral security for any or all of the Obligations, in each case as amended, supplemented or otherwise modified from time to time, including, without limitation, to give effect to any Refinancing Agreement permitted hereunder.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "S&P": Standard & Poor's Ratings Group or any successor thereto.

                  "Special Affiliate": any Affiliate of the U.S. Borrower (a) as to which the U.S. Borrower holds, directly or indirectly, (i) power to vote 20% or more of the securities having ordinary voting power for the election of directors of such Affiliate or (ii) a 20% ownership interest in such Affiliate and (b) which is engaged in business of the same or related general type as now being conducted by the U.S. Borrower and its Subsidiaries.

                  "Special Entity": any Person which is engaged in business of the same or related general type as now being conducted by the U.S. Borrower and its Subsidiaries.

                  "Special Purpose Subsidiary": any Wholly Owned Subsidiary of the U.S. Borrower created by the U.S. Borrower for the sole purpose of facilitating a Receivable Financing Transaction.

                  "Standby Letters of Credit": as defined in subsection 9.1(a).

                  "Subordinated Debt": any obligations (for principal, interest or otherwise) evidenced by or arising under or in respect of the Subordinated Notes and the 9 1/2% Subordinated Notes.

                  "Subordinated Debt Indentures": the collective reference to the Subordinated Note Indenture and the 9 1/2% Subordinated Note Indenture.

                  "Subordinated Note Indenture": the Indenture, dated as of February 1, 1994, between the U.S. Borrower and State Street Bank and Trust Company (as successor to The First National Bank of Boston), as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 14.10.

                  "Subordinated Notes": the 8 1/4% Subordinated Notes of the U.S. Borrower due 2002, issued pursuant to the Subordinated Note Indenture.

                  "Subsequent Participant": any member state of the EMU that adopts the euro as its lawful currency after January 1, 1999.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person (exclusive of any Affiliate in which such Person has a minority ownership interest). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the U.S. Borrower.

                  "Subsidiary and Secured Indebtedness": the collective reference (without duplication) to (a) any Indebtedness of any Subsidiary, other than Indebtedness permitted by paragraphs (a) through (e) of subsection 14.2,
(b) any Guarantee Obligation of any Subsidiary, other than Guarantee Obligations permitted by paragraph (a) through (e) of subsection 14.4, (c) any Indebtedness or Guarantee Obligation of any Person that is secured by any Lien on any property, assets or revenues of the U.S. Borrower or any of its Subsidiaries, other than Liens permitted by paragraphs (a) through (n) of subsection 14.3. For purposes of clause (b) of the preceding sentence, the amount of any Guarantee Obligation shall be determined as set forth in the definition of "Guarantee Obligation" in this subsection 1.1; and for purposes of clause (c) of the preceding sentence, the amount of any Indebtedness or Guarantee Obligation that is secured by a Lien on any property, assets or revenues of the U.S. Borrower or any of its Subsidiaries shall equal the lesser of (x) the amount of any such Indebtedness or Guarantee Obligation and (y) the fair market value as of the date of determination of the property, assets or revenues subject to such Lien. At any time of determination, the amount of Subsidiary and Secured Indebtedness outstanding shall be determined without duplication of any other Subsidiary and Secured Indebtedness then outstanding.

                  "Subsidiary Guarantee": the Subsidiary Guarantee, dated as of the date hereof, made by certain Subsidiaries of the U.S. Borrower in favor of the General Administrative Agent, substantially in the form of Exhibit O, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary Guarantor": each Subsidiary that is a guarantor party to the Subsidiary Guarantee, so long as the Subsidiary Guarantee remains in effect.

                  "Subsidiary Reimbursement Obligation": the obligation of any Subsidiary to reimburse the Issuing Lender in accordance with the terms of this Agreement and the related Letter of Credit Application for any payment made by the Issuing Lender under any Letter of Credit.

                  "Swing Line Commitment": as to the Swing Line Lender, in its capacity as a Swing Line Lender, its obligation to make Swing Line Loans to the U.S. Borrower in an aggregate principal amount not to exceed, at any one time outstanding $150,000,000.

                  "Swing Line Lender": Chase, in its capacity as provider of the Swing Line Loans.

                  "Swing Line Loans" and "Swing Line Loan": as defined in subsection 3.1.

                  "Target Operating Day": any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the General Administrative Agent).

                  "Tax Act": the Income Tax Act (Canada), as amended from time to time.

                  "Taxes": as defined in subsection 10.12(a).

                  "Tranche": the collective reference to Eurodollar Loans or Multicurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transferee": as defined in subsection 18.6(f).

                  "Treaty on European Union": the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                  "Type": as to any U.S. Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan, and as to any Canadian Revolving Credit Loan, its nature as a Canadian Base Rate Loan or a Prime Rate Loan.

                  "U.S. Borrower": as defined in the preamble hereto.

                  "U.S. Common Lender": each U.S. Lender which has a Counterpart Lender.

                  "U.S. Dollar Equivalent": with respect to an amount denominated in any currency other than U.S. Dollars, the equivalent in U.S. Dollars of such amount determined at the Exchange Rate on the date of determination of such equivalent. In making any determination of the U.S. Dollar Equivalent for purposes of calculating the amount of Loans to be borrowed from, or the face amount of Acceptances to be created by, the respective Lenders on any Borrowing Date, the General Administrative Agent or the Canadian Administrative Agent, as the case may be, shall use the relevant Exchange Rate in effect on the date on which the interest rate for such Loans or the Acceptance Purchase Price for such Acceptances, as the case may be, is determined pursuant to the provisions of this Agreement and the other Loan Documents.

                  "U.S. Lenders": the Lenders listed in Part A of Schedule I hereto.

                  "U.S. Prime Rate": the rate of interest per annum publicly announced from time to time by the General Administrative Agent as its prime rate in effect at its principal office in New York City. The U.S. Prime Rate is not intended to be the lowest rate of interest charged by the General Administrative Agent in connection with extensions of credit to borrowers.

                  "U.S. Reference Lenders": Chase and The Bank of Nova Scotia.

                  "U.S. Revolving Credit Commitment": as to any U.S. Lender at any time, its obligation to make U.S. Revolving Credit Loans to, and/or participate in Swing Line Loans made to and Letters of Credit issued for the account of, the U.S. Borrower and its Subsidiaries in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount set forth opposite such U.S. Lender's name in Schedule I under the heading "U.S. Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to subsection 2.4 and the other applicable provisions hereof.

                  "U.S. Revolving Credit Commitment Percentage": as to any U.S. Lender at any time, the percentage which such U.S. Lender's U.S. Revolving Credit Commitment then constitutes of the aggregate U.S. Revolving Credit Commitments of all U.S. Lenders (or, if the U.S. Revolving Credit Commitments have terminated or expired, the percentage which (a) the Aggregate U.S. Revolving Credit Outstandings of such U.S. Lender at such time then constitutes of (b) the Aggregate U.S. Revolving Credit Outstandings of all U.S. Lenders at such time).

                  "U.S. Revolving Credit Lender": each U.S. Lender having an amount greater than zero set forth under the heading "U.S. Revolving Credit Commitment" opposite its name on Schedule I.

                  "U.S. Revolving Credit Loan": as defined in subsection 2.1.

                  "U.S. Revolving Credit Note": as defined in subsection 2.2(e).

                  "UT Automotive Acquisition": the acquisition by the U.S. Borrower (or a Subsidiary as its designee) of the capital stock of Lear Corporation Automotive Holdings, a Delaware corporation formerly known as UT Automotive, Inc., and certain related entities, pursuant to the UT Automotive Acquisition Agreement.

                  "UT Automotive Acquisition Agreement": the Stock Purchase Agreement, dated as of March 16, 1999, between Nevada Bond Investment Corp. II, a Nevada corporation, as Seller, and the U.S. Borrower (or a Subsidiary as its designee), as Buyer, as amended, supplemented or otherwise modified, and certain related agreements.

                  "Wholly Owned Subsidiary": as to any Person, a corporation, partnership or other entity of which (a) 100% of the common capital stock or other ownership interests of such corporation, partnership or other entity or
(b) more than 95% of the common capital
         stock or other ownership interests of such corporation, partnership or other entity where the portion of the common capital stock or other ownership interests not held by such Person is held by other Persons to satisfy applicable legal requirements, is owned, directly or indirectly, by such Person; provided, however, that so long as the U.S. Borrower owns, directly or indirectly, more than 95% of the capital stock of Lear Italia, Lear Italia shall be deemed a Wholly Owned Subsidiary of the U.S. Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the U.S. Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2. AMOUNT AND TERMS OF U.S. REVOLVING CREDIT
                             COMMITMENTS

                  2.1 U.S. Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each U.S. Lender severally agrees to make revolving credit loans (each, a "U.S. Revolving Credit Loan") in U.S. Dollars to the U.S. Borrower from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto (i) the Available U.S. Revolving Credit Commitment of each U.S. Lender is greater than or equal to zero and (ii) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate U.S. Revolving Credit Commitments. During the Revolving Credit Commitment Period the U.S. Borrower may use the U.S. Revolving Credit Commitments by borrowing, prepaying the U.S. Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The U.S. Revolving Credit Loans may from time to time be
(i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the U.S. Borrower and notified to the General Administrative Agent in accordance with subsections 2.3 and 10.2, provided that no U.S. Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  2.2 Repayment of U.S. Revolving Credit Loans; Evidence of Debt. (a) The U.S. Borrower hereby unconditionally promises to pay to the General Administrative Agent for the account of each U.S. Lender the then unpaid principal amount of each U.S. Revolving Credit Loan of such U.S. Lender (whether made before or after the termination or expiration of the U.S. Revolving Credit Commitments) on the Revolving Credit Termination Date and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement. The U.S. Borrower hereby further agrees to pay interest on the unpaid principal amount of the U.S. Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 10.1.

                  (b) Each U.S. Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the U.S. Borrower to such U.S. Lender resulting from each U.S. Revolving Credit Loan of such U.S. Lender from time to time, including the amounts of principal and interest payable thereon and paid to such U.S. Lender from time to time under this Agreement.

                  (c) The General Administrative Agent (together with the Canadian Administrative Agent) shall maintain the Register pursuant to subsection 18.6(d), and a subaccount therein for each U.S. Lender, in which shall be recorded (i) the date and amount of each U.S. Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto,
(ii) the date of each continuation thereof pursuant to subsection 10.2, (iii) the date of each conversion of all or a portion thereof to another Type pursuant to subsection 10.2, (iv) the date and amount of any principal or interest due and payable or to become due and payable from the U.S. Borrower to each U.S. Lender hereunder in respect of the U.S. Revolving Credit Loans and (v) both the date and amount of any sum received by the General Administrative Agent hereunder from the U.S. Borrower in respect of the U.S. Revolving Credit Loans and each U.S. Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each U.S. Lender maintained pursuant to subsection 2.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the U.S. Borrower therein recorded; provided, however, that the failure of any U.S. Lender or the Administrative Agents to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligations of the U.S. Borrower to repay (with applicable interest) the U.S. Revolving Credit Loans made to the U.S. Borrower by such U.S. Lender in accordance with the terms of this Agreement.

                  (e) The U.S. Borrower agrees that, upon the request to the General Administrative Agent by any U.S. Lender, the U.S. Borrower will execute and deliver to such U.S. Lender a promissory note of the U.S. Borrower evidencing the Revolving Credit Loans of such U.S. Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (each, a "U.S. Revolving Credit Note"); provided, that the delivery of such U.S. Revolving Credit Notes shall not be a condition precedent to the Closing Date.

                  2.3 Procedure for U.S. Revolving Credit Borrowing. The U.S. Borrower may borrow under the U.S. Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the U.S. Borrower shall give the General Administrative Agent irrevocable notice (which notice must be received by the General Administrative Agent prior to 12:00 Noon, New York City time, at least (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested U.S. Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Each borrowing under the U.S. Revolving Credit Commitments (other than a borrowing under subsection 2.5, subsection 3.4 or to pay a like amount of Reimbursement Obligations or Subsidiary Reimbursement Obligations) shall be in an amount equal to (A) in the case of ABR Loans, except any ABR Loan made pursuant to subsection 3.4, $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Aggregate Available U.S. Revolving Credit Commitments are less than $10,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the U.S. Borrower, the General Administrative Agent shall promptly notify each U.S. Lender and the Canadian Administrative Agent thereof. Not later than 12:00 Noon, New York City time, on each requested Borrowing Date each U.S. Lender shall make an amount equal to its Funding Commitment Percentage of the principal amount of the U.S. Revolving Credit Loans requested to be made on such Borrowing Date available to the General Administrative Agent at its office specified in subsection 18.2 in U.S. Dollars and in immediately available funds. Except as otherwise provided in subsection 2.5 or 3.4, the General Administrative Agent shall on such date credit the account of the U.S. Borrower on the books of such office with the aggregate of the amounts made available to the General Administrative Agent by the U.S. Lenders and in like funds as received by the General Administrative Agent.

                  2.4 Termination or Reduction of U.S. Revolving Credit Commitments. The U.S. Borrower shall have the right, upon not less than five Business Days' notice to the General Administrative Agent, to terminate the U.S. Revolving Credit Commitments or, from time to time, to reduce the amount of the U.S. Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Available U.S. Revolving Credit Commitment or Available Multicurrency Commitment of any U.S. Lender, or the Available Canadian Revolving Credit Commitment of any Canadian Lender, would not be greater than or equal to zero. Any such reduction shall be in an amount equal to $2,500,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the U.S. Revolving Credit Commitments then in effect.

                  2.5 Borrowings of U.S. Revolving Credit Loans and Refunding of Loans. (a) If on any Borrowing Date on which the Canadian Borrower has requested the Canadian Lenders to make Canadian Revolving Credit Loans (the "Requested Canadian Revolving Credit Loans") or to create Acceptances (the "Requested Acceptances"), (i) the sum of (A) the principal amount of the Requested Canadian Revolving Credit Loans to be made by any Canadian Lender and (B) the aggregate undiscounted face amount of the Requested Acceptances to be created by such Canadian Lender exceeds the Available Canadian Revolving Credit Commitment of such Canadian Lender on such Borrowing Date (before giving effect to the making and payment of any Loans required to be made pursuant to this subsection 2.5 on such Borrowing Date) and (ii) the U.S. Dollar Equivalent of the amount of such excess is less than or equal to the aggregate Available U.S. Revolving Credit Commitments of all Non-Canadian Lenders (before giving effect to the making and payment of any Loans pursuant to this subsection 2.5 on such Borrowing Date), each Non-Canadian Lender shall make a U.S. Revolving Credit Loan to the U.S. Borrower on such Borrowing Date, and the proceeds of such U.S. Revolving Credit Loans shall be simultaneously applied to repay outstanding U.S. Revolving Credit Loans, Multicurrency Loans and/or Alternate Currency Loans of the U.S. Common Lenders (as directed by the U.S. Borrower) in each case in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from the Canadian Lenders of the Requested Canadian Revolving Credit Loans or the creation by the Canadian Lenders of the Requested Acceptances, the Committed Outstandings Percentage of each U.S. Lender will equal (as nearly as possible) its U.S. Revolving Credit Commitment Percentage. To effect such borrowings and repayments, (x) not later than 12:00 Noon, New York City time, on such Borrowing Date, the proceeds of such U.S. Revolving Credit Loans shall be made available by each Non-Canadian Lender to the General Administrative Agent at its office specified in subsection 18.2 in U.S. Dollars and in immediately available funds and the General Administrative Agent shall apply the proceeds of such U.S. Revolving Credit Loans toward repayment of outstanding U.S. Revolving Credit Loans, Multicurrency Loans and/or Alternate Currency Loans of the U.S. Common Lenders (as directed by the U.S. Borrower) and (y) concurrently with the repayment of such Loans on such Borrowing Date, (I) the Canadian Lenders shall, in accordance with the applicable provisions hereof, make the Requested Canadian Revolving Credit Loans (or create the Requested Acceptances) in an aggregate amount equal to the amount so requested by the Canadian Borrower (but not in any event greater than the Aggregate Available Canadian Revolving Credit Commitments after giving effect to the making of such repayment of any Loans on such Borrowing Date) and (II) the relevant Borrower shall pay to the General Administrative Agent for the account of the Lenders whose Loans to such Borrower are repaid on such Borrowing Date pursuant to this subsection 2.5 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to subsection
10.11 in connection with such repayment.

                  (b) If on any Borrowing Date on which a Borrower has requested the Multicurrency Lenders to make Multicurrency Loans (the "Requested Multicurrency Loans"), (i) the principal amount of the Requested Multicurrency Loans to be made by any Multicurrency Lender exceeds the Available Multicurrency Commitment of such Multicurrency Lender on such Borrowing Date (before giving effect to the making and payment of any Loans required to be made pursuant to this subsection 2.5 on such Borrowing Date) and (ii) the U.S. Dollar Equivalent of the amount of such excess is less than or equal to the aggregate Available U.S. Revolving Credit Commitments of all Non-Multicurrency Lenders (before giving effect to the making and payment of any Loans pursuant to this subsection
2.5 on such Borrowing Date), each Non-Multicurrency Lender shall make a U.S. Revolving Credit Loan to the U.S. Borrower on such

Borrowing Date, and the proceeds of such U.S. Revolving Credit Loans shall be simultaneously applied to repay outstanding U.S. Revolving Credit Loans, Canadian Revolving Credit Loans, Multicurrency Loans and/or Alternate Currency Loans of the Multicurrency Lenders or their Counterpart Lenders (as directed by the U.S. Borrower) in each case in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from the Multicurrency Lenders of the Requested Multicurrency Loans, the Committed Outstandings Percentage of each U.S. Lender will equal (as nearly as possible) its U.S. Revolving Credit Commitment Percentage. To effect such borrowings and repayments, (x) not later than 12:00 Noon, New York City time, on such Borrowing Date, the proceeds of such U.S. Revolving Credit Loans shall be made available by each Non-Multicurrency Lender to the General Administrative Agent at its office specified in subsection 18.2 in U.S. Dollars and in immediately available funds and the General Administrative Agent shall apply the proceeds of such U.S. Revolving Credit Loans toward repayment of outstanding U.S. Revolving Credit Loans, Canadian Revolving Credit Loans, Multicurrency Loans and/or Alternate Currency Loans of the Multicurrency Lenders or their Counterpart Lenders (as directed by the U.S. Borrower) and (y) concurrently with the repayment of such Loans on such Borrowing Date, (I) the Multicurrency Lenders shall, in accordance with the applicable provisions hereof, make the Requested Multicurrency Loans in an aggregate amount equal to the amount so requested by such Borrower (but not in any event greater than the Aggregate Available Multicurrency Commitments after giving effect to the making of such repayment of any Loans on such Borrowing Date) and (II) the relevant Borrower shall pay to the General Administrative Agent for the account of the Lenders whose Loans to such Borrower are repaid on such Borrowing Date pursuant to this subsection 2.5 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to subsection 10.11 in connection with such repayment.

                  (c) If on any Borrowing Date on which an Alternate Currency Borrower has requested Alternate Currency Lenders to make Alternate Currency Loans (the "Requested Alternate Currency Loans") under an Alternate Currency Facility to which such Alternate Currency Borrower and Alternate Currency Lenders are parties (i) the aggregate principal amount of the Requested Alternate Currency Loans exceeds the aggregate unused portions of the commitments of such Alternate Currency Lenders under such Alternate Currency Facility on such Borrowing Date (before giving effect to the making and payment of any U.S. Revolving Credit Loans required to be made pursuant to this subsection 2.5 on such Borrowing Date), (ii) after giving effect to the Requested Alternate Currency Loans, the U.S. Dollar Equivalent of the aggregate outstanding principal amount of Alternate Currency Loans of such Alternate Currency Borrower will be less than or equal to the aggregate commitments of such Alternate Currency Lenders under such Alternate Currency Facility and (iii) the U.S. Dollar Equivalent of the amount of the excess described in clause (i) above is less than or equal to the Aggregate Available U.S. Revolving Credit Commitments of all U.S. Lenders other than such Alternate Currency Lenders (before giving effect to the making and payment of any U.S. Revolving Credit Loans pursuant to this subsection 2.5 on such Borrowing Date), each such other U.S. Lender shall make a U.S. Revolving Credit Loan to the U.S. Borrower on such Borrowing Date, and the proceeds of such U.S. Revolving Credit Loans shall be simultaneously applied to repay outstanding U.S. Revolving Credit Loans, Canadian Revolving Credit Loans, Multicurrency Loans and/or Alternate Currency Loans of such Alternate Currency Lenders or their Counterpart

Lenders (as directed by the U.S. Borrower) in each case in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from such Alternate Currency Lenders of the Requested Alternate Currency Loans, the Committed Outstandings Percentage of each U.S. Lender will equal (as nearly as possible) its U.S. Revolving Credit Commitment Percentage. To effect such borrowings and repayments, (x) not later than 12:00 Noon, New York City time, on such Borrowing Date, the proceeds of such U.S. Revolving Credit Loans shall be made available by each such other Lender to the General Administrative Agent at its office specified in subsection 18.2 in U.S. Dollars and in immediately available funds and the General Administrative Agent shall apply the proceeds of such U.S. Revolving Credit Loans toward repayment of outstanding U.S. Revolving Credit Loans, Canadian Revolving Credit Loans, Multicurrency Loans and/or Alternate Currency Loans of such Alternate Currency Lenders or their Counterpart Lenders (as directed by the U.S. Borrower) and (y) concurrently with the repayment of such Loans on such Borrowing Date, (I) such Alternate Currency Lenders shall, in accordance with the applicable provisions hereof, make the Requested Alternate Currency Loans in an aggregate amount equal to the amount so requested by such Alternate Currency Borrower and (II) the relevant Borrower shall pay to the General Administrative Agent for the account of the Lenders whose Loans to such Borrower are repaid on such Borrowing Date pursuant to this subsection 2.5 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to subsection 10.11 in connection with such repayment.

                  (d) If any borrowing of U.S. Revolving Credit Loans is required pursuant to this subsection 2.5, the U.S. Borrower shall notify the General Administrative Agent in the manner provided for U.S. Revolving Credit Loans in subsection 2.3, except that the minimum borrowing amounts and threshold multiples in excess thereof applicable to ABR Loans set forth in subsection 2.3 shall not be applicable to the extent that such minimum borrowing amounts exceed the amounts of U.S. Revolving Credit Loans required to be made pursuant to this subsection 2.5.


                  SECTION 3.  AMOUNT AND TERMS OF SWING LINE
                              COMMITMENTS

                  3.1 Swing Line Commitments. Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") in U.S. Dollars to the U.S. Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $150,000,000, so long as after giving effect thereto (i) the Available U.S. Revolving Credit Commitment of each U.S. Lender is greater than or equal to zero and (ii) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate U.S. Revolving Credit Commitments. Amounts borrowed by the U.S. Borrower under this Section 3 may be repaid and, during the Revolving Credit Commitment Period, reborrowed.

                  3.2 Procedure for Swing Line Borrowings; Interest Rate. (a) The U.S. Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by such Swing Line Lender prior to 12:00 P.M., New York City time on the requested Borrowing Date) specifying the amount of the requested Swing Line Loan, which shall be in an aggregate principal amount of not less than $100,000 or a whole multiple of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the U.S. Borrower at the office of the Swing Line Lender by crediting the account of the U.S. Borrower at such office with such proceeds in U.S. Dollars.

                  (b) Unless otherwise agreed between the U.S. Borrower and the Swing Line Lender, each Swing Line Loan shall be an ABR Loan. Any such ABR Loan may not be converted into a Eurodollar Loan. If, however, the U.S. Borrower and the Swing Line Lender agree that a Swing Line Loan (a "Money Market Rate Swing Line Loan") shall bear interest at a fixed interest rate (a "Money Market Rate") for a fixed interest period of up to 7 days, such Money Market Rate Swing Line Loan shall bear interest for such interest period at such interest rate so agreed upon. If a Money Market Rate Swing Line Loan is not repaid on the last day of the interest period with respect thereto, it shall on such date be converted automatically to an ABR Loan. A Money Market Rate Swing Line Loan shall not be optionally prepayable prior to the last day of the interest period with respect thereto except with the consent of the Swing Line Lender.

                  3.3 Repayment of Swing Line Loans; Evidence of Debt. (a) The U.S. Borrower hereby unconditionally promises to pay to the Swing Line Lender the then unpaid principal amount of the Swing Line Loans on the Revolving Credit Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The U.S. Borrower hereby further agrees to pay interest on the unpaid principal amount of the Swing Line Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 10.1.

                  (b) The Swing Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the U.S. Borrower resulting from each Swing Line Loan made by it from time to time, including the amounts of principal and interest payable thereon and paid from time to time under this Agreement.

                  (c) The General Administrative Agent (together with the Canadian Administrative Agent) shall maintain the Register pursuant to subsection 18.6(d), and a subaccount therein for the Swing Line Lender, in which shall be recorded (i) the date and amount of each Swing Line Loan made hereunder, (ii) the amount of each U.S. Lender's participating interest in such Swing Line Loans, (iii) the date and amount of any principal or interest due and payable or to become due and payable from the U.S. Borrower hereunder in respect of the Swing Line Loans and (iv) both the date and amount of any sum received by the General Administrative Agent hereunder from the U.S. Borrower in respect of the Swing Line Loans, each U.S. Lender's participating interest therein (if any) and the amount thereof payable to the Swing Line Lender.

                  (d) The entries made in the Register and the accounts of the Swing Line Lender maintained pursuant to this subsection 3.3 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the U.S. Borrower therein recorded; provided, however, that the failure of the Swing Line Lender or the

Administrative Agents to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the U.S. Borrower to repay (with applicable interest) the Swing Line Loans made to the U.S. Borrower by the Swing Line Lender in accordance with the terms of this Agreement.

                  3.4 Refunding of Swing Line Borrowings. The Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the U.S. Borrower (which hereby irrevocably directs and authorizes the Swing Line Lender to act on its behalf), request each U.S. Lender, including Chase, to make a U.S. Revolving Credit Loan (which shall be an ABR Loan) in an amount equal to such U.S. Lender's Funding Commitment Percentage of the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given; provided that the provisions of this subsection shall not affect the U.S. Borrower's obligations to repay Swing Line Loans in accordance with the provisions of subsections 3.3 and 10.4(d) and (g). Unless the U.S. Revolving Credit Commitments shall have expired or terminated (in which event the procedures of subsection 3.5 shall apply), each U.S. Lender will make the proceeds of the U.S. Revolving Credit Loan made by it pursuant to the immediately preceding sentence available to the General Administrative Agent at the office of the General Administrative Agent specified in subsection 18.2 prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such U.S. Revolving Credit Loans shall be immediately made available by the General Administrative Agent to the Swing Line Lender for application to the payment in full of the Refunded Swing Line Loans. Upon any request by the Swing Line Lender to the U.S. Lenders pursuant to this subsection 3.4, the General Administrative Agent shall promptly give notice to the U.S. Borrower of such request.

                  3.5 Participating Interests. (a) If the U.S. Revolving Credit Commitments shall expire or terminate at any time while Swing Line Loans are outstanding, at the request of the Swing Line Lender in its sole discretion, either (i) each U.S. Lender (including Chase) shall, notwithstanding the expiration or termination of the U.S. Revolving Credit Commitments, make a U.S. Revolving Credit Loan (which shall be an ABR Loan) or (ii) each U.S. Lender (other than Chase) shall purchase an undivided participating interest in the Swing Line Loans of the Swing Line Lender, in either case in an amount equal to such U.S. Lender's Funding Commitment Percentage (determined on the date of, and immediately prior to, expiration or termination of the U.S. Revolving Credit Commitments) of the aggregate principal amount of such Swing Line Loans. Each U.S. Lender will make the proceeds of any U.S. Revolving Credit Loan made by it pursuant to the immediately preceding sentence available to the General Administrative Agent for the account of the Swing Line Lender at the office of the General Administrative Agent specified in subsection 18.2 prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date of the request by the Swing Line Lender. The proceeds of such U.S. Revolving Credit Loans shall be immediately applied to repay the Swing Line Loans outstanding on the date of termination or expiration of the U.S. Revolving Credit Commitments. In the event that any of the U.S. Lenders purchase undivided participating interests pursuant to the first sentence of this subsection 3.5(a), each U.S. Lender shall immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation in the Swing Line Loans of the Swing Line Lender and upon receipt thereof the

Swing Line Lender will deliver to any such U.S. Lender that so requests a confirmation of such U.S. Lender's undivided participating interest in the Swing Line Loans of the Swing Line Lender dated the date of receipt of such funds and in such amount.

                  (b) Whenever, at any time after the Swing Line Lender has received payment from any U.S. Lender in respect of such U.S. Lender's participating interest in a Swing Line Loan of the Swing Line Lender, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such U.S. Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such U.S. Lender's participating interest was outstanding and funded); provided, however, that in the event that any such payment received by the Swing Line Lender is required to be returned, such U.S. Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.


                  SECTION 4. AMOUNT AND TERMS OF CAF ADVANCES

                  4.1 CAF Advances. Subject to the terms and conditions of this Agreement, the U.S. Borrower may borrow CAF Advances in U.S. Dollars from time to time on any Business Day during the CAF Advance Availability Period. CAF Advances may be borrowed in amounts such that the Aggregate Total Outstandings of all Lenders at any time shall not exceed the Aggregate U.S. Revolving Credit Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the U.S. Borrower from time to time may borrow, repay and reborrow CAF Advances.

                  4.2 Procedure for CAF Advance Borrowing. (a) The U.S. Borrower shall request CAF Advances by delivering a CAF Advance Request to the General Administrative Agent, not later than 12:00 Noon, New York City time, four Business Days prior to the proposed Borrowing Date (in the case of a LIBO Rate CAF Advance Request), and not later than 10:00 A.M., New York City time one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than five alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 7 days nor more than 360 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance, (ii) one, two, three, six, nine or twelve months after the Borrowing Date therefor, in the case of a LIBO CAF Advance and
(iii) not later than the Revolving Credit Termination Date, in the case of any CAF Advance. The General Administrative Agent shall notify each Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the General Administrative Agent.

                  (b) In the case of a LIBO Rate CAF Advance Request, upon receipt of notice from the General Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable LIBO Rate plus (or minus) a margin determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the General Administrative Agent, before 10:30 A.M., New York City time, on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                        (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Lender would be willing to make (which amounts may, subject to subsection 4.1, exceed such Lender's U.S. Revolving Credit Commitment); and

                       (ii) the margin above or below the applicable LIBO Rate at which such Lender is willing to make each such CAF Advance.

The General Administrative Agent shall advise the U.S. Borrower before 11:00 A.M., New York City time, on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the General Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the U.S. Borrower of the contents of its CAF Advance Offer before 10:15 A.M., New York City time, on the date which is three Business Days before the proposed Borrowing Date.

                  (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the General Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the General Administrative Agent before 9:30 A.M., New York City time, on the proposed Borrowing Date, setting forth:

                        (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates, which such Lender would be willing to make (which amounts may, subject to subsection 4.1, exceed such Lender's U.S. Revolving Credit Commitment); and

                       (ii) the rate of interest at which such Lender is willing to make each such CAF Advance.

The General Administrative Agent shall advise the U.S. Borrower before 10:00 A.M., New York City time, on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the General Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the U.S. Borrower of the contents of its CAF Advance Offer before 9:15 A.M., New York City time, on the proposed Borrowing Date.

                  (d) Before 11:30 A.M., New York City time, three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBO Rate CAF Advance Request) and before 10:30 A.M., New York City time, on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the U.S. Borrower, in its absolute discretion, shall:

                        (i) cancel such CAF Advance Request by giving the General Administrative Agent telephone notice to that effect, or

                       (ii) by giving telephone notice to the General Administrative Agent (immediately confirmed by delivery to the General Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of subsection 4.2(e), accept one or more of the offers made by any Lender or Lenders pursuant to subsection 4.2(b) or subsection 4.2(c), as the case may be, and (B) reject any remaining offers made by Lenders pursuant to subsection 4.2(b) or subsection 4.2(c), as the case may be.

                  (e) The U.S. Borrower's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

                        (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

                       (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

                      (iii) the U.S. Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

                       (iv) if the U.S. Borrower accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Lenders submit offers for any CAF Advance Maturity Date at identical pricing and the U.S. Borrower accepts any of such offers but does not wish to (or, by reason of the limitations set forth in subsection 4.1, cannot) borrow the total amount offered by such Lenders with such identical pricing, the U.S. Borrower shall accept offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (with appropriate rounding, in the sole discretion of the U.S. Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Lenders that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the U.S. Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Lender would be less than $5,000,000 principal amount, the number of such Lenders shall be reduced by the General Administrative Agent by lot until the CAF Advances to be made by each such remaining Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (f) If the U.S. Borrower notifies the General Administrative Agent that a CAF Advance Request is cancelled pursuant to subsection 4.2(d)(i), the General Administrative Agent shall give prompt telephone notice thereof to the Lenders. If the U.S. Borrower fails to notify the General Administrative Agent of its cancellation or acceptance of CAF Advance Offers by the times specified in subsection 4.2(d), the corresponding CAF Advance Request shall be deemed cancelled.

                  (g) If the U.S. Borrower accepts pursuant to subsection 4.2(d)(ii) one or more of the offers made by any Lender or Lenders, the General Administrative Agent promptly shall notify each Lender which has made such an offer of (i) the aggregate amount of such CAF Advances to be made on the applicable Borrowing Date for each CAF Advance Maturity Date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Before 12:00 Noon, New York City time, on the Borrowing Date specified in the applicable CAF Advance Request, each Lender whose CAF Advance Offer has been accepted shall make available to the General Administrative Agent at its office set forth in subsection 18.2 the amount of CAF Advances to be made by such Lender, in immediately available funds. The General Administrative Agent will make such funds available to the U.S. Borrower as soon as practicable on such date at such office of the General Administrative Agent. As soon as practicable after each Borrowing Date, the General Administrative Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

                  4.3 CAF Advance Payments. (a) The U.S. Borrower shall pay to the General Administrative Agent, for the account of each Lender which has made a CAF Advance, on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The U.S. Borrower shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Lender to which such CAF Advance is owed.

                  (b) The U.S. Borrower shall pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date to the applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the U.S. Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

                  (c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such CAF Advance shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

                  4.4 Evidence of Debt. (a) The U.S. Borrower unconditionally promises to pay to the General Administrative Agent, for the account of each Lender that makes a CAF Advance, on the CAF Advance Maturity Date with respect thereto, the principal amount of such CAF Advance. The U.S. Borrower further unconditionally promises to pay interest on each such CAF Advance for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and payable as specified in, subsection 4.3(b).

                  (b) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the U.S. Borrower to such Lender resulting from each CAF Advance of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such CAF Advance.

                  (c) The General Administrative Agent shall maintain the Register pursuant to subsection 18.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the date and amount of each CAF Advance made by such Lender, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, and (ii) the date and amount of any sum received by the General Administrative Agent hereunder from the U.S. Borrower on account of such CAF Advance.

                  (d) The entries made in the Register and the records of each Lender maintained pursuant to this subsection 4.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the U.S. Borrower therein recorded; provided, however, that the failure of any Lender or the General Administrative Agent to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of the U.S. Borrower to repay (with applicable interest) the CAF Advances made by such Lender in accordance with the terms of this Agreement.

                  4.5 Certain Restrictions. A CAF Advance Request may request offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than five CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.


                  SECTION 5. AMOUNT AND TERMS OF THE CANADIAN
                             COMMITMENTS

                  5.1 Canadian Revolving Credit Commitments. Subject to the terms and conditions hereof, each Canadian Lender severally agrees to make revolving credit loans (each, a "Canadian Revolving Credit Loan") to the Canadian Borrower in Canadian Dollars or in U.S. Dollars from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto (i) the Available Canadian Revolving Credit Commitment of each Canadian Lender is greater than or equal to zero and (ii) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate U.S. Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Canadian Borrower may use the Canadian Revolving Credit Commitments by borrowing, repaying the Canadian Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Canadian Revolving Credit Loans denominated in Canadian Dollars shall be Prime Rate Loans, and the Canadian Revolving Credit Loans denominated in U.S. Dollars shall be Canadian Base Rate Loans.

                  5.2 Repayment of Canadian Revolving Credit Loans; Evidence of Debt. (a) The Canadian Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Lender the then unpaid principal amount of each Canadian Revolving Credit Loan of such Canadian Lender (whether made before or after the termination or expiration of the Canadian Revolving Credit Commitments) on the Revolving Credit Termination Date and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement. The Canadian Borrower hereby further agrees to pay interest on the unpaid principal amount of the Canadian Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 10.1.

                  (b) Each Canadian Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Canadian Borrower to such Canadian Lender resulting from each Canadian Revolving Credit Loan of such Canadian Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Canadian Lender from time to time under this Agreement.

                  (c) The Canadian Administrative Agent (together with the General Administrative Agent) shall maintain the Register pursuant to subsection 18.6(d), and a subaccount therein for each Canadian Lender, in which shall be recorded (i) the date and amount of each Canadian Revolving Credit Loan made hereunder, (ii) the date and amount of any principal or interest due and payable or to become due and payable from the Canadian Borrower to each Canadian Lender hereunder in respect of the Canadian Revolving Credit Loans and (iii) both the date and amount of any sum received by the Canadian Administrative Agent hereunder from the Canadian Borrower in respect of the Canadian Revolving Credit Loans and each Canadian Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Canadian Lender maintained pursuant to subsection 5.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Canadian Borrower therein recorded; provided, however, that the failure of any Canadian Lender or the General Administrative Agents to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Canadian Borrower to repay (with applicable interest) the Canadian Revolving Credit Loans made to the Canadian Borrower by such Canadian Lender in accordance with the terms of this Agreement.

                  (e) The Canadian Borrower agrees that, upon the request to the Canadian Administrative Agent by any Canadian Lender, it will execute and deliver to such Canadian Lender a promissory note of the Canadian Borrower evidencing the Canadian Revolving Credit Loans of such Canadian Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (each, a "Canadian Revolving Credit Note"); provided, that the delivery of such Canadian Revolving Credit Notes shall not be a condition precedent to the Closing Date.

                  5.3 Procedure for Canadian Revolving Credit Borrowing. The Canadian Borrower may borrow under the Canadian Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Canadian Borrower shall give the Canadian Administrative Agent irrevocable notice (which notice must be received by the Canadian Administrative Agent prior to 12:00 Noon, Toronto time, at least one Business Day prior to the requested Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing in Canadian Dollars under the Canadian Revolving Credit Commitments shall be in an amount equal to C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof, and each borrowing in U.S. Dollars under the Canadian Revolving Credit Commitments shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in each case, if the then Aggregate Available Canadian Revolving Credit Commitments are less than C$5,000,000 or $5,000,000, as the case may be, such lesser amount). Upon receipt of any such notice from the Canadian Borrower, the Canadian Administrative Agent shall promptly notify the General Administrative Agent and each Canadian Lender thereof. Not later than 12:00 Noon, Toronto time, on each requested Borrowing Date each Canadian Lender shall make an amount equal to its Canadian Revolving Credit Commitment Percentage of the principal amount of Canadian Revolving Credit Loans requested to be made on such Borrowing Date available to the Canadian Administrative Agent at its office specified in subsection 18.2 in Canadian Dollars or U.S. Dollars, as the case may be, and in immediately available funds. The Canadian Administrative Agent shall on such date credit the account of the Canadian Borrower on the books of such office with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

                  5.4 Termination or Reduction of Canadian Revolving Credit Commitments. The U.S. Borrower shall have the right, upon not less than three Business Days' notice to the Canadian Administrative Agent, to terminate the Canadian Revolving Credit Commitments or, from time to time, to reduce the amount of the Canadian Revolving Credit Commitments; provided that no such termination or reduction shall be permitted (i) unless the U.S. Borrower elects to terminate or reduce the U.S. Revolving Credit Commitments of the U.S. Common Lenders by an amount equal to the U.S. Dollar Equivalent of the aggregate Canadian Revolving Credit Commitments of all Canadian Lenders being reduced or terminated or (ii) if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Available Canadian Revolving Credit Commitment of any Canadian Lender would be less than zero. Any such reduction shall be in an amount equal to C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof and shall reduce permanently the Canadian Revolving Credit Commitments then in effect.

                  SECTION 6. AMOUNT AND TERMS OF CANADIAN
                             ACCEPTANCE FACILITY

                  6.1 Acceptance Commitments. (a) Subject to the terms and conditions hereof, each Canadian Lender severally agrees to create Acceptances for the Canadian Borrower on any Business Day during the Revolving Credit Commitment Period by accepting Drafts drawn by the Canadian Borrower so long as after giving effect to such acceptance, (i) the Available Canadian Revolving Credit Commitment of such Canadian Lender would be greater than or equal to zero and (ii) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate U.S.
Revolving Credit Commitments.

                  (b) The Canadian Borrower may utilize the Canadian Revolving Credit Commitments in the manner contemplated by this Section 6 by authorizing each Canadian Lender in the manner provided for in subsection 6.2(b) to draw Drafts on such Canadian Lender and having such Drafts accepted pursuant to subsection 6.2, paying its obligations with respect thereto pursuant to subsection 6.5, and again, from time to time, authorizing Drafts to be drawn on the Canadian Lenders and having them presented for acceptance, all in accordance with the terms and conditions of this Section 6.

                  (c) For the purposes of this Agreement, all Acceptances shall be considered a utilization of the Canadian Revolving Credit Commitments in an amount equal to the undiscounted face amount of such Acceptance.

                  6.2 Creation of Acceptances. (a) The Canadian Borrower may request the creation of Acceptances hereunder by submitting to the Canadian Administrative Agent at its office specified in subsection 18.2 prior to 11:00 A.M., Toronto time, two Business Days prior to the requested Borrowing Date, (i) a request for acceptances (each, a "Request for Acceptances") completed in a manner and in form and substance reasonably satisfactory to the Canadian Administrative Agent and specifying, among other things, the Borrowing Date, maturity and face amount of the Drafts to be accepted and discounted, (ii) to the extent not theretofore supplied to each Canadian Lender, a sufficient number of Drafts to be drawn on the Canadian Lenders, to be appropriately completed in accordance with subsection 6.2(d) and (iii) such other certificates, documents and other papers and information as the Canadian Administrative Agent may reasonably request. Upon receipt of any such Request for Acceptances, the Canadian Administrative Agent shall promptly notify each Canadian Lender and the General Administrative Agent of its receipt thereof.

                  (b) The Canadian Borrower hereby agrees that it shall deliver to the Canadian Administrative Agent on or prior to the Closing Date, Powers of Attorney substantially in the form annexed hereto as Exhibit D (the "Powers of Attorney") authorizing each Canadian Lender to draw Drafts on such Canadian Lender on behalf of the Canadian Borrower and to complete such Drafts in accordance with the Requests for Acceptances submitted from time to time pursuant to subsection 6.2(a).

                  (c) Each Request for Acceptances made by or on behalf of the Canadian Borrower hereunder shall contain a request for Acceptances denominated in Canadian Dollars and having an aggregate undiscounted face amount equal to C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof. Each Acceptance shall be dated the Borrowing Date specified in the Request for Acceptances with respect thereto and shall be stated to mature on a Business Day which is not less than 30 days and not more than 180 days after the date thereof (and, in any event, prior to the Revolving Credit Termination Date).

                  (d) Not later than 12:00 Noon, Toronto time, on the Borrowing Date specified in the relevant Request for Acceptances, and upon fulfillment of the applicable conditions set forth in subsection 12.2, each Canadian Lender will, in accordance with such Request for Acceptances, (i) sign each Draft on behalf of the Canadian Borrower pursuant to the Power of Attorney, (ii) complete the date, amount and maturity of each Draft to be accepted, (iii) accept such Drafts and give notice to the Canadian Administrative Agent of such acceptance and (iv) upon such acceptance, purchase such Acceptances to the extent contemplated by subsection 6.3. Alternatively, at the request of the Canadian Administrative Agent, the Canadian Borrower shall deliver to the Canadian Administrative Agent a "depository note" which complies with the requirements of the Depository Bills and Notes Act (Canada), and consents to the deposit of any such depository note in the book-based debt clearance system maintained by the Canadian Depository of Securities. In such circumstances, the delivery of Acceptances shall be governed by the clearance procedures established thereunder.

                  6.3 Discount of Acceptances. (a) Each Canadian Lender hereby severally agrees, on the terms and subject to the conditions set forth in this Agreement, to purchase Acceptances created by it on the Borrowing Date with respect thereto at the applicable Reference Discount Rate by making available to the Canadian Borrower an amount in immediately available funds equal to the Acceptance Purchase Price in respect thereof, and to notify the Canadian Administrative Agent that such Draft has been accepted, discounted and purchased by such accepting Canadian Lender.

                  (b) In the event that the Canadian Borrower has made a Request for Acceptances, then (i) prior to 11:00 A.M., Toronto time, on the Borrowing Date with respect thereto, the Canadian Administrative Agent will notify the General Administrative Agent, the Canadian Borrower and the Canadian Lenders of the applicable Reference Discount Rate for such Acceptances and the corresponding Acceptance Purchase Price and (ii) each Canadian Lender shall make the Acceptance Purchase Price for such Acceptances discounted by it available to the Canadian Administrative Agent, for the account of the Canadian Borrower, at the office of the Canadian Administrative Agent specified in subsection 18.2 prior to 12:00 Noon, Toronto time, on the Borrowing Date, in Canadian Dollars and in funds immediately available to the Canadian Administrative Agent. Such borrowing will then be made available to the Canadian Borrower by the Canadian Administrative Agent crediting the account of the Canadian Borrower on the books of such office with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

                  (c) Acceptances purchased by any Canadian Lender may be held by it for its own account until maturity or sold by it at any time prior thereto in the relevant market therefor in Canada in such Canadian Lender's sole discretion. The doctrine of merger shall not apply with respect to any Acceptance held by a Lender at maturity.

                  6.4 Stamping Fees. On the Borrowing Date with respect to each Acceptance, the Canadian Borrower shall pay to the Canadian Administrative Agent, for the account of the Canadian Lenders, a stamping fee at a rate per annum equal to the Applicable Margin in effect on such Borrowing Date for Eurodollar Loans, computed for the period from and including the Borrowing Date with respect to such Acceptance to but not including the maturity of such Acceptance, on the basis of a 365-day year, of the undiscounted face amount of such Acceptance.

                  6.5 Acceptance Reimbursement Obligations. (a) The Canadian Borrower hereby unconditionally agrees to pay to the Canadian Administrative Agent for the account of each Canadian Lender, on the maturity date (whether at stated maturity, by acceleration or otherwise) for each Acceptance created by such Canadian Lender for the account of the Canadian Borrower, the aggregate undiscounted face amount of each such then-maturing Acceptance.

                  (b) The obligation of the Canadian Borrower to reimburse the Canadian Lenders for then-maturing Acceptances may be satisfied by the Canadian Borrower by:

                      (i) paying to the Canadian Administrative Agent, for the account of the Canadian Lenders, an amount in Canadian Dollars and in immediately available funds equal to the aggregate undiscounted face amount of all Acceptances created for the account of the Canadian Borrower hereunder which are then maturing by 12:00 Noon, Toronto time, on such maturity date; provided that the Canadian Borrower shall have given not less than one Business Day's prior notice to the Canadian Administrative Agent (which shall promptly notify each Canadian Lender thereof) of its intent to reimburse the Canadian Lenders in the manner contemplated by this clause (i);

                     (ii) having new Drafts accepted and discounted by the Canadian Lenders in the manner contemplated by subsections 6.2 and 6.3 in substitution for the then-maturing Acceptances; provided that (A) the Canadian Borrower shall have delivered to the Canadian Administrative Agent (which shall promptly provide a copy thereof to each Canadian Lender) a duly completed Request for Acceptances not later than 2:00 P.M., Toronto time, one Business Day prior to such maturity date, together with the documents, instruments, certificates and other papers and information contemplated by subsections 6.2(a)(ii) and 6.2(a)(iii), (B) if any Default or Event of Default has occurred and is then continuing, the Request for Acceptances shall be deemed to be a request for a Canadian Revolving Credit Loan in an amount equal to the undiscounted face amount of the Acceptances requested, (C) each Canadian Lender shall retain the Acceptance Purchase Price for the Acceptance created by it and apply such Acceptance Purchase Price to the Acceptance Reimbursement Obligations of the Canadian Borrower in respect of the maturing Acceptance created by such Canadian Lender, (D) if the Acceptance Purchase Price so retained by such Canadian Lender is less than the undiscounted face amount of the then-maturing Acceptance, the Canadian Borrower shall have made arrangements reasonably satisfactory to such Canadian Lender for payment of such deficiency and (E) if the Acceptance Purchase Price so retained by the Canadian Lender is greater than the undiscounted face amount of the then-maturing Acceptance, the Canadian Lender shall make such excess available to the Canadian Administrative Agent, which in turn shall make such excess available to the Canadian Borrower, all in accordance with subsection 6.3(b); or

                    (iii) to the extent that the Canadian Borrower has not given to the Canadian Administrative Agent a notice contemplated by clause
         (i) or (ii) above, then the Canadian Borrower shall be deemed to have requested a borrowing pursuant to subsection 5.1 of Canadian Revolving Credit Loans in an aggregate principal amount equal to the undiscounted face amount of such then-maturing Acceptance. The Borrowing Date with respect to such borrowing shall be the maturity date for such Acceptance. Except to the extent that any of the events contemplated by paragraph (i) of Section 16 with respect to the Canadian Borrower has occurred and is then continuing, each Canadian Lender shall be obligated to make the Canadian Revolving Credit Loan contemplated by this subsection 6.5(b)(iii) regardless of whether the conditions precedent to borrowing set forth in this Agreement are then satisfied. The proceeds of any Canadian Revolving Credit Loans made pursuant to this subsection 6.5(b)(iii) shall be retained by the Canadian Lenders and applied by them to the Acceptance Reimbursement Obligations of the Canadian Borrower in respect of the then-maturing Acceptance.

                  (c) The unpaid amount of any such Acceptance Reimbursement Obligations shall be treated as a Canadian Revolving Credit Loan for the purposes hereof and interest shall accrue on the amount of any such unpaid Acceptance Reimbursement Obligation from the date such amount becomes due until paid in full at a fluctuating rate per annum equal to the rate which would then be payable on Canadian Revolving Credit Loans. Such interest shall be payable by the Canadian Borrower on demand by the Canadian Administrative Agent.

                  (d) In no event shall the Canadian Borrower claim from any Canadian Lender any grace period with respect to the payment at maturity of any Acceptances created by such Canadian Lender pursuant to this Agreement.

                  6.6 Converting Canadian Revolving Credit Loans to Acceptances and Acceptances to Canadian Revolving Credit Loans. (a) Subject to subsection 6.6(b), the Canadian Borrower may at any time and from time to time request that any then outstanding Canadian Revolving Credit Loan denominated in Canadian Dollars be converted into an Acceptance by delivering to the Canadian Administrative Agent (which shall promptly notify the General Administrative Agent and each Canadian Lender of its receipt thereof) a Request for Acceptances, together with a statement that the Acceptances so requested are to be created pursuant to this subsection 6.6(a), such notice to be given not later than one Business Day prior to the requested conversion date.

                  (b) In the event that the Canadian Administrative Agent receives such a Request for Acceptances and the accompanying statement described in subsection 6.6(a), then the Canadian Borrower shall pay on the requested Borrowing Date to the Canadian Administrative Agent, for the account of the Canadian Lenders, the principal amount of the then outstanding Canadian Revolving Credit Loans being so converted, and each Canadian Lender shall accept and discount the Canadian Borrower's Draft having an aggregate face amount at least equal to the principal amount of the Canadian Revolving Credit Loans of such Canadian Lender which are then being repaid; it being understood and agreed that for the purposes of this subsection 6.6(b), such payment by the Canadian Borrower of such outstanding Canadian Revolving Credit Loans may be from the proceeds of such discounted Drafts, provided that, (i) following the occurrence and during the continuance of a Default or an Event of Default, no Acceptances may be created and (ii) no Acceptance which is permitted to be created hereunder shall have a maturity that extends beyond the Revolving Credit Termination Date.

                  (c) The creation of Acceptances pursuant to this subsection
6.6 shall not be subject to the satisfaction of the conditions precedent to borrowing set forth in this Agreement.

                  (d) The Canadian Borrower may elect from time to time to convert outstanding Acceptances to Canadian Revolving Credit Loans denominated in Canadian Dollars by giving the Canadian Administrative Agent at least one Business Day's irrevocable notice of such election prior to the maturity of such Acceptances; provided that any such conversion of Acceptances may only be made on the maturity thereof.

                  6.7 Allocation of Acceptances. The Canadian Borrower hereby agrees that each Request for Acceptances, reimbursement of Acceptances and conversion of Canadian Revolving Credit Loans to Acceptances shall be made in a manner so that any such Request for Acceptances, reimbursement or conversion shall apply ratably to all Canadian Lenders in accordance with their respective Canadian Revolving Credit Commitment Percentages. In the event that the aggregate undiscounted face amount of Acceptances requested by the Canadian Borrower to be created by all Canadian Lenders hereunder pursuant to any Request for Acceptances is an amount which, if divided ratably among the Canadian Lenders in accordance with their respective Canadian Revolving Credit Commitment Percentages, would not result in each Canadian Lender accepting a Draft which has an undiscounted face amount equal to C$100,000 or a whole multiple of C$100,000 in excess thereof, then, notwithstanding any provision in this subsection 6.7 to the contrary, the Canadian Administrative Agent is authorized by the Canadian Borrower and the Canadian Lenders to allocate among the Canadian Lenders the Acceptances to be issued in such manner and amounts as the Canadian Administrative Agent may, in its sole discretion, acting reasonably, consider necessary, rounding up or down, so as to ensure that no Canadian Lender is required to accept a Draft for a fraction of $100,000 and, in such event, the Canadian Lenders' ratable share with respect to such Acceptances shall be adjusted accordingly.

                  6.8 Special Provisions Relating to Acceptance Notes. (a) The Canadian Borrower and each Canadian Lender hereby acknowledge and agree that from time to time certain Canadian Lenders which are not Canadian chartered banks or which are Schedule II

Canadian Lenders may not be authorized to or may, as a matter of general corporate policy, elect not to accept Drafts, and the Canadian Borrower and each Canadian Lender agree that any such Canadian Lender may purchase Acceptance Notes of the Canadian Borrower in accordance with the provisions of subsection 6.8(b) in lieu of creating Acceptances for its account.

                  (b) In the event that any Canadian Lender described in subsection 6.8(a) above is unable to, or elects as a matter of general corporate policy not to, create Acceptances hereunder, such Canadian Lender shall not create Acceptances hereunder, but rather, if the Canadian Borrower requests the creation of such Acceptances, the Canadian Borrower shall deliver to such Canadian Lender non-interest bearing promissory notes (each, an "Acceptance Note") of the Canadian Borrower, substantially in the form of Exhibit E, having the same maturity as the Acceptances to be created and in an aggregate principal amount equal to the undiscounted face amount of such Acceptances. Each such Canadian Lender hereby agrees to purchase Acceptance Notes from the Canadian Borrower at a purchase price equal to the Acceptance Purchase Price which would have been applicable if a Draft in the same aggregate face amount as the principal amount of its Acceptance Notes and of the same maturity had been accepted by it (less any stamping fee which would have been paid pursuant to subsection 5.4 if such Lender had created an Acceptance) and such Acceptance Notes shall be governed by the provisions of this Section 6 as if they were Acceptances.

                  6.9 Existing Acceptances and Acceptance Notes. Any Acceptances or Acceptance Notes that (i) are outstanding under the Existing Credit Agreement on the Closing Day and (ii) were created by or issued to, as the case may be, lenders under the Existing Credit Agreement that are also Lenders hereunder, shall continue to be outstanding as Acceptances or Acceptance Notes, as the case may be, under this Agreement from and after the Closing Date and shall be governed by the terms hereof as if such Acceptances and Acceptance Notes had been created or issued hereunder.


                  SECTION 7. AMOUNT AND TERMS OF MULTICURRENCY
                             COMMITMENT

                  7.1 Multicurrency Commitments. Subject to the terms and conditions hereof, each Multicurrency Lender severally agrees to make revolving credit loans (each, a "Multicurrency Loan") in any Available Foreign Currency to the U.S. Borrower or any Foreign Subsidiary Borrower from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto
(a) the Available Multicurrency Commitment of such Multicurrency Lender is greater than or equal to zero, (b) the aggregate outstanding principal amount of Multicurrency Loans does not exceed an amount of which the U.S. Dollar Equivalent is $500,000,000 and (c) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate U.S. Revolving Credit Commitments. During the Revolving Credit Commitment Period, the U.S. Borrower and Foreign Subsidiary Borrowers may use the Multicurrency Commitments by borrowing, repaying the Multicurrency Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  7.2  Repayment of Multicurrency Loans; Evidence of Debt.
(a) Each of the U.S. Borrower and each Foreign Subsidiary Borrower hereby unconditionally promises to pay to the General Administrative Agent for the account of each Multicurrency Lender the then unpaid principal amount of each Multicurrency Loan of such Multicurrency Lender to such Borrower on the Revolving Credit Termination Date and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement. Each of the U.S. Borrower and each Foreign Subsidiary Borrower hereby further agrees to pay interest on the unpaid principal amount of the Multicurrency Loans advanced to it and from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 10.1.

                  (b) Each Multicurrency Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Multicurrency Lender resulting from each Multicurrency Loan of such Multicurrency Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Multicurrency Lender from time to time under this Agreement.

                  (c) The General Administrative Agent shall maintain the Register pursuant to subsection 18.6(d), and a subaccount therein for each Multicurrency Lender, in which shall be recorded (i) the date and amount of each Multicurrency Loan made hereunder, (ii) the date and amount of any principal or interest due and payable or to become due and payable from each Borrower to each Multicurrency Lender hereunder in respect of the Multicurrency Loans and (iii) both the date and amount of any sum received by the General Administrative Agent hereunder from each Borrower in respect of the Multicurrency Loans and each Multicurrency Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Multicurrency Lender maintained pursuant to subsection 7.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Multicurrency Lender or the General Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of such Borrower to repay (with applicable interest) the Multicurrency Loans made to such Borrower by such Multicurrency Lender in accordance with the terms of this Agreement.

                  7.3 Procedure for Multicurrency Borrowing. The U.S. Borrower or any Foreign Subsidiary Borrower may request the Multicurrency Lenders to make Multicurrency Loans during the Revolving Credit Commitment Period on any Business Day by delivering a Notice of Multicurrency Loan Borrowing. Each borrowing under the Multicurrency Commitments shall be in an amount in an Available Foreign Currency of which the U.S. Dollar Equivalent is equal to at least $10,000,000 (or, if the then Aggregate Available Multicurrency Commitments are less than $10,000,000, such lesser amount). Upon receipt of any such Notice of Multicurrency Borrowing from any Borrower, the General Administrative Agent shall promptly notify each Multicurrency Lender thereof. Not later than the funding time for the relevant Available Foreign Currency set forth in the Administrative Schedule each Multicurrency Lender shall make an amount equal to its Multicurrency Commitment Percentage of the principal amount of Multicurrency Loans requested to be made on such Borrowing Date available to the General Administrative Agent at the funding office for the relevant Available Foreign Currency set forth in the Administrative Schedule in the relevant Available Foreign Currency and in immediately available funds. The amounts made available by each Multicurrency Lender will then be made available on such Borrowing Date to the relevant Borrower at the funding office for the relevant Available Foreign Currency set forth in the Administrative Schedule and in like funds as received by the General Administrative Agent.

                  7.4 Termination or Reduction of Multicurrency Commitments. The U.S. Borrower shall have the right, upon not less than three Business Days' notice to the General Administrative Agent, to terminate the Multicurrency Commitments or, from time to time, to reduce the amount of the Multicurrency Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Available Multicurrency Commitment of any Multicurrency Lender would be less than zero. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Multicurrency Commitments then in effect.


                  7.5 Redenomination and Alternative Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a Subsequent Participant state shall be redenominated into the euro unit in accordance with EMU legislation immediately upon such Subsequent Participant becoming a Participating Member State (but otherwise in accordance with EMU Legislation).


                  SECTION 8. ALTERNATE CURRENCY FACILITIES

                  8.1 Terms of Alternate Currency Facilities. (a) Subject to the provisions of this Section 8, the U.S. Borrower may in its discretion from time to time designate any Subsidiary of the U.S. Borrower organized under the laws of any jurisdiction outside the United States as an "Alternate Currency Borrower" and any Qualified Credit Facility to which such Alternate Currency Borrower and any one or more Alternate Currency Lenders is a party as an "Alternate Currency Facility", with the consent of each such Alternate Currency Lender in its sole discretion, by delivering an Alternate Currency Facility Addendum to the General Administrative Agent and the Lenders (through the General Administrative Agent) executed by the U.S. Borrower, each such Alternate Currency Borrower (or the U.S. Borrower on its behalf) and each such Alternate Currency Lender, provided, that on the effective date of such designation no Event of Default shall have occurred and be continuing. Concurrently with the delivery of an Alternate Currency Facility Addendum, the U.S. Borrower or the relevant Alternate Currency Borrower shall furnish to the General Administrative Agent copies of all documentation executed and delivered by any Alternate Currency Borrower in connection therewith, together with, if applicable, an English translation thereof. Except as otherwise provided in this Section 8 or in the definition of "Qualified Credit Facility" in subsection 1.1, the terms and conditions of each Alternate Currency Facility shall be determined by mutual agreement of the relevant Alternate

 Currency Borrower(s) and Alternate Currency Lender(s). The documentation governing each Alternate Currency Facility shall (i) contain an express acknowledgment that such Alternate Currency Facility shall be subject to the provisions of this Section 8 and (ii) if more than one Alternate Currency Lender is a party thereto, designate an Alternate Currency Facility Agent for such Alternate Currency Facility. Each of the U.S. Borrower and, by agreeing to any Alternate Currency Facility designation as contemplated hereby, each relevant Alternate Currency Lender (if any) party thereto which is an affiliate, branch or agency of a Lender, acknowledges and agrees that each reference in this Agreement to any "Lender" shall, to the extent applicable, be deemed to be a reference to such Alternate Currency Lender. In the event of any inconsistency between the terms of this Agreement and the terms of any Alternate Currency Facility, the terms of this Agreement shall prevail.

                  (b) The documentation governing each Alternate Currency Facility shall set forth (i) the maximum amount (expressed in U.S. Dollars) available to be borrowed from all Alternate Currency Lenders under such Alternate Currency Facility (as the same may be modified from time to time, an "Alternate Currency Facility Maximum Borrowing Amount") and (ii) with respect to each Alternate Currency Lender party to such Alternate Currency Facility, the maximum amount (expressed in U.S. Dollars) available to be borrowed from such Alternate Currency Lender thereunder (as the same may be modified from time to time, an "Alternate Currency Lender Maximum Borrowing Amount").

                  (c) Except as otherwise required by applicable law, in no event shall the Alternate Currency Lenders party to an Alternate Currency Facility have the right to accelerate the Alternate Currency Loans outstanding thereunder, or to terminate their commitments (if any) to make such Alternate Currency Loans prior to the earlier of the stated termination date in respect thereof or the Revolving Credit Termination Date, except, in each case, in connection with an acceleration of the Loans or a termination of the Commitments pursuant to Section 16, provided, that nothing in this paragraph (c) shall be deemed to require any Alternate Currency Lender to make an Alternate Currency Loan if the applicable conditions precedent to the making of such Alternate Currency Loan set forth in the documentation governing the relevant Alternate Currency Facility have not been satisfied. No Alternate Currency Loan may be made under an Alternate Currency Facility if (i) the conditions precedent in subsection 12.2 are not satisfied on the date such Alternate Currency Loan is requested to be made or (ii) after giving effect to the making of such Alternate Currency Loan and the simultaneous application of the proceeds thereof, the Aggregate Total Outstandings of all Lenders at any time exceeds the Aggregate U.S. Revolving Credit Commitments.

                  (d) The relevant Alternate Currency Borrower(s) shall furnish to the General Administrative Agent copies of any amendment, supplement or other modification (including any change in commitment amounts or in the Alternate Currency Lenders participating in any Alternate Currency Facility) to the terms of any Alternate Currency Facility promptly after the effectiveness thereof (together with, if applicable, an English translation thereof). If any such amendment, supplement or other modification to an Alternate Currency Facility shall (i) add an Alternate Currency Lender thereunder or (ii) change the Alternate Currency Facility Maximum Borrowing Amount or any Alternate Currency Lender Maximum Borrowing Amount with respect thereto, the U.S. Borrower shall promptly furnish an appropriately revised Alternate Currency Facility Addendum, executed by the U.S. Borrower, the relevant Alternate Currency Borrower(s) (or the U.S. Borrower on its behalf) and the affected Alternate Currency Lenders (or any agent acting on their behalf), to the General Administrative Agent and the Lenders (through the General Administrative Agent).

                  (e) The U.S. Borrower may terminate its designation of a facility as an Alternate Currency Facility, with the consent of each Alternate Currency Lender party thereto at the time of such redesignation in its sole discretion, by written notice to the General Administrative Agent, which notice shall be executed by the U.S. Borrower, the relevant Alternate Currency Borrower(s) (or the U.S. Borrower on its behalf) and each Alternate Currency Lender party to such Alternate Currency Facility (or any agent acting on their behalf). Once notice of such termination is received by the General Administrative Agent, such Alternate Currency Facility and the loans and other obligations outstanding thereunder shall immediately cease to be subject to the terms of this Agreement.

                  (f) At no time shall the aggregate Alternate Currency Facility Maximum Borrowing Amount of all Alternative Currency Facilities exceed $250,000,000.

                  8.2 Reporting of Alternate Currency Outstandings. (a) On the date of the making of any Alternate Currency Loan having a fixed maturity of 30 or more days to an Alternate Currency Borrower and on the last Business Day of each month on which an Alternate Currency Borrower has any outstanding Alternate Currency Loans, the Alternate Currency Facility Agent for such Alternate Currency Facility shall deliver to the General Administrative Agent a Notice of Alternate Currency Outstandings. The General Administrative Agent will, at the request of any Alternate Currency Facility Agent, advise such Alternate Currency Facility Agent of the Exchange Rate used by the General Administrative Agent in calculating the U.S. Dollar Equivalent of Alternate Currency Loans under the related Alternate Currency Facility on any date.

                  (b) For purposes of any calculation under this Agreement in which the amount of the Aggregate Alternate Currency Outstandings of any Lender is a component, the General Administrative Agent shall make such calculation on the basis of the Notices of Alternate Currency Outstandings received by it at least two Business Days prior to the date of such calculation.


                  SECTION 9. LETTERS OF CREDIT

                  9.1 Letters of Credit. (a) Subject to the terms and conditions of this Agreement, Chase Delaware, as Issuing Lender, agrees, and any other Issuing Lender may, as agreed between the U.S. Borrower and such Issuing Lender, agree, on behalf of the U.S. Lenders, and in reliance on the agreement of the Lenders set forth in subsection 9.3, to issue for the account of the U.S. Borrower (or in connection with any Foreign Letter of Credit, for the joint and several accounts of the U.S. Borrower and such applicable Foreign Subsidiary) letters of credit in an aggregate face amount not to exceed at any time outstanding an amount of which the U.S. Dollar Equivalent is $250,000,000, as follows:

                    (i) standby letters of credit (collectively, the "Standby Letters of Credit") in the form of either (A) in the case of standby letters of credit to be used for the purposes described in subsection 9.8(a) or (c), the Issuing Lender's standard standby letter of credit or (B) in the case of standby letters of credit to be used for the purposes described in subsection 9.8(b), a letter of credit reasonably satisfactory to the Issuing Lender, and in either case, in favor of such beneficiaries as the U.S. Borrower shall specify from time to time (which shall be reasonably satisfactory to the Issuing Lender); and

                     (ii) commercial letters of credit in the form of the Issuing Lender's standard commercial letters of credit ("Commercial Letters of Credit") in favor of sellers of goods or services to the U.S. Borrower, its Subsidiaries or joint ventures that are Special Entities (the Standby Letters of Credit and Commercial Letters of Credit being referred to collectively as the "Letters of Credit");

provided that on the date of the issuance of any Letter of Credit, and after giving effect to such issuance, (i) the Available U.S. Revolving Credit Commitment of each U.S. Lender is greater than or equal to zero and (ii) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate U.S. Revolving Credit Commitments at such time. Each Standby Letter of Credit shall
(i) have an expiry date no later than (A) with respect to any Standby Letter of Credit to be used for the purposes described in subsection 9.8(a) or (c), one year from the date of issuance thereof or, if earlier, the Revolving Credit Termination Date or (B) with respect to any Standby Letter of Credit to be used for the purposes described in subsection 9.8(b), the Revolving Credit Termination Date, (ii) be denominated in Dollars or another freely-convertible currency acceptable to the Issuing Lender and (iii) be in a minimum face amount of which the U.S. Dollar Equivalent is a minimum of $500,000 determined at the time of issuance. Each Commercial Letter of Credit shall (i) provide for the payment of sight drafts when presented for honor thereunder, or of time drafts, in each case in accordance with the terms thereof and when accompanied by the documents described or when such documents are presented, as the case may be,
(ii) be denominated in Dollars or another freely-convertible currency acceptable to the Issuing Lender and (iii) have an expiry date no later than six months from the date of issuance thereof or, if earlier, five Business Days prior to the Revolving Credit Termination Date.

                  (b) Pursuant to the Existing Credit Agreement, Chase (or Chase Delaware, as the case may be), as Issuing Lender, has issued certain letters of credit which are outstanding on the Closing Date (the "Existing Letters of Credit"). From and after the Closing Date, the Existing Letters of Credit shall for all purposes be deemed to be Letters of Credit outstanding under this Agreement.

                  9.2 Procedure for Issuance of Letters of Credit. The U.S. Borrower may from time to time request, upon at least three Business Days' notice, Chase Delaware, as Issuing Lender, to issue a Letter of Credit by delivering to such Issuing Lender at its address specified in subsection 18.2 a Letter of Credit Application, completed to the satisfaction of such Issuing

Lender, together with such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application from the U.S. Borrower, or, in the case of a Foreign Letter of Credit, from the U.S. Borrower and the Foreign Subsidiary that is an account party on such Letter of Credit, such Issuing Lender will promptly, but in no event later than five Business Days following receipt of such Letter of Credit Application, notify each U.S. Lender thereof. Upon receipt of any Letter of Credit Application, Chase Delaware, as Issuing Lender, will process such Letter of Credit Application, and the other certificates, documents and other papers delivered in connection therewith, in accordance with its customary procedures and shall promptly issue such Letter of Credit (but in no event earlier than three Business Days after receipt by such Issuing Lender of the Letter of Credit Application relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the U.S. Borrower and the Participating Lenders. In addition, the U.S. Borrower may from time to time agree with Issuing Lenders other than Chase Delaware upon procedures for issuance by such Issuing Lenders of Letters of Credit and cause Letters of Credit to be issued by following such procedures. Such procedures shall be reasonably satisfactory to the General Administrative Agent. Prior to the issuance of any Letter of Credit, the Issuing Lender will confirm with the General Administrative Agent that the issuance of such Letter of Credit is permitted pursuant to Section 9 and subsection 12.2. Additionally, each Issuing Lender and the U.S. Borrower shall inform the General Administrative Agent of any modifications made to outstanding Letters of Credit, of any payments made with respect to such Letters of Credit, and of any other information regarding such Letters of Credit as may be reasonably requested by the General Administrative Agent, in each case pursuant to procedures established by the General Administrative Agent.

                  9.3 Participating Interests. In the case of each Existing Letter of Credit, effective on the Closing Date, and in the case of each Letter of Credit issued in accordance with the terms hereof on or after the Closing Date, effective as of the date of the issuance thereof, the Issuing Lender in respect of such Letter of Credit agrees to allot, and does allot, to each other U.S. Lender, and each such U.S. Lender severally and irrevocably agrees to take and does take, a Participating Interest in such Letter of Credit and the related Letter of Credit Application in a percentage equal to such U.S. Lender's U.S. Revolving Credit Commitment Percentage. On the date that any Purchasing Lender becomes a party to this Agreement in accordance with subsection 18.6, Participating Interests in any outstanding Letter of Credit held by the U.S. Lender from which such Purchasing Lender acquired its interest hereunder shall be proportionately reallotted between such Purchasing Lender and such transferor U.S. Lender. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit issued in accordance with the terms hereof and to pay or to reimburse the Issuing Lender in respect of such Letter of Credit for its participating share of the drafts drawn thereunder shall be irrevocable and unconditional; provided that no Participating Lender shall be liable for the payment of any amount under subsection 9.4(b) resulting solely from such Issuing Lender's gross negligence or willful misconduct.

                  9.4 Payments. (a) The U.S. Borrower agrees (and in the case of a Foreign Letter of Credit, the Foreign Subsidiary for whose account such Letter of Credit was issued shall also agree, jointly and severally) (i) to reimburse the General Administrative Agent for the account of the relevant Issuing Lender, forthwith upon its demand and otherwise in accordance with the terms of the Letter of Credit Application, if any, relating thereto, for any payment made by such Issuing Lender under any Letter of Credit issued by such Issuing Lender for its account and (ii) to pay to the General Administrative Agent for the account of such Issuing Lender, interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a fluctuating rate per annum equal to the rate then borne by ABR Loans pursuant to subsection 10.1(b) plus 2%.

                  (b) In the event that an Issuing Lender makes a payment under any Letter of Credit and is not reimbursed in full therefor, forthwith upon demand of such Issuing Lender, and otherwise in accordance with the terms hereof or of the Letter of Credit Application, if any, relating to such Letter of Credit, such Issuing Lender will promptly through the General Administrative Agent notify each Participating Lender that acquired its Participating Interest in such Letter of Credit from such Issuing Lender. No later than the close of business on the date such notice is given (if such notice is received by such Participating Lender by 12:00 Noon, otherwise no later than 12:00 Noon of the immediately following Business Day), each such Participating Lender will transfer to the General Administrative Agent, for the account of such Issuing Lender, in immediately available funds, an amount equal to such Participating Lender's pro rata share of the unreimbursed portion of such payment. Upon its receipt from such Participating Lender of such amount, such Issuing Lender will, if so requested by such Participating Lender, complete, execute and deliver to such Participating Lender a Letter of Credit Participation Certificate dated the date of such receipt and in such amount.

                  (c) Whenever, at any time, after an Issuing Lender has made payment under a Letter of Credit and has received from any Participating Lender such Participating Lender's pro rata share of the unreimbursed portion of such payment, such Issuing Lender receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, such Issuing Lender will distribute to the General Administrative Agent, for the account of such Participating Lender, its pro rata share thereof; provided, however, that in the event that the receipt by such Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such Participating Lender will promptly return to the General Administrative Agent, for the account of such Issuing Lender, any portion thereof previously distributed by such Issuing Lender to it.

                  9.5 Further Assurances. (a) The U.S. Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by an Issuing Lender more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit hereunder.

                  (b) It is understood that in connection with Letters of Credit issued for the purposes described in subsection 9.8(b) it may be customary for the Issuing Lender in respect of such Letter of Credit to obtain an opinion of its counsel relating to such Letter of Credit, and each Issuing Lender that issues such a Letter of Credit agrees to cooperate with the U.S. Borrower in obtaining such customary opinion, which opinion shall be at the U.S. Borrower's expense unless otherwise agreed to by such Issuing Lender.

                  9.6 Obligations Absolute. The payment obligations of the U.S. Borrower under subsection 9.4 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, under the following circumstances:

                  (a) the existence of any claim, set-off, defense or other right which the U.S. Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Lender or any Participating Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction;

                  (b) any statement or any other document presented under any Letter of Credit opened for its account proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except under circumstances involving the gross negligence or willful misconduct of the Issuing Lender; or

                  (c) payment by an Issuing Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, except payment resulting solely from the gross negligence or willful misconduct of such Issuing Lender; or

                  (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of such Issuing Lender.

                  9.7 Letter of Credit Application. To the extent not inconsistent with the terms of this Agreement (in which case the provisions of this Agreement shall prevail), provisions of any Letter of Credit Application related to any Letter of Credit are supplemental to, and not in derogation of, any rights and remedies of the Issuing Lenders and the Participating Lenders under this Section 9 and applicable law. The U.S. Borrower acknowledges and agrees that all rights of the Issuing Lender under any Letter of Credit Application shall inure to the benefit of each Participating Lender to the extent of its Participating Interest as fully as if such Participating Lender was a party to such Letter of Credit Application.

                  9.8 Purpose of Letters of Credit. Each Standby Letter of Credit shall be used by the U.S. Borrower solely (a) to provide credit support for borrowings by the U.S. Borrower, its Subsidiaries or joint ventures which are Special Entities, (b) to pay or secure the payment of the principal amount of, and accrued interest on, and other obligations with respect to, Industrial Revenue Bonds in accordance with the provisions of the indenture related thereto, or (c) for other working capital purposes of the U.S. Borrower and Subsidiaries in the ordinary course of business. Each Commercial Letter of Credit will be used by the U.S. Borrower and Subsidiaries solely to provide the primary means of payment in connection with the purchase of goods or services by the U.S. Borrower and Subsidiaries in the ordinary course of business.

                  9.9 Currency Adjustments. (a) Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating any fee in respect of any Letter of Credit in respect of any Business Day, the General Administrative Agent shall convert the amount available to be drawn under any Letter of Credit denominated in a currency other than U.S. Dollars into an amount of U.S. Dollars based upon the Exchange Rate.

                  (b) Notwithstanding anything to the contrary contained in this
Section 9, prior to demanding any reimbursement from the Participating Lenders pursuant to subsection 9.4(b) in respect of any Letter of Credit denominated in a currency other than U.S. Dollars, the Issuing Lender shall convert the relevant Borrower's obligation under subsection 9.4 to reimburse the Issuing Lender in such currency into an obligation to reimburse the Issuing Lender in U.S. Dollars. The U.S. Dollar amount of the reimbursement obligation of the relevant Borrower and the Participating Lenders shall be computed by the Issuing Lender based upon the Exchange Rate in effect for the day on which such conversion occurs.


                  SECTION 10.  GENERAL PROVISIONS APPLICABLE TO LOANS

                  10.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin in effect for such day.

                  (b) Each ABR Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Alternate Base Rate for such day.

                  (c) Each Prime Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Prime Rate for such day.

                  (d) Each Canadian Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Canadian Base Rate for such day.

                  (e) Each Multicurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin in effect for such day.

                  (f) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2%.

                  (g) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (f) of this subsection shall be payable from time to time on demand.

                  (h) Each Money Market Rate Swing Line Loan shall bear interest during the interest period applicable thereto at a rate per annum equal to the applicable Money Market Rate; provided, that any Money Market Rate Swing Line Loan in which Lenders purchase participating interests pursuant to subsection 3.5(a) shall, from and after the date of such purchase, bear interest until the end of the interest period applicable thereto at a rate per annum equal to the ABR.

                  10.2 Conversion and Continuation Options. (a) The U.S. Borrower may elect from time to time to convert outstanding Eurodollar Loans (in whole or in part) to ABR Loans by giving the General Administrative Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto unless the U.S. Borrower shall agree to pay the costs associated therewith as set forth in subsection 10.11(d). The U.S. Borrower may elect from time to time to convert outstanding ABR Loans made to it (other than Swing Line Loans) (in whole or in part) to Eurodollar Loans by giving the General Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the General Administrative Agent shall promptly notify each U.S. Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the General Administrative Agent or the Majority U.S. Lenders have determined that such conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 10.3 shall not have been violated, (iii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date and (iv) Swing Line Loans may not be converted to Eurodollar Loans.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the U.S. Borrower giving notice to the General Administrative Agent of the length of the next Interest Period to be applicable to such Loans determined in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, provided that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the General Administrative Agent or the Majority U.S. Lenders have determined that such continuation is not appropriate, (ii) if, after giving effect thereto, subsection 10.3 would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date, and provided, further, that if the U.S. Borrower shall fail to give such notice or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  (c) Any Multicurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the U.S. Borrower or the relevant Foreign Subsidiary Borrower giving a Notice of Multicurrency Loan Continuation, provided, that if the relevant Foreign Subsidiary Borrower shall fail to give such Notice of Multicurrency Loan

Continuation, such Multicurrency Loans shall automatically be continued for an Interest Period of one month.

                  10.3 Minimum Amounts of Tranches. (a) All borrowings, conversions and continuations of U.S. Revolving Credit Loans and Multicurrency Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof, (ii) the aggregate principal amount of the Multicurrency Loans comprising each Tranche shall be in an amount of which the U.S. Dollar Equivalent is at least $2,500,000 (determined at the time of borrowing or continuation) and (iii) there shall not be more than 25 Tranches at any one time outstanding.

                  (b) All Acceptances created hereunder, all conversions and continuations thereof and all selections of maturity dates with respect thereto shall be made pursuant to such elections so that, after giving effect thereto, there shall be no more than 10 Acceptance Tranches at any one time outstanding.

                  10.4 Optional and Mandatory Prepayments. (a) The U.S. Borrower may at any time and from time to time prepay U.S. Revolving Credit Loans and/or Swing Line Loans (other than Money Market Rate Swing Line Loans), in whole or in part without premium or penalty upon at least three Business Days' irrevocable notice to the General Administrative Agent (in the case of Eurodollar Loans) and at least one Business Day's irrevocable notice to the General Administrative Agent (in the case of U.S. Revolving Credit Loans that are ABR Loans) specifying the date and amount of prepayment and whether the prepayment of U.S. Revolving Credit Loans is of Eurodollar Loans, ABR Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon the receipt of any such notice the General Administrative Agent shall promptly notify each U.S. Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of the U.S. Revolving Credit Loans shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or in such lower amount as may be then outstanding). Partial prepayments of the Swing Line Loans shall be in aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or in such lower amount as may be then outstanding).

                  (b) The Canadian Borrower may at any time and from time to time prepay, without premium or penalty, the Canadian Revolving Credit Loans, in whole or in part, upon at least one Business Day's irrevocable notice to the Canadian Administrative Agent specifying the date and amount of prepayment. Upon the receipt of any such notice, the Canadian Administrative Agent shall promptly notify each Canadian Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of Canadian Revolving Credit Loans shall be in an aggregate principal amount of C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof (in the case of Canadian Revolving Credit Loans denominated in Canadian Dollars), U.S.$5,000,000 or a whole multiple of US$1,000,000 in excess thereof (in the case of Canadian Revolving Credit Loans denominated in U.S. Dollars, (or in such lower amount as may be then outstanding for either denomination).

                  (c) The U.S. Borrower and Foreign Subsidiary Borrowers may at any time and from time to time prepay, without premium or penalty, the Multicurrency Loans, in whole or in part, upon at least three Business Days' irrevocable notice to the General Administrative Agent specifying the date and amount of prepayment. Upon the receipt of any such notice, the General Administrative Agent shall promptly notify each Multicurrency Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of Multicurrency Loans shall be in an aggregate principal amount of which the U.S. Dollar Equivalent is at least $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  (d) If, at any time during the Revolving Credit Commitment Period, for any reason the Aggregate Total Outstandings of all Lenders exceed the Aggregate U.S. Revolving Credit Commitments then in effect by more than 5%, or the Aggregate Committed Outstandings of any Lender exceeds the Revolving Credit Commitment of such Lender then in effect by more than 5%, (i) the U.S. Borrower shall, upon learning thereof or upon the request of the General Administrative Agent, immediately prepay the Swing Line Loans and the U.S. Revolving Credit Loans and/or (ii) the Canadian Borrower shall, upon learning thereof or upon the request of the General Administrative Agent, immediately prepay the Canadian Revolving Credit Loans and/or (iii) the Foreign Subsidiary Borrowers shall, upon learning thereof or upon the request of the General Administrative Agent, immediately prepay the Multicurrency Loans and/or (iv) the Alternate Currency Borrower shall, upon learning thereof or upon the request of the General Administrative Agent, immediately prepay Alternate Currency Loans, in an aggregate principal amount at least sufficient to reduce any such excess to 0%; provided, however, that nothing in this subsection shall be construed as requiring the Canadian Borrower to so prepay in amounts (i) that would be in violation of, and its obligations to so prepay are subject to, the restrictions on financial assistance set out in the Business Corporations Act (Ontario) or
(ii) outstanding by way of Acceptances; and, provided, further, that the preceding proviso shall not be construed in any way as limiting or derogating from the obligations of the Borrowers (other than the Canadian Borrower) set out in this subsection.

                  (e) Each prepayment of Loans pursuant to this subsection 10.4 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under subsection 10.11 in connection with such prepayment.

                  (f) Notwithstanding the foregoing, mandatory prepayments of Revolving Credit Loans, Multicurrency Loans or Alternate Currency Loans that would otherwise be required pursuant to this subsection 10.4 solely as a result of fluctuations in Exchange Rates from time to time shall only be required to be made pursuant to this subsection 10.4 on the last Business Day of each month on the basis of the Exchange Rate in effect on such Business Day.

                  (g) The U.S. Borrower shall prepay all Swing Line Loans then outstanding (other than Money Market Rate Swing Line Loans) simultaneously with each borrowing of U.S.
Revolving Credit Loans.

                  10.5 Facility Fees; Other Fees. (a) The U.S. Borrower agrees to pay to the General Administrative Agent for the account of each U.S. Lender, a facility fee for the period from and including the Closing Date to but excluding the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein); each such facility fee shall be computed at the Facility Fee Rate on the amount of the U.S. Revolving Credit Commitment of such U.S. Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date on which the U.S. Revolving Credit Commitments shall terminate as provided herein, commencing on the first such date to occur after the date hereof. Each U.S. Common Lender and its Counterpart Lender may elect, upon notice to the U.S. Borrowers and the Administrative Agents, to have all or a portion of the facility fees owed to such U.S. Common Lender by the U.S. Borrower paid by the Canadian Borrower in Canadian Dollars directly to the Canadian Administrative Agent for the account of such U.S. Common Lender's Counterpart Lender. Each U.S. Common Lender and its Counterpart Lender may make such election no more often than once in any year. If any such election is made, amounts otherwise due in U.S. Dollars in respect of facility fees shall be converted to Canadian Dollars at the then Exchange Rate on the date which is one Business Day prior to the date such amount is due.

                  (b) The U.S. Borrower shall pay (without duplication of any other fee payable under this subsection 10.5) to Chase and CSI, for their respective accounts, all fees separately agreed to by the U.S. Borrower and Chase or CSI, as the case may be.

                  (c) The Canadian Borrower shall (without duplication of any other fee payable under this subsection 10.5) pay to the Canadian Administrative Agent all fees separately agreed to by the Canadian Borrower and the Canadian Administrative Agent.

                  (d) The U.S. Borrower shall (without duplication of any other fee payable under this subsection 10.5) pay to the General Administrative Agent all fees separately agreed to by the U.S. Borrower and the General Administrative Agent.

                  (e) In lieu of any letter of credit commissions and fees provided for in any Letter of Credit Application (other than any standard issuance, amendment and negotiation fees), the U.S. Borrower will pay the General Administrative Agent, (i) for the account of the Issuing Lender, a non-refundable fronting fee equal to 0.125% per annum and (ii) for the account of the U.S. Lenders, a non-refundable Letter of Credit fee equal to the Applicable Margin less 0.125%, in each case on the amount available to be drawn under such Letter of Credit. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter, and shall be calculated on the average daily amount available to be drawn under the Letters of Credit.

                  (f) The U.S. Borrower agrees to pay the Issuing Lender for its own account its customary administration, amendment, transfer and negotiation fees charged by the Issuing Lender in connection with its issuance and administration of Letters of Credit.

                  10.6 Computation of Interest and Fees. (a) Interest based on the Eurodollar Rate, the Eurocurrency Rate, the Money Market Rate or the Alternate Base Rate when it is based upon the Federal Funds Effective Rate shall be calculated on the basis of a 360-day year for the actual days elapsed; and facility fees and interest (other than interest based upon the Eurodollar Rate, the Eurocurrency Rate, the Money Market Rate or the Alternative Base Rate when it is based upon the Federal Funds Effective Rate) shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The General Administrative Agent shall as soon as practicable notify the U.S. Borrower and the U.S. Lenders of each determination of a Eurodollar Rate or Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or a change in the Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The General Administrative Agent shall as soon as practicable notify the U.S. Borrower and the Lenders of the effective date and the amount of each such change in the Alternate Base Rate, and the Canadian Administrative Agent shall as soon as practicable notify the U.S. Borrower and Canadian Borrower and the Canadian Lenders of each such change in the Prime Rate and the Canadian Base Rate; provided that a failure by the General Administrative Agent or the Canadian Administrative Agent to notify the U.S. Borrower or the Canadian Borrower of such respective rate changes does not affect the obligation of the U.S. Borrower or the Canadian Borrower to pay interest at the applicable rate as changed. For purposes of the Interest Act (Canada), whenever any interest under this Agreement is calculated based on a period which is less than a year (the "Lesser Period"), the interest rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on such Lesser Period, (ii) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable ends, and
(iii) divided by the number of days in such Lesser Period. The rates of interest specified in this Agreement are nominal rates and all interest payments and computations are to be made without allowance or deduction for deemed reinvestment of interest.

                  (b) Each determination of an interest rate by the General Administrative Agent or the Canadian Administrative Agent, as the case may be, pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. Each Administrative Agent shall, at the request of a Borrower, deliver to such Borrower a statement showing in reasonable detail the calculations used by such Administrative Agent in determining any interest rate pursuant to subsection 10.1(a).

                  (c) (i) If any U.S. Reference Lender shall for any reason no longer have a U.S. Revolving Credit Commitment or any U.S. Revolving Credit Loans, such U.S. Reference Lender shall thereupon cease to be a U.S. Reference Lender, and if, as a result, there shall only be one U.S. Reference Lender remaining, the General Administrative Agent, with the consent of the U.S. Borrower (after consultation with U.S. Lenders) shall, by notice to the U.S. Borrower and the U.S. Lenders, designate another U.S. Lender as a U.S. Reference Lender so that there shall at all times be at least two U.S. Reference Lenders.

                      (ii) If any Canadian Reference Lender shall for any reason no longer have a Canadian Revolving Credit Commitment or any Canadian Revolving Credit Loans, such Canadian Reference Lender shall thereupon cease to be a Canadian Reference Lender, and if, as a result, there shall only be one Schedule I Canadian Reference Lender or Schedule II Canadian Reference Lender (as the case may be) remaining, the Canadian Administrative Agent, with the consent of the Canadian Borrower (after consultation with the Schedule I Canadian Lenders or the Schedule II Canadian Lenders, as applicable) shall, by notice to the Canadian Borrower and the Canadian Lenders, designate another Schedule I Canadian Lender or Schedule II Canadian Lender, as applicable, as a Schedule I Canadian Reference Lender or a Schedule II Canadian Reference Lender, as applicable, so that there shall at all times be at least two Schedule I Canadian Reference Lenders and two Schedule II Canadian Reference Lenders.

                  (d) Each U.S. and Canadian Reference Lender shall use its best efforts to furnish quotations of rates to the applicable Administrative Agent as contemplated hereby. If any of the U.S. or Canadian Reference Lenders shall be unable or shall otherwise fail to supply such rates to the applicable Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 10.7, be determined on the basis of the quotations of the remaining U.S. or Canadian Reference Lenders or Reference Lender, as applicable.

                  10.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the General Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the Eurocurrency Rate, as the case may be, for such Interest Period, or

                  (b) the General Administrative Agent has received notice from the Majority U.S. Lenders that the Eurodollar Rate or Eurocurrency Rate, as the case may be, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such U.S. Lenders of making or maintaining their Eurodollar Loans or Multicurrency Loans, as the case may be, during such Interest Period, the General Administrative Agent shall give telecopy or telephonic notice thereof to the U.S. Borrower and the U.S. Lenders as soon as practicable thereafter. Until such time as the Eurodollar Rate or the Eurocurrency Rate, as the case may be, can be determined by the General Administrative Agent in the manner specified in the definitions of such terms in subsection 1.1, no further Eurodollar Loans or Multicurrency Loans (with respect to the Available Currency for which the Eurocurrency Rate cannot be determined only) shall be continued as such at the end of the then current Interest Periods or (other than any Eurodollar Loans or Multicurrency Loans previously requested and with respect to which the Eurodollar Rate or Eurocurrency Rate, as the case may be, was determined) shall be made, nor shall the U.S. Borrower have the right to convert ABR Loans into Eurodollar Loans.

                  10.8 Pro Rata Treatment and Payments. (a) (i) Except as provided in subsection 2.5, each borrowing of U.S. Revolving Credit Loans by the U.S. Borrower from the U.S. Lenders hereunder shall be made pro rata according to the Funding Commitment Percentages of the U.S. Lenders in effect on the date of such borrowing. Each payment by the U.S. Borrower on account of any facility fee hereunder shall be allocated by the General Administrative Agent among the U.S. Lenders in accordance with the respective amounts which such U.S. Lenders are entitled to receive pursuant to subsection 10.5(a). Any reduction of the U.S. Revolving Credit Commitments of the U.S. Lenders shall be allocated by the General Administrative Agent among the U.S. Lenders pro rata according to the U.S. Revolving Credit Commitment Percentages of the U.S. Lenders. Except as provided in subsection 2.5 or subsection 10.4(d), each payment (other than any optional prepayment) by the U.S. Borrower on account of principal of or interest on the U.S. Revolving Credit Loans or the CAF Advances shall be allocated by the General Administrative Agent pro rata according to the respective principal amounts thereof then due and owing to each U.S. Lender. Each optional prepayment by the U.S. Borrower on account of principal of or interest on the U.S. Revolving Credit Loans shall be allocated by the General Administrative Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the U.S. Borrower hereunder (other than with respect to Multicurrency Loans), whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the General Administrative Agent, for the account of the U.S. Lenders, at the General Administrative Agent's office specified in subsection 18.2, in Dollars and in immediately available funds. The General Administrative Agent shall distribute such payments to the U.S. Lenders entitled to receive the same promptly upon receipt in like funds as received.

                      (ii) Each borrowing of Canadian Revolving Credit Loans by the Canadian Borrower from the Canadian Lenders hereunder shall be made, and any reduction of the Canadian Revolving Credit Commitments of the Canadian Lenders shall be allocated by the Canadian Administrative Agent, pro rata according to the Canadian Revolving Credit Commitment Percentages of the Canadian Lenders. Except as provided in subsection 10.4(d), each payment (other than any optional prepayment) by the Canadian Borrower on account of principal of or interest on the Canadian Revolving Credit Loans shall be allocated by the Canadian Administrative Agent pro rata according to the respective principal amounts of the Canadian Revolving Credit Loans then due and owing to each Canadian Lender. Each optional prepayment by the Canadian Borrower on account of principal of or interest on the Canadian Revolving Credit Loans shall be allocated by the Canadian Administrative Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the Canadian Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, Toronto time, on the due date thereof to the Canadian Administrative Agent, for the account of the Canadian Lenders, at the Canadian Administrative Agent's office specified in subsection 18.2, in Canadian Dollars and in immediately available funds. The Canadian Administrative Agent shall distribute such payments to the Canadian Lenders entitled to receive the same promptly upon receipt in like funds as received.

                    (iii) Each borrowing of Multicurrency Loans by the U.S. Borrower or any Foreign Subsidiary Borrower shall be made, and any reduction of the Multicurrency Commitments shall be allocated by the General Administrative Agent, pro rata according to the Multicurrency Commitment Percentages of the Multicurrency Lenders. Except as provided in subsection 10.4(d), each payment (including each prepayment) by the U.S. Borrower or a Foreign Subsidiary Borrower on account of principal of and interest on Multicurrency Loans shall be allocated by the General Administrative Agent pro rata according to the respective principal amounts of the Multicurrency Loans then due and owing by such Foreign Subsidiary Borrower to each Multicurrency Lender. All payments (including prepayments) to be made by a Borrower hereunder in respect of Multicurrency Loans, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made at or before the payment time for the currency of such Multicurrency Loan set forth in the Administrative Schedule, on the due date thereof to the General Administrative Agent, for the account of the Multicurrency Lenders, at the payment office for the currency of such Multicurrency Loan set forth in the Administrative Schedule, in the currency of such Multicurrency Loan and in immediately available funds. The General Administrative Agent shall distribute such payments to the Multicurrency Lenders entitled to receive the same promptly upon receipt in like funds as received.

                      (iv) If any payment hereunder (other than payments on the Eurodollar Loans, the Multicurrency Loans and the Acceptances) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a Multicurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. Acceptances may only mature on a Business Day.

                  (b) A payment in euro shall be deemed to have been made by the General Administrative Agent on the date on which it is required to be made under this Agreement if the General Administrative Agent has, on or before that date, taken all relevant steps to make that payment. With respect to the payment of any amount denominated in euro, the General Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the General Administrative Agent if the General Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds in the euro unit to the account with the bank in the principal financial center in the Participating Member State which the relevant Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (b), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the General Administrative Agent may from time to time determine for the purpose of clearing or settling payments of euro.

                  (c) Unless the applicable Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing available to such Administrative Agent, such Administrative Agent may assume that such Lender is making such amount available to such Administrative Agent, and such Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to such Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to such Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to (i) the daily average Federal Funds Effective Rate (in the case of a borrowing of U.S. Revolving Credit Loans or CAF Advances), (ii) the Canadian Administrative Agent's reasonable estimate of its average daily cost of funds (in the case of a borrowing of Canadian Revolving Credit Loans or Acceptances) and (iii) the General Administrative Agent's reasonable estimate of its average daily cost of funds (in the case of a borrowing of Multicurrency Loans), in each case for the period until such Lender makes such amount immediately available to such Administrative Agent. A certificate of such Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to such Administrative Agent by such Lender within three Business Days of such Borrowing Date, the applicable Borrower shall repay such Lender's share of such borrowing (together with interest thereon from the date such amount was made available to such Borrower (i) at the rate per annum applicable to ABR Loans hereunder (in the case of amounts made available to the U.S. Borrower and amounts made available in U.S. Dollars to the Canadian Borrower), (ii) at the rate per annum applicable to Prime Rate Loans hereunder (in the case of amounts made available in Canadian Dollars to the Canadian Borrower) and (iii) the General Administrative Agent's reasonable estimate of its average daily cost of funds plus the Applicable Margin applicable to Multicurrency Loans (in the case of a borrowing of Multicurrency Loans)) to such Administrative Agent not later than three Business Days after receipt of written notice from such Administrative Agent specifying such Lender's share of such borrowing that was not made available to such Administrative Agent. Nothing contained in this subsection 10.8(b) shall prejudice any claims otherwise available to any Borrower against any Lender as a result of such Lender's failure to make its share of any borrowing available to an Administrative Agent for the account of a Borrower.

                  (d) Any amount payable by the General Administrative Agent to the Lenders under this Agreement in the currency of a Participating Member State shall be paid in the euro unit.

                  (e) If, in relation to the currency of any Subsequent Participant, the basis of accrual of interest or fees expressed in this Agreement with respect to such currency shall be inconsistent with any convention or practice in the London Interbank Market or, as the case may be, the Paris Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such Subsequent Participant becomes a Participating Member State; provided, that if any Multicurrency Loan in the currency of such Subsequent Participant is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Multicurrency Loan, at the end of the then current Interest Period.

                  (f) Without prejudice and in addition to any method of conversion or rounding prescribed by the EMU legislation, each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the General Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the General Administrative Agent may from time to time specify.

                  10.9 Illegality. (i) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Multicurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans or Multicurrency Loans, continue Eurodollar Loans or Multicurrency Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled until such time as it shall no longer be unlawful for such Lender to make or maintain the affected Loans, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Eurodollar Loans or within such earlier period as may be required by law and (c) such Lender's Multicurrency Loans shall be prepaid on the last day of the then current Interest Period with respect thereto. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period Interest Period with respect thereto, the U.S. Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 10.11.

                  (ii) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Canadian Lender to create or maintain Acceptances as contemplated by this Agreement, (a) the commitment of such Canadian Lender hereunder to accept Drafts, purchase Acceptances, continue Acceptances as such and convert Canadian Revolving Credit Loans to Acceptances shall forthwith be cancelled until such time as it shall no longer be unlawful for such Canadian Lender to create or maintain Acceptances and (b) such Canadian Lender's then outstanding Acceptances, if any, shall be converted automatically to Prime Rate Loans on the respective maturities thereof or within such earlier period as may be permitted and required by law.

                  (iii) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Canadian Lender to make or maintain Canadian Base Rate Loans, (a) the commitment of such Canadian Lender hereunder to make Canadian Base Rate Loans shall forthwith be cancelled until such time as it shall no longer be unlawful for such Canadian Lender to make or maintain Canadian Base Rate Loans and (b) such Canadian Lender's then outstanding Canadian Base Rate Loans, if any, shall be converted automatically to Canadian Dollars and Prime Rate Loans on the respective maturities thereof or within such earlier period as may be permitted and required by law.

                  10.10 Requirements of Law. (a) In the event that any Requirement of Law (or any change therein or in the interpretation or application thereof) or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

                      (i) does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Acceptance created by it, any Letter of Credit issued or participated in by it or any Loans made by it, or change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for taxes covered by subsection 10.12 and changes in the rate of tax on the overall net income of such Lender);

                     (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate or Eurocurrency Rate, including, without limitation, the imposition of any reserves with respect to Eurocurrency Liabilities under Regulation D of the Board; or

                    (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by any amount which such Lender deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case in respect of its Loans, its Acceptances or its Participating Interests, then, in any such case, the applicable Borrower shall promptly pay such Lender, upon receipt of its demand setting forth in reasonable detail, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable, such additional amounts together with interest on each such amount from the date two Business Days after the date demanded until payment in full thereof at the ABR. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender, through the General Administrative Agent, to the applicable Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of all amounts outstanding hereunder.

                  (b) In the event that any Lender shall have determined that the adoption of any law, rule, regulation or guideline regarding capital adequacy (or any change therein or in the interpretation or application thereof) or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the U.S. Borrower (with a copy to the General Administrative Agent) of a written request therefor, the U.S. Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If the obligation of any Lender to make Eurodollar Loans or Multicurrency Loans has been suspended pursuant to subsection 10.7 or 10.9 for more than three consecutive months or any Lender has demanded compensation under subsection 10.10(a) or 10.10(b), the U.S. Borrower shall have the right to substitute a financial institution or financial institutions (which may be one or more of the Lenders) reasonably satisfactory to the General Administrative Agent by causing such financial institution or financial institutions to purchase the rights (by paying to such Lender the principal amount of its outstanding Loans together with accrued interest thereon and all other amounts accrued for its account or owed to it hereunder and executing an Assignment and Acceptance) and to assume the obligations of such Lender under the Loan Documents. Upon such purchase and assumption by such substituted financial institution or financial institutions, the obligations of such Lender hereunder shall be discharged; provided such Lender shall retain its rights hereunder with respect to periods prior to such substitution including, without limitation, its rights to compensation under this subsection 10.10.

                  10.11 Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in payment when due of the principal amount of or interest on any Loans of such Lender, (b) default by such Borrower in making a borrowing or conversion after the Borrower has given a notice of borrowing or a notice of conversion in accordance with this Agreement, (c) default by such Borrower in making any prepayment after such Borrower has given a notice in accordance with this Agreement, (d) the making of a prepayment of a Eurodollar Loan or Multicurrency Loan on a day which is not the last day of an Interest Period with respect thereto or the making by the U.S. Borrower of a prepayment of Money Market Rate Swing Line Loans on a day which is not the last day of the interest period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained, or (e) the prepayment of an Acceptance or an Acceptance Note on a day which is not the maturity date thereof, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans or Multicurrency Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any such loss or expense submitted by such Lender shall be conclusive, absent manifest error. This covenant shall survive termination of this Agreement and payment of all amounts outstanding hereunder.

                  10.12 Taxes. (a) All payments made by any Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of each Administrative Agent and each Lender, income or franchise taxes imposed on such Administrative Agent or such Lender by the jurisdiction under the laws of which such Administrative Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which such Lender's lending office is located or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender and any jurisdiction other than a connection resulting solely from entering into this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being thereinafter called "Taxes"). Subject to the provisions of subsection 10.12(d), if any Taxes are required to be withheld from any amounts payable by such Borrower to any Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to such Administrative Agent or such Lender shall be increased to the extent necessary to yield to such Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are paid by any Borrower with respect to payments made in connection with this Agreement, as promptly as possible thereafter, such Borrower shall send to the applicable Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. Subject to the provisions of subsection 10.12(d), if any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the applicable Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify such Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by such Administrative Agent or any Lenders as a result of any such failure.

                  (b) Each U.S. Lender that is not incorporated or organized under the laws of the United States of America or a state thereof agrees that, prior to the first date any payment is due to be made to it hereunder or under any Note, it will deliver to the U.S. Borrower and the General Administrative Agent (i) two valid, duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments by the U.S. Borrower under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the U.S. Borrower and the General Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the U.S. Borrower and the General Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner or certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the U.S. Borrower, and such extensions or renewals thereof as may reasonably be requested by the U.S. Borrower, certifying in the case of a Form 1001 or 4224 or successor applicable form that such Lender is entitled to receive payments by the U.S. Borrower under this Agreement without deduction or withholding of any United States federal income taxes, unless any change in treaty, law or regulation or official interpretation thereof has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the U.S. Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9 or successor applicable form, establishing an exemption from United States backup withholding tax (it being agreed that final and temporary Treasury Regulations promulgated in T.O. 8734 shall not constitute a change in law, regardless of their effective date).

                  (c) Each Multicurrency Lender shall, upon request by a Foreign Subsidiary Borrower (or the U.S. Borrower on its behalf), within a reasonable period of time after such request, deliver to such Foreign Subsidiary Borrower or the applicable governmental or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (d) Neither the U.S. Borrower nor any other Borrower shall be required to pay any additional amounts to any Administrative Agent or any Lender (or Transferee except to the extent such Transferee's transferor was entitled, at the time of transfer, to receive additional amounts from the U.S. Borrower) in respect of Taxes pursuant to subsection 10.12(a) if (i) the obligation to pay such additional amounts would not have arisen but for a failure by the General Administrative Agent or such Lender (or Transferee) to comply with the requirements of subsection 10.12(b) or (c) (or in the case of a Transferee, the requirements of subsection 18.6(h)).

                  (e) The Canadian Borrower shall not be requested to pay any additional amounts pursuant to this subsection 10.12 to any Canadian Lender in respect of any time after which such Canadian Lender has ceased to maintain its status as a resident of Canada for the purposes of the Tax Act.

                  (f) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection 10.12; provided, however, that such efforts shall not impose on such Lender any additional costs or legal or regulatory burdens deemed by such Lender in its reasonable judgment to be material.

                  (g) The agreements in subsection 10.12(a) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder until the expiration of the applicable statute of limitations for such taxes.

                  10.13 Assignment of Commitments Under Certain Circumstances.
(a) In the event that any Lender shall have delivered a notice or certificate pursuant to subsection 10.10 or any Borrower has been required to pay any Taxes in respect of any Lender pursuant to subsection 10.12, the U.S. Borrower shall have the right, at its own expense, upon notice to such Lender and the General Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in subsection 18.6) all its interests, rights and obligations under this Agreement to another bank or financial institution identified by the U.S. Borrower and reasonably acceptable to the General Administrative Agent (subject to the restrictions contained in subsection 18.6) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the Borrower or the assignee, as the case may be, shall pay to the transferor Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder, including, without limitation, amounts payable pursuant to subsection 10.10 and any amounts that would be payable under Subsection 10.11 if such amount were a prepayment made in the amount and on the date of such assignment.

                  (b) In the event that any Multicurrency Lender (including a Transferee) does not, for any reason, deliver all forms and certificates required to permit all payments by all Foreign Subsidiary Borrowers hereunder to be made free and clear of, and without deduction or withholding for or on account of, any Taxes, the U.S. Borrower may, so long as no Event of Default has occurred and is continuing, require such Multicurrency Lender, upon five Business Days' prior written notice from the U.S. Borrower, to assign the entire then outstanding principal amount of the Multicurrency Loans owing to such Multicurrency Lender and the entire Multicurrency Commitment of such Multicurrency Lender to one or more Lenders selected by the U.S. Borrower which, after giving effect to such assignment, will have a U.S. Revolving Credit Commitment in excess of its Multicurrency Commitment. In the case of any such assignment to another Lender, such assignee Lender shall assign to such assignor Multicurrency Lender a principal amount of outstanding U.S. Revolving Credit Loans owing to such assignee Lender equal to the lesser of (i) the U.S. Dollar Equivalent of the amount of Multicurrency Loans assigned to such assignee Lender and (ii) the aggregate outstanding principal amount of U.S. Revolving Credit Loans owing to such assignee Lender. Any such assignments pursuant to the two precedent sentences shall be effected in accordance with subsection 18.6(c) and, as a condition to such assignment, simultaneously with such assignment, the U.S. Borrower shall pay or cause to be paid all amounts due to the assignor Multicurrency Lender and the assignee Lender hereunder on the effective date of such assignments.

                  10.14 Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes of the U.S. Borrower and its Subsidiaries, including acquisitions permitted hereunder.

                  SECTION 11.  REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders to enter into this Agreement and to make the Loans, and to induce the Issuing Lender to issue Letters of Credit, each Borrower hereby represents and warrants to each Administrative Agent and to each Lender that:


                  11.1 Financial Statements. The audited consolidated balance sheets of the U.S. Borrower as of December 31, 1998 and the related statements of income and cash flow for the fiscal year ending on such date, heretofore furnished to the General Administrative Agent and the Lenders and certified by a Responsible Officer of the U.S. Borrower are complete and correct in all material respects and fairly present the financial condition of the U.S. Borrower on such date in conformity with GAAP applied on a consistent basis (subject to normal year-end adjustments). All liabilities, direct and contingent, of the U.S. Borrower on such date required to be disclosed pursuant to GAAP are disclosed in such financial statements.

                  11.2 No Change. There has been no material adverse change in the business, operations, assets or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole from that reflected on the financial statements dated December 31, 1998 referred to in subsection 11.1.

                  11.3 Corporate Existence; Compliance with Law. The U.S. Borrower and each of its Material Subsidiaries (a) is duly organized, validly existing and in good standing (or the functional equivalent thereof in the case of Foreign Subsidiaries) under the laws of the jurisdiction of its organization,
(b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing (or the functional equivalent thereof in the case of Foreign Subsidiaries) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole and would not adversely affect the ability of any Loan Party to perform its respective obligations under the Loan Documents to which it is a party and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, assets or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole and would not reasonably be expected to adversely affect the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party.

                  11.4 Corporate Power; Authorization; Enforceable Obligations.
(a) Each Loan Party has the corporate power and authority, and the legal right, to execute, deliver and perform each of the Loan Documents to which it is a party or to which this Agreement requires it to become a party. The U.S. Borrower has the corporate power and authority to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the U.S. Revolving Credit Notes. The Canadian Borrower has the corporate power and authority to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Canadian Revolving Credit Notes. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party or to which this Agreement requires it to become a party.

                  (b) No consent or authorization of, filing with or other act by or in respect of any Person (including, without limitation, any Governmental Authority) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents or the consummation of any of the transactions contemplated hereby or thereby, except for consents, authorizations, or filings which have been obtained and are in full force and effect.

                  (c) This Agreement and each other Loan Document to which any Loan Party is a party has been, and each other Loan Document to be executed by a Loan Party hereunder will be, duly executed and delivered on behalf of such Loan Party. This Agreement and each other Loan Document to which any Loan Party is a party constitutes, and each other Loan Document to be executed by a Loan Party hereunder will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  11.5 No Legal Bar; Senior Debt. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, the borrowings hereunder and the use of the proceeds thereof, (a) will not violate any Requirement of Law or any Contractual Obligation of the U.S. Borrower or any other Loan Party (including, without limitation, the 9 1/2% Subordinated Note Indenture and the Subordinated Note Indenture) except for violations of Requirements of Law and Contractual Obligations (other than such Indentures) which, individually or in the aggregate will not have a material adverse effect on the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole and will not adversely affect the ability of any Loan Party to perform its obligations under any of the Loan Documents to which it is a party and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation. The Obligations of the U.S. Borrower constitute "Senior Indebtedness" benefitting from the subordination provisions contained in the Subordinated Debt, except to the extent that such Obligations are owed to an Affiliate of the U.S. Borrower.

                  11.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the U.S. Borrower, overtly threatened by or against the U.S. Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any Loan Document or any of the transactions contemplated hereby or thereby, (b) which would reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole or (c) which would be reasonably expected to adversely affect the ability of any Loan Party to perform its obligations under any of the Loan Documents to which it is a party.

                  11.7 No Default. Neither the U.S. Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its properties in any respect which would have a material adverse effect on the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole or which would adversely affect the ability of any Loan Party to perform its obligations under any of the Loan Documents to which it is a party. No Default or Event of Default has occurred and is continuing.

                  11.8 Ownership of Property; Liens. The U.S. Borrower and each of its Material Subsidiaries has good record and marketable title in fee simple to, or a valid and subsisting leasehold interest in all its material real property, and good title to all its other property, and none of such property is subject to any Lien, except as permitted in subsection 14.3 and except, in each case, where any failure to have good title or a valid and subsisting leasehold interest or the existence of any Lien would not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole.

                  11.9 Taxes. (a) The U.S. Borrower and each of its Material Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the U.S. Borrower are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those which, in the aggregate, are not substantial in amount or those the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the U.S. Borrower or its Subsidiaries, as the case may be and except insofar as the failure to make such filings or payments would not reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole); and (b) no tax lien (other than a Lien permitted in subsection 14.3) has been filed and, to the knowledge of the U.S. Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

                  11.10 Securities Law, etc. Compliance. All transactions contemplated by this Agreement and the other Loan Documents comply in all material respects with all applicable laws and any rules and regulations thereunder, including takeover, disclosure and other federal, state and foreign securities law and Regulations T, U and X of the Federal Reserve Board.

                  11.11 ERISA. As to each Plan other than a Multiemployer Plan, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no Lien under the Code or ERISA in favor of PBGC or a Single Employer Plan has arisen during the five-year period prior to the date as of which this representation is deemed made. The present value of all accrued benefits under each Single Employer Plan maintained by the U.S. Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, either individually or in the aggregate with all other Single Employer Plans under which such accrued benefits exceed such assets, by more than $125,000,000. Neither the U.S. Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan during the five year period prior to the date as of which this representation is made or deemed made, and neither the U.S. Borrower nor any Commonly Controlled Entity would become subject to liability under ERISA in the aggregate which exceeds $145,000,000 if the U.S. Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date hereof, and no such withdrawal is likely to occur. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the U.S. Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $145,000,000.

                  11.12 Investment Company Act; Other Regulations. The U.S. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The U.S. Borrower is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

                  11.13 Subsidiaries, etc. The Subsidiaries of the U.S. Borrower as of the Closing Date are those listed on Schedule VI. The U.S. Borrower owns, as of the Closing Date, the percentage of the issued and outstanding capital stock or other evidences of the ownership of each Subsidiary listed on Schedule VI as set forth on such Schedule. Except as disclosed on Schedule VI, no such Subsidiary has issued any securities convertible into shares of its capital stock (or other evidence of ownership) or any options, warrants or other rights, to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries are owned by the U.S. Borrower and its Subsidiaries free and clear of all Liens, warrants, options or rights of others of any kind whatsoever except for Liens permitted by subsection 14.3.

                  11.14 Accuracy and Completeness of Information. All information, reports and other papers and data with respect to the U.S. Borrower or this Agreement or any transaction contemplated hereby furnished to the Lenders by the U.S. Borrower or on behalf of the U.S. Borrower, were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers


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                                                                              85


or data, to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter in all material respects. All projections with respect to the U.S. Borrower and its Subsidiaries, so furnished by the U.S. Borrower, as supplemented, were prepared and presented in good faith by the U.S. Borrower, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. No document furnished or statement made in writing to the Lenders by the U.S. Borrower in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact, or, to the knowledge of the U.S. Borrower after due inquiry, omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders.

                  11.15 Security Documents. Each Pledge Agreement is effective to create in favor of the General Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the pledged assets described therein. Each Pledge Agreement constitutes a fully perfected first Lien on, and security interest in, all right, title and interest of the Loan Party thereto in the pledged assets described therein.

                  11.16 Patents, Copyrights, Permits and Trademarks. Each of the U.S. Borrower and its Subsidiaries owns, or has a valid license or sub-license in, all domestic and foreign letters patent, patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, trademarks, trade names, trade secrets, service marks, copyrights, product designs, applications, formulae, processes and the industrial property rights ("Proprietary Rights") used in the operation of its businesses in the manner in which they are currently being conducted and which are material to the business, operations, assets or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole. Neither the U.S. Borrower nor any of its Subsidiaries is aware of any existing or threatened infringement or misappropriation of any Proprietary Rights of others by the U.S. Borrower or any of its Subsidiaries or of any Proprietary Rights of the U.S. Borrower or any of its Subsidiaries by others which is material to the business operations, assets or financial or other condition of the U.S.
Borrower and its Subsidiaries taken as a whole.

                  11.17 Environmental Matters. Except as disclosed in Schedule VII, and other than such exceptions to any of the following that would not reasonably be expected to give rise to a material adverse effect on the business, operations, property or financial condition of the U.S.
Borrower and its Subsidiaries taken as a whole:

                        (a) To the best knowledge of the U.S. Borrower and its Subsidiaries, after reasonable investigation, the Properties do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations or under such conditions which (A) constitute a violation of, or (B) could reasonably give rise to any liability under any applicable Environmental Laws.

                        (b) To the best knowledge of the U.S. Borrower and its Subsidiaries, after reasonable investigation, the Properties and all operations at the Properties are in compliance, and have been in compliance for the time period that each of the Properties has been owned by the U.S. Borrower or its Subsidiaries, with all Environmental Laws, and there is no contamination at, on or under the Properties, or violation of any Environmental Laws with respect to the Properties which could interfere with the continued operation of the Properties or impair the fair saleable value thereof. Neither the U.S. Borrower nor any Subsidiary has knowingly assumed any liability, by contract or otherwise, of any person under any Environmental Laws.

                        (c) Neither the U.S. Borrower nor any of its Subsidiaries has received any Environmental Complaint with regard to any of the Properties or the operations of the U.S. Borrower or any of its Subsidiaries, nor does the U.S. Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

                        (d) To the best knowledge of the U.S. Borrower and its Subsidiaries, based on the U.S. Borrower's and the Subsidiaries' customary practice of contracting only with licensed haulers for removal of Hazardous Materials from the Properties only to facilities authorized to receive such Hazardous Materials, Hazardous Materials have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably give rise to liability under any Environmental Laws.

                        (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the U.S. Borrower and its Subsidiaries, threatened, under any Environmental Law to which the U.S. Borrower and its Subsidiaries are or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties.

                        (f) To the best knowledge of the U.S. Borrower and its Subsidiaries after reasonable investigation, there has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations of the U.S. Borrower or its Subsidiaries in connection with the Properties in violation of or in amounts or in a manner that could reasonably give rise to liability under any Environmental Laws.

                  11.18 Year 2000 Matters. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the U.S. Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the U.S. Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, are expected to be completed within such period of time as is required to avoid a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole as a result of the failure to complete such reprogramming. The cost to the U.S. Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the U.S. Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) would not reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole.


                  SECTION 12.  CONDITIONS PRECEDENT

                  12.1 Conditions to Closing Date. The Closing Date shall occur on the date of satisfaction of the following conditions precedent:

                  (a) Agreement. The General Administrative Agent shall have received counterparts of this Agreement, duly executed by a Responsible Officer of each Borrower and by each Agent and Lenders constituting the Majority Lenders (as defined in the Existing Credit Agreement).

                  (b) Subsidiary Guarantee. The General Administrative Agent shall have received the Subsidiary Guarantee duly executed by each guarantor party thereto.

                  (c) Domestic Pledge Agreement. The General Administrative Agent shall have received the Domestic Pledge Agreement listed on
         Schedule IV, duly executed by each pledgor party thereto.

                  (d) Pledged Stock; Stock Powers. The General Administrative Agent shall have received the certificates representing the shares pledged pursuant to the Domestic Pledge Agreement listed on Schedule IV, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                  (e) Perfection Actions. The General Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions necessary or, in the opinion of the General Administrative Agent, desirable to perfect the Liens created by the Domestic Pledge Agreements shall have been completed.

                  (f) UT Automotive Acquisition. The UT Automotive Acquisition shall have been consummated in accordance with the UT Automotive Acquisition Agreement, and the Administrative Agent shall have received a certificate of a Responsible Officer to such effect.

                  (g) UT Automotive Financial Statements. The Lenders shall have received the audited financial statements of Lear Corporation Automotive Holdings (formerly known as UT Automotive, Inc.) for the fiscal year ended December 31, 1998.

                  (h) Consents. The General Administrative Agent shall have received, and made available to each Lender, true and correct copies (in each case certified as to authenticity on such date by a duly authorized officer of the U.S. Borrower) of all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or by Contractual Obligation of the U.S. Borrower or any of its Subsidiaries, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents, and such consents, authorizations and filings shall be satisfactory in form and substance to the Lenders and be in full force and effect.

                  (i) Incumbency Certificates. The General Administrative Agent shall have received, with a copy for each Lender, a certificate of the Secretary or Assistant Secretary of each Domestic Loan Party and the Canadian Borrower, dated the Closing Date, as to the incumbency and signature of their respective officers executing each Loan Document to be entered into on the Closing Date to which it is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary.

                  (j) Corporate Proceedings. The General Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions in form and substance satisfactory to the General Administrative Agent, of the Board of Directors (or the executive committee thereof) of each Domestic Loan Party and the Canadian Borrower authorizing (i) the execution, delivery and performance of each Loan Document to be entered into on the Closing Date to which it is a party, and (ii) the granting by it of the pledge and security interests, if any, granted by it pursuant to such Loan Document, certified by their respective Secretary or an Assistant Secretary as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                  (k) Fees. The General Administrative Agent shall have received all fees required to be paid to the General Administrative Agent and/or the Lenders pursuant to Section 10.5 and/or any other written agreement on or prior to the Closing Date.

                  (l) Legal Opinion of Counsel to U.S. Borrower. The General Administrative Agent shall have received, with a copy for each Lender, an opinion, dated the Closing Date, of Winston & Strawn, special counsel to the U.S. Borrower and its Subsidiaries and in substantially the form of Exhibit L and covering such other matters incident to the transactions contemplated hereby as the Lenders may reasonably require.

                  (m) Legal Opinion of Canadian Counsel. The General Administrative Agent shall have received, with a copy for each Lender, an opinion of Tory, Tory, Deslauriers & Binnington, Canadian counsel to the U.S. Borrower and the Canadian Borrower, in substantially the form of Exhibit M and covering such other matters incident to the transactions contemplated hereby as the General Administrative Agent may reasonably require.

                  (n) Subordinated Debt Indentures. The General Administrative Agent shall have received, with a copy for each Lender, a certified true copy of the outstanding Subordinated Debt Indentures.

                  (o) Existing Credit Agreement. The General Administrative Agent shall have received evidence that all amounts payable to lenders under the Existing Credit Agreement shall have been paid (other than the principal amount of, and accrued interest on, loans outstanding thereunder owing to lenders thereunder, which loans shall become Loans hereunder on the Closing Date, and other than acceptances and acceptance notes created thereunder by lenders thereunder, which acceptances and acceptance notes shall become Acceptances and Acceptance Notes hereunder on the Closing Date).

                  (p) Closing Date under Other Credit Agreements. The Closing Date under (and as defined in) the Other Credit Agreements shall have occurred or shall occur simultaneously with the Closing Date hereunder.

                  12.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, the Closing Date), is subject to the satisfaction of the following conditions precedent as of the date such Extension of Credit is requested to be made:

                  (a) Representations and Warranties. The representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects as of such specified date).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date.

                  (c) Foreign Subsidiary Opinion. If such requested Extension of Credit is the initial Multicurrency Loan to be made to any Foreign Subsidiary Borrower that is not a party to the Existing Credit Agreement on the Closing Date, the General Administrative Agent shall have received (with a copy for each Lender) a Foreign Subsidiary Opinion in respect of such Foreign Subsidiary Borrower.

                  (d) Usage of Revolving Credit Facility under New Revolving Credit Agreement. If such Extension of Credit is any U.S. Revolving Credit Loan to the U.S. Borrower, all commitments under the New Revolving Credit Agreement shall have been utilized in full, and such commitments shall not have been optionally reduced after the Closing Date.

Each Extension of Credit made to a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such Extension of Credit that the conditions contained in this subsection 12.2 have been satisfied.

                  SECTION 13.  AFFIRMATIVE COVENANTS

                  The U.S. Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan, Acceptance Reimbursement Obligation, Acceptance Note, Reimbursement Obligation or Subsidiary Reimbursement Obligation remains outstanding and unpaid or any other amount is owing to any Lender or either Administrative Agent hereunder or under any other Loan Document, the U.S. Borrower shall and shall cause each of its Subsidiaries to:

                  13.1 Financial Statements. Furnish to each Lender (or to the General Administrative Agent on behalf of such Lender):

                  (a) as soon as available, but in any event within 95 days after the end of each fiscal year of the U.S. Borrower, a copy of the audited consolidated balance sheet of the U.S. Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the U.S. Borrower, the unaudited consolidated balance sheet of the U.S. Borrower and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the U.S. Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding quarterly period of the previous year, certified by a Responsible Officer (subject to normal year-end audit adjustments).

The U.S. Borrower covenants and agrees that all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (subject, in the case of interim statements, to normal year-end adjustments and to the fact that such financial statements may be abbreviated and may omit footnotes or contain incomplete footnotes) applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  13.2 Certificates; Other Information. Furnish to each Lender (or to the General Administrative Agent on behalf of such Lender):

                  (a) concurrently with the delivery of the financial statements referred to in subsection 13.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsection 13.1(a) and (b), a certificate of a Responsible Officer of the U.S. Borrower (i) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) stating, to the best of such Responsible Officer's knowledge, that all such financial statements are complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) showing in detail the calculations supporting such statements in respect of subsection 14.1;

                  (c) promptly upon receipt thereof, copies of all final reports submitted to the U.S. Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the U.S. Borrower made by such accountants, including, without limitation, any management letter commenting on the U.S. Borrower's internal controls submitted by such accountants to management in connection with their annual audit;

                  (d) promptly after the same are sent, copies of all financial statements and reports which the U.S. Borrower sends to its public equity holders, and within five days after the same are filed, copies of all financial statements and reports which the U.S. Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                  (e) promptly, subject to reasonable confidentiality requirements and confidentiality agreements to which the U.S. Borrower or any of its Subsidiaries is a party, such additional financial and other information as any Lender may from time to time reasonably request.

                  13.3 Performance of Obligations. Perform in all material respects all of its obligations under the terms of each material mortgage, indenture, security agreement and other debt instrument by which it is bound or to which it is a party and pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided for on the books of the U.S. Borrower or its Subsidiaries, as the case may be.

                  13.4 Conduct of Business, Maintenance of Existence and Compliance with Obligations and Laws. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection
14.5 and except, with respect to the corporate existence of Subsidiaries that are not Loan Parties and any rights, privileges and franchises, to the extent that the Board of Directors of the U.S. Borrower shall determine in good faith that the preservation or maintenance thereof is no longer desirable in the conduct of the business of the U.S. Borrower and its Subsidiaries; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole and would not reasonably be expected to adversely affect the ability of the U.S. Borrower or any of its Subsidiaries to perform their respective obligations under any of the Loan Documents to which they are a party.

                  13.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition where the failure to maintain such property in good working order and condition would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole; maintain with financially sound and reputable insurance companies such insurance coverage as is reasonable for the business activities of the U.S. Borrower and its Subsidiaries; and furnish to the General Administrative Agent, upon written request, full information as to the insurance carried.

                  13.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (subject to reasonable confidentiality requirements) to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the U.S. Borrower and its Subsidiaries with officers and employees of the U.S. Borrower and its Subsidiaries and, provided the U.S. Borrower is given an opportunity to participate, with its independent certified public accountants.

                  13.7 Notices. Promptly give notice to the General Administrative Agent and each Lender:

                  (a)  of the occurrence of any Default or Event of Default;

                  (b) of any (i) default or event of default under any Contractual Obligation of the U.S. Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the U.S. Borrower or any of its Subsidiaries and any Governmental Authority, which in the case of either clause (i) or (ii) above, would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole or would reasonably be expected to adversely affect the ability of the U.S. Borrower or any of its Subsidiaries to perform their respective obligations under any of the Loan Documents to which they are a party;

                  (c) of any litigation or proceeding affecting the U.S. Borrower or any of its Subsidiaries in which the then reasonably anticipated exposure of the U.S. Borrower and its Subsidiaries is $20,000,000 or more and not covered by insurance, or in which injunctive or similar relief is sought which is then reasonably anticipated to have an adverse economic effect on the U.S. Borrower and its Subsidiaries of $20,000,000 or more;

                  (d) of the following events, as soon as possible and in any event within 30 days after the U.S. Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to any Single Employer Plan, unless such failure is cured within such 30 days, any Lien under the Code or ERISA in favor of the PBGC or a Single Employer Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the U.S. Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer or Multiemployer Plan, where, in connection with any of the events described in clauses (i) or (ii), the resulting liability would reasonably be expected to cause a material adverse change in the business, assets, operations or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole;

                  (e) of any Environmental Complaint which would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries, taken as a whole, and any notice from any Person of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law, (ii) the commencement of any clean up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Property or any part thereof or (iii) any other condition, circumstance, occurrence or event, any of which would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries, taken as a whole, under any Environmental Law;

                  (f) of (i) the incurrence of any Lien (other than Liens permitted pursuant to subsection 14.3) on, or claim asserted against any of the collateral security in the Security Documents or (ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the collateral under any Security Document; and

                  (g) of a material adverse change in the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection 13.7 shall be accompanied by a statement of a Responsible Officer of the U.S. Borrower setting forth details of the occurrence referred to therein and stating what action the U.S. Borrower proposes to take with respect thereto.

                  13.8 Maintenance of Liens of the Security Documents. Promptly, upon the reasonable request of any Lender, at the U.S. Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the General Administrative Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the collateral covered thereby.

                  13.9 Environmental Matters. (a) Comply in all material respects with, and use all reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all Environmental Laws and all requirements existing thereunder and obtain and comply in all material respects with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain, comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws.

                  (b) Promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal has been taken in good faith and the pendency of any and all such appeals does not materially and adversely affect the U.S. Borrower or any Subsidiary or the operations of the U.S. Borrower or any Subsidiary.

                  (c) Defend, indemnify and hold harmless the General Administrative Agent and the Lenders and their Affiliates, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the U.S. Borrower or its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise solely out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

                  13.10 Security Documents; Guarantee Supplement. Subject to subsection 18.18, (a) within 60 days after the Closing Date, at its own expense,
(i) cause 65% of the capital stock of Lear Germany to be pledged to the General Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, pursuant to a pledge agreement in form and substance satisfactory to the General Administrative Agent, and (ii) cause the General Administrative

Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, to receive, with a counterpart for each Lender, a legal opinion of German counsel acceptable to the General Administrative Agent covering such matters in respect of such pledge agreement as the General Administrative Agent shall reasonably request.

                  (b) As soon as possible and in no event later than 45 days after the delivery of any financial statements under subsection 13.1(a) or (b), for any fiscal period ending on or after December 31, 1999, cause (i) all of the capital stock owned directly or indirectly by the U.S. Borrower of each of the U.S. Borrower's direct or indirect Domestic Subsidiaries which on the date of such financial statements constituted at least 10% of Consolidated Assets or for the twelve month period ended on the date of such financial statements represented at least 10% of Consolidated Revenues to be pledged to the General Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, pursuant to a pledge agreement in form and substance satisfactory to the General Administrative Agent, (ii) 65% of the capital stock (or such lesser amount as may be owned by the U.S. Borrower) of each of the U.S. Borrower's direct Foreign Subsidiaries which on the date of such financial statements constituted at least 10% of Consolidated Assets or for the twelve month period ended on the date of such financial statements represented at least 10% of Consolidated Revenues to be pledged to the General Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, for the ratable benefit of the Lenders hereunder and the lenders parties to the Other Credit Agreements, pursuant to a pledge agreement in form and substance satisfactory to the General Administrative Agent, and (iii) the General Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, to receive, with a counterpart for each Lender, legal opinions of counsel to the U.S. Borrower acceptable to the General Administrative Agent covering such matters in respect of such pledges as the General Administrative Agent shall reasonably request.

                  (c) As soon as possible and in no event later than 45 days after the delivery of any financial statements under subsection 13.1(a) or (b) for any fiscal period ending on or after December 31, 1999, cause (i) each of the U.S. Borrower's direct and indirect Domestic Subsidiaries which on the date of such financial statements constituted 10% of Consolidated Assets or for the twelve month period ended on the date of such financial statements represented at least 10% of Consolidated Revenues to execute and deliver a Guarantee Supplement to the General Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, and (ii) the General Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, to receive, with a counterpart for each Lender, opinions of counsel to the U.S. Borrower, in form and substance satisfactory to the General Administrative Agent, covering such matters in respect of the Subsidiary Guarantee as the General Administrative Agent shall reasonably request; provided, that, notwithstanding the foregoing, a Domestic Subsidiary shall not be required to execute and deliver a Guarantee Supplement or otherwise become a party to the Subsidiary Guarantee if (x) it is a holding company whose only material asset consists of capital stock of one or more Foreign Subsidiaries and (y) the capital stock of such Domestic Subsidiary is pledged to the General Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement.

                  (d) (i) Cause to be pledged to the General Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, on the Closing Date 100% of the Capital Stock of each Domestic Subsidiary which would have constituted more than 10% of Consolidated Assets on December 31, 1998 or represented at least 10% of Consolidated Revenues for the twelve-month period ended on December 31, 1998, and (ii) cause each Domestic Subsidiary described in the foregoing clause (i) to be Subsidiary Guarantors on the Closing Date; provided, that (A) Lear Corporation (Germany) Ltd. shall not be required to be a Subsidiary Guarantor and the U.S. Borrower shall not be required to pledge its Capital Stock and (B) Lear Corporation EEDS and Interiors shall not be required to be a Subsidiary Guarantor and the U.S. Borrower shall not be required to cause its Capital Stock to be pledged unless Lear Corporation EEDS and Interiors meets the tests set forth in paragraph (c) above in respect of any fiscal period ending on or after December 31, 1999.

                  (e) For purposes of calculating Consolidated Assets and Consolidated Revenues pursuant to the foregoing paragraphs (b), (c) and (d) for any date on or prior to March 31, 2000, or for twelve-month periods ended on or prior to March 31, 2000, the assets and revenues of Lear Corporation Automotive Holdings shall be included on a pro forma basis as if the UT Automotive Acquisition had occurred on the first day of the relevant period.


                  SECTION 14.  NEGATIVE COVENANTS

                  The U.S. Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan, Acceptance Reimbursement Obligation, Acceptance Note, Reimbursement Obligation or Subsidiary Reimbursement Obligation remains outstanding and unpaid or any other amount is owing to any Lender or either Administrative Agent hereunder or under any other Loan Document, the U.S. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  14.1  Financial Covenants.

                  (a) Interest Coverage. Permit the ratio of (i) Consolidated Operating Profit for any four consecutive fiscal quarters ending during any period set forth below to (ii) Consolidated Interest Expense for such four consecutive fiscal quarters, to be less than the ratio set forth opposite such period below:


                    Period                                  Ratio
                    ------                                  -----
          Closing - December 31, 1999                       2.75x
          January 1, 2000 - December 31, 2000               3.00x
          January 1, 2001 - December 31, 2001               3.25x
          Thereafter                                        3.50x

;provided, that in calculating the foregoing ratio for the periods of four consecutive fiscal quarters ending on or about 6/30/99, 9/30/99, 12/31/99 and 3/31/00, Consolidated Interest

Expense shall be determined giving pro forma effect to the aggregate principal amount of Indebtedness incurred in connection with the UT Automotive Acquisition (less the aggregate net cash proceeds received by the U.S. Borrower in respect of the sale of any part of the business acquired in connection with the UT Automotive Acquisition) as if such Indebtedness had been incurred on the first day of the relevant period, and in making such calculation, the interest rate assumed to be applicable to such Indebtedness shall be (i) with respect to $1,400,000,000 of such Indebtedness, the weighted average interest rate applicable during the last fiscal quarter in such period to loans outstanding under the Interim Term Loan Agreement and/or the debt securities that refinance the loans under the Interim Term Loan Agreement and (ii) with respect to the remainder of such Indebtedness, the weighted average interest rate applicable during the last fiscal quarter in such period to loans in Dollars under the New Revolving Credit Agreement.

                  (b) Leverage Ratio. Permit the ratio of (i) Consolidated Indebtedness at the end of any fiscal quarter ending during any period set forth below to (ii) Consolidated Operating Profit for the four consecutive fiscal quarters then ended to be greater than the ratio set forth opposite such period below:



                      Period                                     Ratio
                      ------                                     -----
            Closing - June 30, 2000                              4.50x
            July 1, 2000 through December 31, 2001               4.00x
            Thereafter                                           3.75x


                  14.2 Limitation on Indebtedness. Permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) (i) Indebtedness in respect of the Extensions of Credit and other obligations arising under this Agreement and, without duplication, Indebtedness of any Subsidiary backed by Letters of Credit issued under this Agreement and (ii) Indebtedness in respect of extensions of credit under the New Revolving Credit Agreement and, without duplication, Indebtedness of any Subsidiary backed by letters of credit issued under the New Revolving Credit Agreement;

                  (b) Indebtedness under the Subsidiary Guarantee and any Bond Guarantee;

- (c) Indebtedness in respect of Interest Rate Agreement Obligations and Currency Agreement Obligations entered into to protect against fluctuations in interest rates or exchange rates and not for speculative reasons;

                  (d) Indebtedness incurred by a Special Purpose Subsidiary in connection with a Receivable Financing Transaction;

                  (e)  intercompany Indebtedness permitted by subsection 14.9;
         and

                  (f) other Indebtedness, subject to the provisions of subsection 14.8.

                  14.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except (subject, in the case of Liens described in paragraphs (o) through (t) below, to the provisions of subsection 14.8):

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the U.S. Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization);

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, suppliers or other like Liens arising in the ordinary course of business relating to obligations not overdue for a period of more than 60 days or which are bonded or being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith and deposits securing liabilities to insurance carriers under insurance and self-insurance programs;

                  (d) Liens (other than any Lien imposed by ERISA) incurred on deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, utility payments and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the U.S. Borrower and its Subsidiaries taken as a whole;

                  (f)  Liens created pursuant to the Security Documents;

                  (g) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings fully covered by insurance or involving individually or in the aggregate, no more than $40,000,000 at any one time, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 60 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

                  (h) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business;

                  (i) statutory Liens and rights of offset arising in the ordinary course of business of the U.S. Borrower and its Subsidiaries;

                  (j) Liens in connection with leases or subleases granted to others and the interest or title of a lessor or sublessor (other than the U.S. Borrower or any Subsidiary of the U.S. Borrower) under any lease;

                  (k) Liens arising in connection with Industrial Development Bonds or other industrial development, pollution control or other tax-favored or government-sponsored financing transactions, provided that such liens do not at any time encumber any property, other than the property financed by such transaction and other property, assets or revenues related to the property so financed on which Liens are customarily granted in connection with such transactions (in each case, together with improvements and attachments thereto);

                  (l) Liens on receivables subject to a Receivable Financing Transaction;

                  (m) Liens securing Indebtedness permitted by subsection 14.2(c) and any other Indebtedness in respect of Interest Rate Agreement Obligations or Currency Agreement Obligations entered into to protect against fluctuations in interest rates or exchange rates and not for speculative reasons, provided that such Liens run in favor of a Lender hereunder or a lender under one of the Other Credit Agreements;

                  (n) extensions, renewals and replacements of any Lien described in subsections 14(a) through (m) above;

                  (o) Liens (including, without limitation, Liens incurred in connection with Financing Leases, operating leases and sale-leaseback transactions) securing Indebtedness of the U.S. Borrower and its Subsidiaries permitted by subsection 14.2 incurred to finance the acquisition of property; provided that (i) such Liens shall be created substantially simultaneously with the purchase of such property, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the purchase price of such property;

                  (p) Liens securing the Indebtedness of Foreign Subsidiaries permitted by subsection 14.2, provided that such Liens permitted by this paragraph do not at any time encumber any property located in the United States;

                  (q) Liens securing reimbursement obligations with respect to documentary letters of credit permitted hereunder which encumber documents and other property relating to such letters of credit;

                  (r) Liens securing Acquired Indebtedness permitted by subsection 14.2, provided, that (i) such Liens existed at the time such corporation became a Subsidiary or such assets were acquired and were not created in anticipation thereof, (ii) any such Lien does not by its terms cover any property or assets after the time such corporation became or becomes a Subsidiary or such assets were acquired which were not covered immediately prior thereto (and improvements and attachments thereto) and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such corporation became or becomes a Subsidiary or such assets were acquired;

                  (s) except as otherwise provided for in subsections 14.3(a) through (n), Liens securing Indebtedness of Domestic Subsidiaries permitted under subsection 14.2;

                  (t)  other Liens; and

                  (u) extensions, renewals and replacements of any Lien described in subsections 14.3(o) through (t) above.

                  14.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations of the U.S. Borrower under this Agreement and the New Revolving Credit Agreement and of the Domestic Subsidiaries under the Subsidiary Guarantee, and any Bond Guarantee;

                  (b) Guarantee Obligations of any Subsidiary Guarantor in respect of obligations of the U.S. Borrower or any other Subsidiary Guarantor;

                  (c) Guarantee Obligations of any Subsidiary that is not a Subsidiary Guarantor in respect of obligations of any other Subsidiary that is not a Subsidiary Guarantor;

                  (d)  Guarantee Obligations in respect of operating leases;

                  (e) Guarantee Obligations of the U.S. Borrower in respect of obligations of any Subsidiary that are permitted to be incurred under this Agreement; and

                  (f) other Guarantee Obligations, subject to the provisions of subsection 14.8.

                  14.5 Limitations on Fundamental Changes. Unless expressly permitted under this Agreement, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of the U.S. Borrower may be merged or consolidated with or into the U.S. Borrower (provided that the U.S. Borrower shall be the continuing or surviving corporation) or with or into any one or more other Subsidiaries of the U.S. Borrower;

                  (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the U.S. Borrower or any other Subsidiary of the U.S. Borrower;

                  (c) the U.S. Borrower may merge or consolidate with any Person, provided that (A) the U.S. Borrower is the surviving corporation of such merger or consolidation, (B) after giving effect thereto, no Default or Event of Default is in existence and (C) if such merger or consolidation had occurred on the first day of the period of four full fiscal quarters most recently ended prior to the date of such event, the U.S. Borrower would have been in compliance with subsection
         14.1 during such period of four full fiscal quarters; and

                  (d) any Subsidiary may be merged, consolidated or amalgamated with or into any Person, or may sell, lease, transfer or otherwise dispose of its assets (upon voluntary liquidation, dissolution or otherwise) to any Person or may liquidate, wind up or dissolve itself if (A) after giving effect thereto, no Default or Event of Default is in existence and (B) if such merger, consolidation, amalgamation, sale, lease, transfer or other disposition had occurred on the first day of the period of four fiscal quarters most recently ended prior to the date of such event, the U.S. Borrower would have been in compliance with subsection 14.1 during such period of four full fiscal quarters.

                  14.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's capital stock to any Person other than the U.S. Borrower or any Wholly Owned Subsidiary (or to qualify directors if required by applicable law or similar de minimis issuances of capital stock to comply with Requirements of Law), except:

                  (a) the sale or other disposition of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business; provided that (i) the Net Proceeds of each such transaction are applied to obtain a replacement item or items of property within 120 days of the disposition thereof or (ii) the fair market value of any property not replaced pursuant to clause (i) above shall not exceed $20,000,000 in the aggregate in any one fiscal year of the U.S. Borrower;

                  (b) the sale of inventory or Cash Equivalents in the ordinary course of business;

                  (c) the sale of any property in connection with any sale and leaseback transaction;

                  (d) the sale by any Foreign Subsidiary of its accounts receivable; provided that the terms of each such sale are satisfactory in form and substance to the General Administrative Agent;

                  (e) the sale by any Domestic Subsidiary of its accounts receivable; provided that the terms of each such sale are satisfactory in form and substance to the General Administrative Agent;

                  (f) any sale or other disposition permitted under subsections
         14.5 or 14.9;

                  (g) any operating lease entered into in the ordinary course of business;

                  (h) any assignments or licenses of intellectual property in the ordinary course of business;

                  (i) any sale, contribution or transfer to or by a Special Purpose Subsidiary in connection with a Receivable Financing Transaction; and

                  (j) any sale or other disposition of assets if (A) after giving effect thereto and the application of the proceeds therefrom, no Default or Event of Default is in existence and (B) if such sale or other disposition had occurred on the first day of the period of four full final quarters most recently ended prior to the date of such sale or other disposition, the U.S. Borrower would have been in compliance with subsection 14.1 during such period of four full fiscal quarters.

                  14.7 Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the U.S. Borrower or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the U.S. Borrower or any Subsidiary, except for (a) (i) payment by the U.S. Borrower of amounts then owing to management personnel of the U.S. Borrower pursuant to the terms of their respective employment contracts or under any employee benefit plan, (ii) mandatory purchases by the U.S. Borrower of its common stock from management personnel pursuant to the terms of their respective employment agreements or any employee benefit plan, (iii) additional repurchases by the U.S. Borrower of its common stock from management personnel, and other officers or employees of the U.S. Borrower or any Subsidiary in an amount not to exceed $35,000,000 in the aggregate and (iv) the purchase, redemption or retirement of any shares of any capital stock of the U.S. Borrower or options to purchase capital stock of the U.S. Borrower in connection with the exercise of outstanding stock options, (b) if no Default or Event of Default has occurred and is continuing (or would occur and be continuing after giving effect thereto) when any such dividend is declared by the Board of Directors of the U.S. Borrower or such payment is made on the account of the purchase of capital stock of the U.S. Borrower, cash dividends on the U.S. Borrower's capital stock or such payments made on the account of the purchase of capital stock of the U.S. Borrower not to exceed, in the aggregate, in any fiscal quarter (the "Payment Quarter") an amount equal to the greater of (i) $25,000,000 and (ii) (A) 50% (100% if the U.S. Borrower shall have attained Investment Grade Status) of Consolidated Net Income of the U.S. Borrower and its consolidated Subsidiaries for the period of four consecutive fiscal quarters ended immediately prior to the Payment Quarter (such period of four quarters being the "Calculation Period" in respect of such Payment Quarter), less (B) the cash amount of all (I) dividends paid and redemptions made by the U.S. Borrower during such Calculation Period in respect of capital stock and (II) payments made on the account of the purchase of capital stock of the U.S. Borrower during such Calculation Period, but only to the extent permitted by the terms of the outstanding Subordinated Debt, and (c) dividends or distributions in the form of additional shares of such capital stock or in options, warrants or other rights to purchase capital stock.

                  14.8 Limitation on Subsidiary and Secured Indebtedness. Create, incur, assume or suffer to exist Subsidiary and Secured Indebtedness in an aggregate principal amount at any time outstanding exceeding 10% of Consolidated Assets at such time; or create, incur, assume or suffer to exist any Indebtedness that constitutes Subsidiary and Secured Indebtedness and that is secured by any Lien on any property, assets or receivables of the U.S. Borrower or any of its Subsidiaries (other than Liens permitted by paragraphs
(a) through (n) of subsection 14.3) in an aggregate principal amount at any time exceeding 5% of Consolidated Assets at such time.

                  14.9 Limitation on Investments, Loans and Advances. Make or suffer to exist any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, or acquire or invest in any interest in any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  investments in Cash Equivalents;

                  (c) investments by Foreign Subsidiaries in high quality investments of a type similar to Cash Equivalents made outside of the United States of America;

                  (d) capital contributions and equity investments made prior to the date hereof in any Subsidiary or Special Entity and any recapitalization thereof not increasing the amounts thereof;

                  (e) (i) loans, advances, and extensions of credit by any Subsidiary to the U.S. Borrower and (ii) loans, advances, extensions of credit, capital contributions and other investments by the U.S. Borrower or any Subsidiary to or in any Subsidiary;

                  (f) the purchase by the U.S. Borrower or any Subsidiary of participating interests in loans to Foreign Subsidiaries; provided that the amount of each such participating interest does not exceed the amount which the U.S. Borrower or such Subsidiary would otherwise be permitted to lend or contribute to such Foreign Subsidiaries pursuant to this subsection 14.9;

                  (g) the U.S. Borrower and its Subsidiaries may acquire or invest in any Special Entities or the assets constituting a business unit of any Person that would be a Special Entity, provided that the aggregate purchase price of such acquisitions after the date hereof does not exceed $400,000,000 (less, in the case of Special Entities that become Subsidiaries of the U.S. Borrower, the aggregate amount of Indebtedness of such Special Entities at the time such Special Entities are acquired) per fiscal year; and provided, further, that up to $100,000,000 of such permitted amount which is not expended in any fiscal year may be carried over for such acquisitions in any subsequent fiscal year; and provided, still further, that no more than $150,000,000 per fiscal year of any such permitted amount may be expended to acquire stock or other evidence of beneficial ownership of Special Entities that do not become Subsidiaries of the U.S. Borrower;

                  (h) advances to employees in the ordinary course of business for travel, relocation and related expenses;

                  (i) investments received in connection with the bankruptcy or reorganization of suppliers, customers and other Persons having obligations in favor of the U.S. Borrower or any Subsidiary in settlement of delinquent obligations of, and other disputes with, customers, suppliers and such other Persons arising in the ordinary course of business;

                  (j) advances, loans, extensions of credit or other investments held by a Person at the time it becomes a Subsidiary of the U.S. Borrower in connection with an acquisition permitted hereunder; provided, that such advances, loans, extensions of credit or other investments have not been made in anticipation of such acquisition;

                  (k) other investments, advances, loans, extensions of credit and capital contributions by the U.S. Borrower and its Subsidiaries not exceeding $125,000,000 in the aggregate at any one time outstanding;

                  (l)  the UT Automotive Acquisition; and

                  (m) investments in or acquisitions of companies or business units, in each case, engaged primarily in the manufacturing of automotive parts business and businesses related thereto so long as (i) no Default or Event of Default shall have occurred and be continuing before and after giving effect to such transaction, (ii) the U.S. Borrower would be in pro forma compliance with subsection 14.1 after giving effect to such transaction, (iii) after giving pro forma effect to such transaction as if it had occurred on the first day of the period of four consecutive fiscal quarters most recently ended prior to the date of such transaction, the ratio of (a) Consolidated Indebtedness on the date of, and after giving effect to, such transaction to (b) Consolidated Operating Profit for such period of four consecutive fiscal quarters would be less than 4.00 and (iv) such transaction is not the result of a hostile bid made by the U.S. Borrower or its Subsidiaries.

                  14.10 Limitation on Optional Payments and Modification of Debt Instruments; Certain Derivative Transactions. (a) Prepay, purchase, redeem, retire, defease or otherwise acquire, or make any payment on account of any principal of, interest on, or premium payable in connection with the prepayment, redemption or retirement of any outstanding Subordinated Debt, except that the U.S. Borrower may prepay, purchase or redeem Subordinated Debt with the proceeds of the issuance of other subordinated Indebtedness of the U.S. Borrower or capital stock of the U.S. Borrower; provided that, in the case of the issuance of subordinated Indebtedness, either (i) the principal terms of such other subordinated Indebtedness are no more restrictive, taken as a whole, to the U.S. Borrower and its Subsidiaries than the principal terms of the Subordinated Debt being repaid, purchased or redeemed or (ii) the terms and conditions of the other subordinated Indebtedness are reasonably satisfactory to the General Administrative Agent; provided, further, that, notwithstanding any provision contained in this subsection 14.10, if no Default or Event of Default has occurred and is continuing or would occur and be continuing as a result of the following, the Subordinated Debt may be prepaid at any time without restriction; (b) enter into any derivative transaction or similar transaction obligating the U.S. Borrower or any of its Subsidiaries to make any payment to any other Person as a result of any change in value or market price of Subordinated Debt or Capital Stock of the U.S. Borrower; or (c) without the consent of the General Administrative Agent, amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Subordinated Debt (except that without the consent of the General Administrative Agent or any Lender, the terms of the Subordinated Debt may be amended, modified or changed if such amendment, modification or change would extend the maturity or reduce the amount of any payment of principal thereof, would reduce the rate or extend the date for payment of interest thereon, would eliminate covenants (other than covenants with respect to subordination to Indebtedness under this Agreement and, if applicable, the Subsidiary Guarantee) or defaults in such Subordinated Debt or would make such covenants or defaults less restrictive or make any other change that would not require the consent of the holders of such Subordinated Debt).

                  14.11 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, or such transactions are in the ordinary course of the U.S. Borrower's or such Subsidiary's business and are upon fair and reasonable terms no less favorable to the U.S. Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided, however, that the U.S. Borrower may engage, The Cypress Group, LLC or any Affiliate of The Cypress Group, LLC as financial advisor, underwriter, broker, dealer-manager or finder in connection with any transaction at the then customary market rates for similar services.

                  14.12 Corporate Documents. Amend its Certificate of Incorporation or By-Laws, each as in effect on the Closing Date, if such amendment would reasonably be expected to impair the ability of the Loan Parties to perform their respective obligations under the Loan Documents to which they are a party.

                  14.13 Fiscal Year. Permit the fiscal year of the U.S. Borrower to end on a day other than December 31.




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                                                                             106

              14.14 Limitation on Restrictions Affecting Subsidiaries. Enter into any agreement with any Person other than the Lenders pursuant hereto which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the U.S. Borrower or any Subsidiary, (b) make loans or advances to the U.S. Borrower or any Subsidiary or
(c) transfer any of its properties or assets to the U.S. Borrower or any Subsidiary, except (i) prohibitions or restrictions under applicable law, (ii) agreements and instruments governing or evidencing secured Indebtedness otherwise permitted to be incurred under this Agreement that limits the right of the borrower to (A) dispose of the assets securing such Indebtedness or (B) in the case of any Foreign Subsidiary, to make dividends or distributions, (iii) prohibitions or restrictions under agreements relating to Acquired Indebtedness and any refinancings thereof, (iv) prohibitions or restrictions with respect to the distribution or dispositions of assets or property in joint venture and similar agreements entered into in the ordinary course of business, (v) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business, (vi) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business, (vii) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of the assets or stock of such Subsidiary, (viii) (x) any such restrictions existing by reasons of Contractual Obligations listed on Schedule VIII or (y) Contractual Obligations in effect on the Closing Date affecting Subsidiaries acquired in the UT Automotive Acquisition, (ix) any restrictions on a Special Purpose Subsidiary, (x) restrictions on cash or other deposits or net worth provisions under customer and supply agreements entered into in the ordinary course of business, and (xi) any restrictions contained in any instrument or agreement that refinances any Indebtedness or other obligations which contains similar restrictions.

              14.15 Special Purpose Subsidiary. Permit (a) any Special Purpose Subsidiary to engage in any business other than Receivable Financing Transactions and activities directly related thereto or (b) at any time the U.S. Borrower or any of its Subsidiaries (other than a Special Purpose Subsidiary) or any of their respective assets to incur any liability, direct or indirect, contingent or otherwise, in respect of any obligation of a Special Purpose Subsidiary whether arising under or in connection with any Receivable Financing Transaction or otherwise.

              14.16 Interest Rate Agreements. Enter into, or become a party to, any Interest Rate Agreement that is speculative in nature.


              SECTION 15. GUARANTEE

              15.1 Guarantee. (a) The U.S. Borrower hereby unconditionally and irrevocably guarantees to the General Administrative Agent, for the ratable benefit of the Administrative Agents and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each of the other Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

              (b) The U.S. Borrower further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel, provided that the U.S. Borrower shall only be required to pay the fees and disbursements of (i) one counsel for the General Administrative Agent, (ii) one counsel for the Canadian Administrative Agent, (iii) one counsel for the Canadian Lenders, (iv) one counsel for the U.S. Lenders and (v) one counsel for the General Administrative Agent and the Multicurrency Lenders in the jurisdiction of each Foreign Subsidiary Borrower) which may be paid or incurred by the Administrative Agents, or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the U.S. Borrower under this Section. This Section shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Borrower may be free from any Obligations.

              (c) No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agents or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the U.S. Borrower hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

              (d) The U.S. Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to any Administrative Agent or any Lender on account of its liability hereunder, it will notify such Administrative Agent and such Lender in writing that such payment is made under this Section for such purpose.

              15.2 No Subrogation. Notwithstanding any payment or payments made by the U.S. Borrower hereunder, or any set-off or application of funds of the U.S. Borrower by any Administrative Agent or any Lender, the U.S. Borrower shall not be entitled to be subrogated to any of the rights of any Administrative Agent or any Lender against the other Borrowers or against any collateral security or guarantee or right of offset held by any Administrative Agent or any Lender for the payment of the Obligations, nor shall the U.S. Borrower seek or be entitled to seek any contribution or reimbursement from the other Borrowers in respect of payments made by the U.S. Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by the other Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the U.S. Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the U.S. Borrower in trust for the Administrative Agents and the Lenders, segregated from other funds of the U.S. Borrower, and shall, forthwith upon receipt by the U.S. Borrower, be turned over to the General Administrative Agent in the exact form received by the U.S. Borrower (duly indorsed by the U.S. Borrower to the General Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the General Administrative Agent may determine.

              15.3 Amendments, etc. with respect to the Obligations; Waiver of Rights. The U.S. Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the U.S. Borrower, and without notice to or further assent by the U.S. Borrower, any demand for payment of any of the Obligations made by any Administrative Agent or any Lender may be rescinded by such Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Administrative Agent or any Lender, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the General Administrative Agent or the Lenders (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of any Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the U.S. Borrower, any Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any other Borrowers or any other guarantor, and any failure by any Administrative Agent or any Lender to make any such demand or to collect any payments from any such Borrower or any such other guarantor or any release of such Borrower or such other guarantor shall not relieve the U.S. Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Administrative Agent or any Lender against the U.S. Borrower. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

              15.4 Guarantee Absolute and Unconditional. The U.S. Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Borrowers and the U.S. Borrower and the other Borrowers, on the one hand, and the Administrative Agents and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The U.S. Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the other Borrowers and the U.S. Borrower with respect to the Obligations. This Section 15 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers (other than the U.S. Borrower) against any Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers





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or the U.S. Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of the U.S. Borrower under this Section 15, in bankruptcy or in any other instance.
When pursuing its rights and remedies hereunder against the Borrower, any Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the other Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from such other Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the other Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the U.S. Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Administrative Agent or any Lender against the U.S. Borrower. This Section 15 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the U.S. Borrower and its successors and assigns, and shall inure to the benefit of the Administrative Agents and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the U.S. Borrower under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

              15.5 Reinstatement. This Section 15 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

              15.6 Payments. The U.S. Borrower hereby agrees that all payments required to be made by it hereunder will be made to the General Administrative Agent, for the benefit of the Administrative Agents and the Lenders, as the case may be, without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.


              SECTION 16. EVENTS OF DEFAULT

              Upon the occurrence of any of the following events:

              (a) Any Borrower shall fail to pay (i) any principal of any Loans or any Acceptance Reimbursement Obligations when due (whether at the stated maturity, by acceleration or otherwise) in accordance with the terms thereof or hereof or (ii) any interest on any Loans, any Reimbursement Obligations or Subsidiary Reimbursement




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                                                                             110

         Obligations, or any fee or other amount payable hereunder, within five days after any such interest, fee or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by the U.S. Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The U.S. Borrower or any other Loan Party shall default in the observance or performance of any negative covenant contained in
         Section 14; or

                  (d) The U.S. Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document other than as provided in (a) through (c) above, and such default shall continue unremedied for a period of 30 days; or

                  (e) Any Loan Document shall cease, for any reason, to be in full force and effect, or the U.S. Borrower or any other Loan Party shall so assert; or any security interest created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except, in each case, as provided in subsection 18.18; or

                  (f) The Subsidiary Guarantee shall cease, for any reason, to be in full force and effect, or any guarantor thereunder shall so assert, except as provided in subsection 18.18; or

                  (g) The subordination provisions contained in any instrument pursuant to which the Subordinated Debt was created or in any instrument evidencing such Subordinated Debt shall cease, for any reason, to be in full force and effect or enforceable in accordance with their terms; or

                  (h) The U.S. Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than Indebtedness under this Agreement), in the payment of any Guarantee Obligation or in the payment of any Interest Rate Agreement Obligation, in any case where the principal amount thereof then outstanding exceeds $40,000,000 beyond the period of grace (not to exceed 60 days), if any, provided in the instrument or agreement under which such Indebtedness, Guarantee Obligation or Interest Rate Agreement Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Guarantee Obligation or Interest Rate Agreement Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or, beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder




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         or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (i)(i) The U.S. Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the U.S. Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the U.S. Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the U.S. Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the U.S. Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the U.S. Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (j)(i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
         (v) the U.S. Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to subject the U.S. Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole; or

                  (k) One or more judgments or decrees shall be entered against the U.S. Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $40,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (l)(i) Any Person or "group" (within the meaning of Section 13(d) or 15(d) of the Exchange Act) (A) shall have acquired beneficial ownership of 35% or more of any outstanding class of capital stock of the U.S. Borrower having ordinary voting power in the election of directors or (B) shall obtain the legal right (whether or not exercised) to elect a majority of the U.S. Borrower's directors or (ii) the Board of Directors of the U.S. Borrower shall not consist of a majority of Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (i) above with respect of the U.S. Borrower or the Canadian Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Reimbursement Obligations, Subsidiary Reimbursement Obligations and Acceptance Reimbursement Obligations, regardless of whether or not such Reimbursement Obligations, Subsidiary Reimbursement Obligations and Acceptance Reimbursement Obligations are then due and payable) shall immediately become due and payable, and (B) if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Majority Lenders, the General Administrative Agent may, or upon the request of the Majority Lenders, the General Administrative Agent shall, by notice to the U.S. Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) with the consent of the Majority Lenders, the General Administrative Agent may, or upon the direction of the Majority Lenders, the General Administrative Agent shall, by notice of default to the U.S. Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts payable in respect of Letters of Credit whether or not the beneficiaries thereof shall have presented the drafts and other documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and (iii) the General Administrative Agent may, and upon the direction of the Majority Lenders shall, exercise any and all remedies and other rights provided pursuant to this Agreement and/or the other Loan Documents.

                  With respect to all outstanding Reimbursement Obligations and Subsidiary Reimbursement Obligations which have not matured at the time of an acceleration pursuant to the second preceding paragraph, the U.S. Borrower shall at such time deposit in a cash collateral account opened by and maintained by the General Administrative Agent an amount equal to the aggregate amount of all such Reimbursement Obligations and Subsidiary Reimbursement Obligations. Amounts held in such cash collateral account shall be applied by the General Administrative Agent to the payment of Reimbursement Obligations and Subsidiary



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                                                                             113


Reimbursement Obligations when drawings under the related Letters of Credit are made, and any balance in such account shall be applied to repay other obligations of the U.S. Borrower hereunder. After all Reimbursement Obligations and Subsidiary Reimbursement Obligations shall have been satisfied and all other obligations of the U.S. Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the U.S. Borrower.

                  With respect to all outstanding Acceptance Reimbursement Obligations in respect of Acceptances which have not matured at the time of an acceleration pursuant to the second preceding paragraph, the Canadian Borrower shall at such time deposit in a cash collateral account opened by and maintained by the Canadian Administrative Agent an amount equal to the aggregate undiscounted face amount of all such unmatured Acceptances. Amounts held in such cash collateral account shall be applied by the Canadian Administrative Agent to the payment of maturing Acceptances, and any balance in such account shall be applied to repay other obligations of the Canadian Borrower hereunder and under any Canadian Revolving Credit Notes. After all Acceptance Reimbursement Obligations shall have been satisfied and all other obligations of the Canadian Borrower hereunder and under any Canadian Revolving Credit Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Canadian Borrower.

                  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                  SECTION 17. THE ADMINISTRATIVE AGENTS; THE DOCUMENTATION AGENT AND CO-SYNDICATIONAGENTS

                  17.1 Appointment . Each Lender hereby irrevocably designates and appoints (a) Chase as the General Administrative Agent and (b) The Bank of Nova Scotia as the Canadian Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes
(a) Chase to act as the General Administrative Agent of such Lender, and (b) The Bank of Nova Scotia to act as the Canadian Administrative Agent, and, in each case, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the General Administrative Agent and the Canadian Administrative Agent, respectively, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Administrative Agent.

                  17.2 Delegation of Duties. Each Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or


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attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Administrative Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  17.3 Exculpatory Provisions. Neither Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or other Person or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of a Borrower or any other Person to perform its obligations hereunder or thereunder. Neither Administrative Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books or records of the Borrowers.

                  17.4 Reliance by Administrative Agent. Each Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of them), independent accountants and other experts selected by such Administrative Agent. Each Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment or transfer thereof shall have been filed with such Administrative Agent. Each Administrative Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and the Acceptance Reimbursement Obligations.

                  17.5 Notice of Default. Neither Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the General Administrative Agent receives such a notice, such




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Administrative Agent shall give notice thereof to the Lenders. The General
Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the General Administrative Agent shall have received such directions, such Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  17.6 NonReliance on Administrative Agents and Other Lender. Each Lender expressly acknowledges that neither Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Administrative Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by such Administrative Agent to any Lender. Each Lender represents to each Administrative Agent that it has, independently and without reliance upon such Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Extensions of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon either Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Administrative Agent hereunder, such Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of such Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  17.7 Indemnification. Each U.S. Lender (together with, in the case of a U.S. Common Lender, its Counterpart Lender on a joint and several basis) agrees to indemnify each Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to its U.S. Revolving Credit Commitment Percentage in effect on the date on which indemnification is sought from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and the Acceptance Reimbursement Obligations) be imposed on, incurred by or asserted against such Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Administrative Agent. The agreements in this subsection shall survive the payment of the Loans, the Acceptance Reimbursement Obligations and all other amounts payable hereunder.

                  17.8 Administrative Agents in their Individual Capacity . Each Administrative Agent and its respective affiliates may make loans to, accept Drafts, accept deposits from and generally engage in any kind of business with the Borrowers as though such Administrative Agent was not an Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made or renewed by such Administrative Agent, any Acceptances created by such Administrative Agent and any Note or Acceptance Note issued to it, such Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include each Administrative Agent in its individual capacity.

                  17.9 Successor Administrative Agents. The General Administrative Agent may resign as General Administrative Agent, and the Canadian Administrative Agent may resign as Canadian Administrative Agent, in each case upon 30 days' notice to the Lenders and the other Administrative Agent. If either Administrative Agent shall resign as General Administrative Agent or Canadian Administrative Agent, as the case may be, under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the U.S. Lenders (in the case of a resignation of the General Administrative Agent) or the Canadian Lenders (in the case of a resignation of the Canadian Administrative Agent) a successor administrative agent for the Lenders, which successor administrative agent shall be approved by the U.S. Borrower (such approval not to be unreasonably withheld), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the resigning Administrative Agent, and the terms "General Administrative Agent" or "Canadian Administrative Agent", as the case may be, shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as either General Administrative Agent or Canadian Administrative Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any resigning Administrative Agent's resignation as either General Administrative Agent or Canadian Administrative Agent, as the case may be, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was either General Administrative Agent or Canadian Administrative Agent, as the case may be, under this Agreement and the other Loan Documents.

                  17.10 The Documentation Agent and Co-Syndication Agents. Each Lender, the Documentation Agent and each Co-Syndication Agent acknowledge that the Documentation Agent and Co-Syndication Agents, in such capacities, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents in their respective capacities as such.

                  17.11 Actions Under Security Documents . With respect to any action under or in respect of the Security Documents that the provisions of this Agreement permit or require the General Administrative Agent to take only with the consent, or upon the direction, of all of the Lenders or the Majority Lenders, as the case may be, the Lenders acknowledge that the General Administrative Agent shall be required to take such action only if such action is approved by, in addition to all the Lenders or the Majority Lenders, as the case may be, such instructing group of lenders under each of the Other Credit Agreements as the Other Credit Agreements require for such action.

                  17.12 Intercreditor Agreement. In the event that a Refinancing Agreement is entered into, the General Administrative Agent is authorized and directed to enter into an intercreditor agreement reasonably satisfactory to the General Administrative Agent as contemplated by the definition of "Refinancing Agreement" set forth in subsection 1.1, and to enter into such amendments, if any, to the Subsidiary Guarantee and the Security Documents as it shall reasonably deem required in order to give effect to such intercreditor agreement, provided, that, in any case, the Indebtedness of the U.S. Borrower hereunder and under the Other Credit Agreements (including any Refinancing Agreement in respect of either of the Other Credit Agreements) shall be pari passu and equally and ratably secured.


                  SECTION 18. MISCELLANEOUS

                  18.1 Amendments and Waivers. (a) Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 18.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agents may, from time to time, (i) enter into with the U.S. Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the U.S. Borrower hereunder or thereunder or (ii) waive at the U.S. Borrower's request, on such terms and conditions as the Majority Lenders or the Administrative Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                      (A) reduce the amount or extend the scheduled date of maturity of any Loan or any Acceptance or any Acceptance Note or of any scheduled installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Canadian Revolving Credit Commitment, Multicurrency Commitment or U.S. Revolving Credit Commitment, in each case without the consent of each Lender affected thereby;

                      (B) amend, supplement, modify or waive any provision of this subsection 18.1 or reduce the percentages specified in the definition of "Majority Lenders" or consent to the assignment or transfer by the U.S. Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the consent of all the Lenders or reduce the percentages specified in the definitions of (I) "Majority U.S. Lenders" or "Majority Multicurrency Lenders" without the consent of all of the U.S. Lenders or (II) "Majority Canadian Lenders" without the consent of all of the Canadian Lenders;


                      (C) amend, supplement, modify or waive any provision of
         Section 17 or any other provision of this Agreement governing the respective rights or obligations of the General Administrative Agent or the Canadian Administrative Agent without the consent of the then Administrative Agents, respectively;

                      (D) amend, supplement, modify or waive any provision of
         Section 3 or any other provision of this Agreement governing the rights and obligations of the Swing Line Lender; or the definitions used therein without the consent of the Swing Line Lender;

                      (E) extend the expiring date on any Letter of Credit beyond the Revolving Credit Termination Date without the consent of each Lender;

                      (F) increase the aggregate amount of the U.S. Revolving Credit Commitments of all Lenders to an amount in excess of $2,500,000,000 without the consent of each Lender;

                      (G) amend, modify or waive any provision of subsection
         10.8 without the consent of each Lender; or

                      (H) release all or substantially all of the guarantees contained in Section 15 and under the Subsidiary Guarantee or the Additional Subsidiary Guarantee or all or substantially all of the Collateral under, and as defined in, the Security Documents without the consent of each Lender other than as permitted under subsection 18.18.

Any waiver and any amendment, supplement or modification pursuant to this subsection 18.1 shall apply to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the General Administrative Agent, the Canadian Administrative Agent and all future holders of the Loans and the Reimbursement Obligations, Subsidiary Reimbursement Obligations and Acceptance Reimbursement Obligations. In the case of any waiver, the Borrowers, the Lenders, the General Administrative Agent and the Canadian Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                      (b) In addition to amendments effected pursuant to the foregoing paragraph (a), Schedules II and III may be amended as follows:

                      (i) Schedule II will be amended to add Subsidiaries of the U.S. Borrower as additional Foreign Subsidiary Borrowers upon (A) execution and delivery by the U.S. Borrower, any such Foreign Subsidiary Borrower and the General Administrative Agent, of a Joinder Agreement providing for any such Subsidiary to become a Foreign Subsidiary Borrower, and (B) delivery to the General Administrative Agent of (I) a Foreign Subsidiary Opinion in respect of such additional Foreign Subsidiary Borrower and (II) such other documents with respect thereto as the General Administrative Agent shall reasonably request.

                      (ii) Schedule II will be amended to remove any Subsidiary as a Foreign Subsidiary Borrower upon (A) execution and delivery by the U.S. Borrower of a written amendment providing for such amendment and
         (B) repayment in full of all outstanding Loans of such Foreign Subsidiary Borrower.

                      (iii) Schedule III will be amended (A) to change administrative information contained therein (other than any interest rate definition, funding time, payment time or notice time contained therein) or (B) to add Available Foreign Currencies (and related interest rate definitions and administrative information) with the approval of the Majority Multicurrency Lenders, in each case, upon execution and delivery by the U.S. Borrower and the General Administrative Agent of a written amendment providing for such amendment.

                      (iv) Schedule III will be amended to conform any funding time, payment time or notice time contained therein to then-prevailing market practices, upon execution and delivery by the U.S. Borrower and the General Administrative Agent of a written amendment providing for such amendment.

                      (v) Schedule III will be amended to change any interest rate definition contained therein, upon execution and delivery by the U.S. Borrower, all the Multicurrency Lenders and the General Administrative Agent of a written amendment providing for such amendment.

                   (c) The General Administrative Agent shall give prompt notice to each U.S. Lender of any amendment effected pursuant to subsection 18.1(b).

                   (d) Notwithstanding the provisions of this subsection 18.1, any Alternate Currency Facility may be amended, supplemented or otherwise modified in accordance with its terms so long as after giving effect thereto either (i) such Alternate Currency Facility ceases to be an "Alternate Currency Facility" and the U.S. Borrower so notifies the General Administrative Agent or
(ii) the Alternate Currency Facility continues to meet the requirements of an Alternate Currency Facility set forth herein.

                   18.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when



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delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the U.S. Borrowers, the Canadian Borrower, the General Administrative Agent and the Canadian Administrative Agent, and as set forth in
Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:


              The U.S. Borrower:          Lear Corporation
                                          21557 Telegraph Road
                                          Southfield, Michigan  48034
                                          Attention:  Raymond F. Lowry
                                          Telecopy:  (248) 447-1730

          The Canadian Borrower:          Lear Corporation Canada Ltd.
                                          c/o 21557 Telegraph Road
                                          Southfield, Michigan  48034
                                          Attention:  Raymond F. Lowry
                                          Telecopy:   (248) 447-1730

                     The Foreign
           Subsidiary Borrowers:          Lear Corporation
                                          21557 Telegraph Road
                                          Southfield, Michigan  48034
                                          Attention:  Raymond F. Lowry
                                          Telecopy:   (248) 447-1730

                     The General
           Administrative Agent:          The Chase Manhattan Bank
                                          270 Park Avenue
                                          New York, New York  10017
                                          Attention:  Richard Smith
                                          Telecopy:   (212) 270-5100

                    The Canadian
           Administrative Agent:          The Bank of Nova Scotia
                                          44 King Street West, 14th Floor
                                          Toronto, Ontario
                                          M5H1H1

                                          Attention: IBP Loan Administration and
                                                       Agency Services Manager
                                          Telecopy:  (416) 866-5991
provided that any notice, request or demand to or upon (i) the Administrative Agents or the Lenders pursuant to subsection 2.3, 3.2, 4.2, 5.3, 6.2, 7.3, 9.2, 10.2, 10.4 or 10.7 or (ii) the Swing Line Lender pursuant to Section 3, shall not be effective until received.

                   18.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Borrower, the General Administrative Agent, the Canadian Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                   18.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

                   18.5 Payment of Expenses and Taxes. The U.S. Borrower agrees
(a) to pay or reimburse each Administrative Agent for all its reasonable out-of-pocket costs and reasonable expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents (other than documents relating to any Alternate Currency Facility) and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to each Administrative Agent,
(b) to pay or reimburse each Lender and each Administrative Agent for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, fees and disbursements of counsel to each Administrative Agent and the reasonable fees and disbursements of counsel to the several Lenders, and (c) to pay, indemnify, and hold each Lender and each Administrative Agent and their respective directors, officers, employees and agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and the other Loan Documents, the use or proposed use by the Borrowers of the proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"); provided that the U.S. Borrower shall have no obligation hereunder to (i) any Administrative Agent with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Administrative Agent or (ii) any Lender with respect to indemnified liabilities arising from gross negligence or wilful misconduct of such Lender, in each case as finally determined by a court of competent jurisdiction; provided, however, that nothing in this subsection shall be construed as requiring the Canadian Borrower to so indemnify in amounts that would be in violation of, and its obligations to so indemnify are subject to, the restrictions on financial assistance set out in the Business Corporations Act (Ontario); and, provided, further, that the preceding proviso shall not be construed in any way as limiting or derogating from the obligations of the other Borrowers set out in this subsection. The agreements in this subsection shall survive repayment of the Loans, the Acceptance Reimbursement Obligations and all other amounts payable hereunder.

                   18.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agents, all future holders of the Loans, the Reimbursement Obligations, the Subsidiary Reimbursement Obligations and the Acceptance Reimbursement Obligations and their respective successors and assigns, except that no Borrower assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                   (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that, in the case of participations granted by a Canadian Lender, such Participant must be a resident of Canada for purposes of the Tax Act unless such participation is granted pursuant to subsection 18.8. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Borrowers' obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents, provided that such participation agreement may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clause (A) or (B) of the proviso to the second sentence of subsection 18.1(a) without the consent of the Participant. Each Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 18.7(a) as fully as if it were a Lender hereunder. Each Borrower agrees that each Participant shall be entitled to the benefits of subsections 10.10, 10.11, 10.12 and 18.6 with respect to its participation in the Commitments and the Loans outstanding from time to time hereunder as if it was a Lender; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                   (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the prior written consent of the U.S. Borrower (such consent not to be unreasonably withheld) and the Administrative Agents (such consent not to be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents including, without limitation, its Commitments, Loans and Acceptance Reimbursement Obligations, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit K, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the U.S. Borrower and the Administrative Agents) and delivered to the Administrative Agents for their acceptance and recording in the Register; provided that (i) if any Lender assigns a part of its rights and obligations in respect of Revolving Credit Loans and/or Revolving Credit Commitment under this Agreement to an Assignee, such Lender and such Lender's Counterpart Lender (if any) shall each assign proportionate interests in their respective Revolving Credit Commitment and Revolving Credit Loans and other related rights and obligations hereunder to such Assignee and a Counterpart Lender for such Assignee designated by it, (ii) if any U.S. Lender assigns a part of its rights and obligations under this Agreement in respect of its U.S. Revolving Credit Loans and/or U.S. Revolving Credit Commitment to an Assignee, such U.S. Lender shall assign proportionate interests in (A) its participations in the Swing Line Loans and other rights and obligations hereunder in respect of the Swing Line Loans to such Assignee and (B) Multicurrency Loans and Multicurrency Commitments (provided, that with the consent of the U.S. Borrower and the General Administrative Agent, a Lender may assign portions of its Revolving Credit Commitment without assigning a proportionate share of its Multicurrency Commitment if either (x) such proportionate share of such Multicurrency Commitment shall be assumed by another Lender or (y) if the U.S. Borrower so agrees, such proportionate share of such Multicurrency Commitment shall be terminated), (iii) in the case of any such assignment to an additional bank or financial institution, the aggregate amount of any U.S. Revolving Credit Commitment (or, if the U.S. Revolving Credit Commitments have terminated or expired, the aggregate principal amount of any U.S. Revolving Credit Loans) being assigned, or the U.S. Dollar Equivalent of the aggregate amount of the Canadian Revolving Credit Commitment (or, if the Canadian Revolving Credit Commitments have terminated or expired, the aggregate amount of Canadian Revolving Credit Loans and Acceptance Reimbursement Obligations) being assigned shall not be less than $15,000,000 (or (i) if less, the then outstanding amount of such Commitments, Loans and/or Acceptance Reimbursement Obligations or (ii) such lesser amount as may be agreed by the U.S. Borrower and the Administrative Agents), and after giving effect to such assignment such assignor Lender, if it retains any U.S. Revolving Credit Commitment, shall retain a U.S. Revolving Credit

Commitment of at least $15,000,000 and (iv) in the case of any such assignment made by a Canadian Lender, such Assignee must be a resident of Canada for purposes of the Tax Act unless such assignment is made pursuant to 18.8. Upon such execution, delivery, acceptance and recording, from and after the closing date determined pursuant to such Assignment and Acceptance, (I) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments, rights in respect of Acceptance Reimbursement Obligations and Loans as set forth therein, and (II) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding the foregoing, no consent of the Borrower shall be required for any assignment effected while an Event of Default under Section 16(i) is in existence.

                   (d) The Administrative Agents, on behalf of the Borrowers, shall maintain at their respective addresses referred to in subsection 18.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans and Acceptances owing to, each Lender from time to time and (ii) the other information required from time to time pursuant to subsection 3.1 in respect of Swing Line Loans. The entries in the Register shall constitute prima facie evidence of the information recorded therein, and the Borrowers, the Administrative Agents and the Lenders may (and, in the case of any Loan, Acceptance or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan, Acceptance or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan, Acceptance or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the U.S. Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                   (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, executed by the Borrowers and the Administrative Agents), together with payment to the Administrative Agents of a registration and processing fee of $3,500, the Administrative Agents shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrowers.

                   (f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Borrower and its Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender's credit evaluation of such Borrower and its Affiliates prior to becoming a party to this

Agreement; provided, that any such Transferee is advised of the confidential nature of such information, if applicable, such Lender takes reasonable steps, in accordance with customary practices, to ensure that any such information is not used in violation of federal or state securities laws and such Lender otherwise complies with subsection 18.20.

                   (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                   (h) If, pursuant to this subsection, any interest in this Agreement or any Loan is transferred from a U.S. Lender to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to agree (for the benefit of the transferor Lender, the General Administrative Agent and the U.S. Borrower) to provide the transferor Lender (and, in the case of any Transferee registered in the Register, the General Administrative Agent and the U.S. Borrower) the tax forms and other documents required to be delivered pursuant to subsection 10.12(b) or (c) and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                   (i) If, pursuant to this subsection, any interest in this Agreement or any Loan is transferred from a Lender (other than a U.S. Lender) to any Transferee, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to agree (for the benefit of the transferor Lender, the General Administrative Agent and the Foreign Subsidiary Borrowers) to provide the transferor Lender, the General Administrative Agent and the Foreign Subsidiary Borrowers the tax forms and other documents required to be delivered pursuant to subsection 10.12(c) and (e) and to comply from time to time with all applicable laws and regulations with regard to such withholding tax exemption.

                   18.7 Adjustments; Set-Off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Extensions of Credit then due and owing to it from any Borrower, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 16(i), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit then due and owing to it from such Borrower, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Extensions of Credit owing to it from such Borrower, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                   (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable hereunder (whether at the stated maturity thereof, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or Affiliate thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agents after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                   18.8 Loan Conversion/Participations. (a) (i) On any Conversion Date, to the extent not otherwise prohibited by a Requirement of Law or otherwise, all Loans outstanding in any currency other than U.S. Dollars ("Loans to be Converted") shall be converted into U.S. Dollars (calculated on the basis of the relevant Exchange Rates as of the Business Day immediately preceding the Conversion Date) ("Converted Loans"), (ii) on each date on or after the Conversion Date on which any Acceptances or Acceptance Notes shall mature such Acceptances and Acceptance Notes ("Acceptances to be Converted") shall be converted into Canadian Revolving Credit Loans denominated in U.S. Dollars (calculated on the basis of the Exchange Rate as of the Business Day immediately preceding such maturity date) ("Converted Acceptances") and (iii) on the Conversion Date (with respect to Loans described in the foregoing clause
(i)), and on the respective maturity date (with respect to Acceptances and Acceptance Notes described in the foregoing clause (ii)) (A) each U.S. Lender severally, unconditionally and irrevocably agrees that it shall purchase in U.S. Dollars a participating interest in such Converted Loans and Converted Acceptances in an amount equal to its Conversion Sharing Percentage of (x) the outstanding principal amount of the Converted Loans and (y) the face amount of matured Acceptances and Acceptance Notes, as applicable, and (B) to the extent necessary to cause the Committed Outstandings Percentage of each U.S. Lender, after giving effect to the purchase and sale of participating interests under the foregoing clause (iii), to equal its U.S. Revolving Credit Commitment Percentage (calculated immediately prior to the termination or expiration of the U.S. Revolving Credit Commitments), each U.S. Lender severally, unconditionally and irrevocably agrees that it shall purchase or sell a participating interest in U.S. Revolving Credit Loans then outstanding. Each U.S. Lender will immediately transfer to the appropriate Administrative Agent, in immediately available funds, the amounts of its participation(s), and the proceeds of such participation(s) shall be distributed by such Administrative Agent to each Lender from which a participating interest is being purchased in the amount(s) provided for in the preceding sentence. All Converted Loans and Converted Acceptances (which shall have been converted into Canadian Revolving Credit Loans denominated in Dollars) shall bear interest at the rate which would otherwise be applicable to ABR Loans.

                   (b) If, for any reason, the Loans to be Converted or Acceptances to be Converted, as the case may be, may not be converted into U.S. Dollars in the manner contemplated by paragraph (a) of this subsection 18.8, (i) the General Administrative Agent shall determine the

U.S. Dollar Equivalent of the Loans to be Converted or Acceptances to be Converted, as the case may be, (calculated on the basis of the Exchange Rate as of the Business Day immediately preceding the date on which such conversion would otherwise occur pursuant to paragraph (a) of this subsection 18.8), (ii) effective on such Conversion Date, each Lender severally, unconditionally and irrevocably agrees that it shall purchase in U.S. Dollars a participating interest in such Loans to be Converted or Acceptances to be Converted, as the case may be, in an amount equal to its Conversion Sharing Percentage of such Loans to be Converted or Acceptances to be Converted, as the case may be, and
(iii) each U.S. Lender shall purchase or sell participating interests as provided in paragraph (a)(iii) of this subsection 18.8. Each U.S.
Lender will immediately transfer to the appropriate Administrative Agent, in immediately available funds, the amount(s) of its participation(s), and the proceeds of such participation(s) shall be distributed by such Administrative Agent to each relevant Lender in the amount(s) provided for in the preceding sentence.

                   (c) To the extent any Taxes are required to be withheld from any amounts payable by a Lender (the "First Lender") to another Lender (the "Other Lender") in connection with its participating interest in any Converted Loan or Converted Acceptance, each Borrower, with respect to the relevant Loans made to it, shall be required to pay increased amounts to the Other Lender receiving such payments from the First Lender to the same extent they would be required under subsection 10.12 if such Borrower were making payments with respect to the participating interest directly to the Other Lender.

                   (d) To the extent not prohibited by any Requirement of Law or otherwise, at any time after the actions contemplated by paragraphs (a) or (b) of this subsection 18.8 have been taken, upon the notice of any U.S. Lender to the Borrowers the following shall occur: (i) the U.S. Borrower (through the guarantee contained in Section 15) shall automatically be deemed to have assumed the Converted Loans and Converted Acceptances in which such U.S. Lender holds a participation, (ii) any Acceptances and Loans outstanding in any currency other than U.S. Dollars shall be converted into U.S. Dollars on the dates of such assumption (calculated on the basis of the Exchange Rate on the Business Day immediately preceding such date of assumption) and such Loans shall bear interest at the rate which would otherwise be applicable to ABR Loans and (iii) such Loans and obligations in respect of Acceptances shall be assigned by the relevant Lender holding such Loans or obligations to the U.S. Lender who gave the notice requesting such assumption by the U.S. Borrower.

                   18.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrowers and the Administrative Agents.

                   18.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                   18.11 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrowers, the Administrative Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                   18.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                   18.13 Submission to Jurisdiction; Waivers. (a) Each Borrower hereby irrevocably and unconditionally:

                      (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                      (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                      (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 18.2 or at such other address of which the General Administrative Agent shall have been notified pursuant thereto; and

                      (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  (b) Each of the Canadian Borrower and each Foreign
Subsidiary Borrower hereby irrevocably appoints the U.S. Borrower as its agent for service of process in any proceeding referred to in subsection 18.13(a) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of U.S. Borrower at its address for notice set forth in subsection 18.2.

                  18.14 Acknowledgments. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) none of the Administrative Agents or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agents and the Lenders, on the one hand, and the U.S. Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

                  18.15 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  18.16 Power of Attorney. Each Foreign Subsidiary Borrower hereby grants to U.S. Borrower an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Foreign Subsidiary Borrower hereby explicitly acknowledges that the Administrative Agents and each Lender have executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection. The power of attorney granted by each Foreign Subsidiary Borrower hereunder is coupled with an interest.

                  18.17 Intercreditor Agreement. The General Administrative Agent is hereby authorized to enter into an intercreditor agreement, in form and substance reasonably satisfactory to it, to allow up to $75,000,000 in loans outstanding on the Closing Date and owing to Deutsche Bank AG New York Branch and/or Cayman Islands Branch and Toronto Dominion (Texas), Inc., or their respective affiliates, to be equally and ratably secured by the Collateral and to benefit from guarantees from the Subsidiary Guarantors on a basis which is pari passu with the Subsidiary Guarantee.

                  18.18 Release of Collateral and Guarantees. (a) The Lenders hereby agree with the U.S. Borrower, and hereby instruct the General Administrative Agent, that if (i) the U.S. Borrower attains Release Status, (ii) the General Administrative Agent has no actual knowledge of the existence of a Default, (iii) the U.S. Borrower shall have delivered a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any

Default or Event of Default, and (iv) all Bond Guarantees shall have been released or shall be released concurrently with the requested release of the Subsidiary Guarantee, the General Administrative Agent shall, at the request and expense of the U.S. Borrower, take such actions as shall be reasonably requested by the U.S. Borrower to release its security interest in all collateral held by it pursuant to the Security Documents and to release all Subsidiary Guarantors from their obligations under the Subsidiary Guarantee. In such event, the provisions of subsection 13.10 shall be deemed terminated and of no further force or effect.

                  (b) The Lenders hereby agree with the U.S. Borrower, and hereby instruct the General Administrative Agent, that if (i) on any date the ratio of Consolidated Indebtedness on such date to Consolidated Operating Profit for the four consecutive fiscal quarters most recently ended, is less than 2.50 to 1.00, (ii) the General Administrative Agent has no actual knowledge of the existence of a Default, (iii) the U.S. Borrower shall have delivered a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default, and (iv) all Bond Guarantees shall have been released or shall be released simultaneously with the requested release of the Subsidiary Guarantee, the General Administrative Agent shall, at the request and expense of the U.S. Borrower, take such actions as shall be reasonably requested by the U.S. Borrower to release its security interest in all collateral held by it pursuant to the Security Documents and to release all Subsidiary Guarantors from their obligations under the Security Guarantee. In such event, the provisions of subsection 13.10 shall be deemed terminated and of no further force or effect.

                  (c) The Lenders hereby agree with the U.S. Borrower, and hereby instruct the General Administrative Agent, that if the U.S. Borrower shall have delivered to the General Administrative Agent written notice that it proposes to sell or otherwise dispose of any Subsidiary whose stock is pledged pursuant to a Pledge Agreement or which is a Subsidiary Guarantor, and such disposition is permitted by this Agreement, the General Administrative Agent shall, at the request and expense of the U.S. Borrower, take such actions as shall be reasonably requested by the U.S. Borrower to release its security interest in the stock of such Subsidiary and to release such Subsidiary Guarantor from its obligations under the Subsidiary Guarantee; provided, that such Subsidiary shall have been, or shall simultaneously be, released from all Bond Guarantees.


                  18.19 Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the General Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

                  (b) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.

                  18.20 Confidentiality. Each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of information designated in writing as confidential and provided to it by the U.S. Borrower or any Subsidiary in connection with this Agreement; provided, however, that any Lender may disclose such information (a) at the request of any bank regulatory authority or in connection with an examination of such Lender by any such authority, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) at the discretion of any other Governmental Authority, (e) to such Lender's Affiliates, independent auditors and other professional advisors or (f) to any Transferee or potential Transferee; provided that such Transferee agrees to comply with the provisions of this subsection 18.20.

                  18.21 Effect of Amendment and Restatement of the Existing Credit Agreement. On the Closing Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Closing Date; (b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement; and (c) upon the effectiveness of this Agreement all Extensions of Credit of Lenders outstanding under the Existing Credit Agreement immediately before the effectiveness of this Agreement will be converted into Extensions of Credit of such Lenders hereunder on the terms and conditions set forth in this Agreement.

                  18.22 Conflicts. In the event that there exists a conflict between provisions in this Agreement and provisions in any other Loan Document, the provisions of this Agreement shall control.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                            LEAR CORPORATION


                                            By: /s/
                                               ---------------------------------
                                               Title:

                                            LEAR CORPORATION CANADA LTD.


                                            By: /s/
                                               ---------------------------------
                                               Title:

                                            LEAR CORPORATION SWEDEN AB


                                            By: /s/
                                               ---------------------------------
                                               Title:

                                            LEAR CORPORATION FRANCE SARL


                                            By: /s/
                                               ---------------------------------
                                               Title:

                                            LEAR CORPORATION ITALIA S.P.A.


                                            By: /s/
                                               ---------------------------------
                                               Title:

                                            LEAR CORPORATION GMBH & CO. KG


                                            By: /s/
                                               ---------------------------------
                                               Title:

                                            LEAR CORPORATION BETEILIGUNGS GMBH


                                            By: /s/
                                               ---------------------------------
                                               Title:

                                            THE CHASE MANHATTAN BANK, as
                                            Administrative Agent and as a Lender


                                            By: /s/
                                               ---------------------------------
                                               Title:

                                       THE BANK OF NOVA SCOTIA, as Documentation
                                       Agent and Canadian Administrative Agent
                                       and as a Lender


                                       By: /s/
                                          --------------------------------------
                                       Title:

                                        BANCA COMMERCIALE ITALIANA


                                        By:
                                           -------------------------------------
                                           Title:

                                        BANK HAPOALIM, B.M.


                                        By:
                                           -------------------------------------
                                           Title:

                                       CHASE MANHATTAN BANK DELAWARE,
                                       as an Issuing Lender


                                       By:
                                          --------------------------------------
                                          Title:

                                        ABN AMRO BANK N.V. CHICAGO BRANCH


                                        By:
                                           -------------------------------------
                                           Title:


                                        By:
                                           -------------------------------------
                                           Title:

                                        BANCA NAZIONALE DEL LAVORO S.P.A.
                                        NEW YORK BRANCH


                                        By: /s/
                                           -------------------------------------
                                           Title:


                                        By:
                                           -------------------------------------
                                           Title:

                                        BANK AUSTRIA AKTIENGESELLSCHAFT


                                        By:
                                           -------------------------------------
                                           Title:



                                        By:
                                           -------------------------------------
                                            Title:

                                      BANK OF AMERICA NT & SA, as Co-Syndication
                                      Agent and as a Lender


                                      By: /s/
                                         ---------------------------------------
                                         Title:

                                        THE BANK OF NEW YORK


                                        By: /s/
                                           -------------------------------------
                                           Title:

                                        THE BANK OF TOKYO-MITSUBISHI TRUST
                                        COMPANY


                                        By: /s/
                                            ------------------------------------
                                            Title:

                                        BANKERS TRUST COMPANY, as Co-Syndication
                                         Agent and as a Lender


                                        By: /s/
                                           -------------------------------------
                                           Title

                                        BANQUE NATIONALE DE PARIS


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        CARIPLO CASSA DI RISPARMIO DELLE
                                        PROVINCIE LOMBARDE SPA


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        CREDIT AGRICOLE INDOSUEZ


                                        By: /s/
                                           ------------------------------------
                                            Title:


                                        By:
                                           ------------------------------------
                                            Title:

                                        CIBC INC.



                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        CITICORP USA, INC.


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        COMERICA BANK

                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        UNICREDITO ITALIANO S.P.A.


                                        By: /s/
                                           ------------------------------------
                                            Title:


                                        By:
                                           ------------------------------------
                                            Title:

                                        CREDIT LYONNAIS CHICAGO BRANCH


                                        By:
                                           ------------------------------------
                                            Title:

                                        CREDIT SUISSE FIRST BOSTON

                                        By: /s/
                                           ------------------------------------
                                            Title:


                                        By:
                                          -------------------------------------
                                            Title:

                                        DAI-ICHI KANGYO BANK, LTD.,
                                        CHICAGO BRANCH


                                        By:
                                           ------------------------------------
                                            Title:

                                        DEN DANSKE BANK


                                        By:
                                           ------------------------------------
                                            Title:

                                        DEUTSCHE BANK AG NEW YORK BRANCH
                                        AND/OR CAYMAN ISLANDS BRANCH


                                        By: /s/
                                           ------------------------------------
                                            Title:



                                        By:
                                           ------------------------------------
                                            Title:

                                        DG BANK


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        DRESDNER BANK AG NEW YORK AND GRAND
                                        CAYMAN BRANCHES


                                        By:
                                           ------------------------------------
                                            Title:


                                        By:
                                           ------------------------------------
                                            Title:

                                        FIFTH THIRD BANK, NORTHWESTERN OHIO,
                                        N.A.


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        FIRST AMERICAN NATIONAL BANK



                                        By:
                                           ------------------------------------
                                            Title:

                                        BANKBOSTON N.A.


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        NBD BANK


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        FIRST UNION NATIONAL BANK


                                        By:
                                           ------------------------------------
                                            Title:

                                        FLEET NATIONAL BANK


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        GULF INTERNATIONAL BANK B.S.C.


                                        By: /s/
                                           ------------------------------------
                                            Title:


                                        By:
                                           ------------------------------------
                                            Title:

                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        ISTITUTO BANCARIO SAN PAOLO DI TORINO
                                        ISTITUTO MOBILIARE ITALIANO S.P.A.


                                        By: /s/
                                           ------------------------------------
                                            Title:



                                        By:
                                           ------------------------------------
                                            Title:

                                        KEYBANK NATIONAL ASSOCIATION


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                         KREDIETBANK N.V.

                                        By:
                                           ------------------------------------
                                            Title:


                                        By:
                                           ------------------------------------
                                            Title:

                                        LEHMAN COMMERCIAL PAPER INC.



                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LTD.


                                        By:
                                           ------------------------------------
                                            Title:

                                        MERCANTILE BANK NATIONAL ASSOCIATION


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        MERITA BANK PLC, NEW YORK BRANCH



                                        By: /s/
                                           ------------------------------------
                                            Title:


                                        By:
                                           ------------------------------------
                                            Title:

                                        MICHIGAN NATIONAL BANK

                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        NATIONAL CITY BANK

                                        By:
                                           ------------------------------------
                                            Title:

                                        NATIONSBANK N.A.

                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        THE NORTHERN TRUST COMPANY


                                        By:
                                           ------------------------------------
                                            Title:

                                        PARIBAS

                                        By: /s/
                                           ------------------------------------
                                            Title:



                                        By:
                                           ------------------------------------
                                            Title:

                                        ROYAL BANK OF CANADA


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        THE SAKURA BANK, LTD.


                                        By:
                                           ------------------------------------
                                            Title:

                                        THE SANWA BANK, LIMITED,
                                        CHICAGO BRANCH


                                        By:
                                           ------------------------------------
                                            Title:

                                        SOCIETE GENERALE


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        THE SUMITOMO BANK, CHICAGO BRANCH

                                        By:
                                           ------------------------------------
                                            Title:

                                        SUNTRUST BANK, ATLANTA

                                        By:
                                           ------------------------------------
                                            Title:

                                        SVENSKA HANDELSBANKEN

                                        By:
                                           ------------------------------------
                                            Title:

                                        TORONTO DOMINION (TEXAS), INC.


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By:
                                           ------------------------------------
                                            Title:

                                        WACHOVIA BANK


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                                                      SCHEDULE I

                             COMMITMENTS; ADDRESSES


A. U.S. Revolving Credit Commitment and Multicurrency Commitment Amounts (U.S. Dollars)


==============================================================================================================================

                                                U.S. Revolving Credit                                Multicurrency
           U.S. Lender                               Commitment            Counterpart Lender        Commitment
------------------------------------------------------------------------------------------------------------------------------
ABN AMRO Bank N.V., Chicago
Branch                                              $50,000,000                                     $35,000,000
------------------------------------------------------------------------------------------------------------------------------
Banca Commerciale Italiana                          $15,000,000
------------------------------------------------------------------------------------------------------------------------------
Banca Nazionale del Lavoro
S.p.A., New York Branch                             $15,000,000
------------------------------------------------------------------------------------------------------------------------------
Bank Austria Aktiengesellschaft                     $20,000,000
------------------------------------------------------------------------------------------------------------------------------
Bank Hapoalim, B.M.                                 $15,000,000
------------------------------------------------------------------------------------------------------------------------------
Bank of America NT & SA                             $75,000,000                                     $35,000,000
------------------------------------------------------------------------------------------------------------------------------
BankBoston N.A.                                     $35,000,000                                     $30,000,000
------------------------------------------------------------------------------------------------------------------------------
Bankers Trust Company                               $87,500,000
------------------------------------------------------------------------------------------------------------------------------
Banque Nationale de Paris                           $50,000,000                                     $30,000,000
------------------------------------------------------------------------------------------------------------------------------
CARIPLO Cassa di Risparmio delle
Provincie Lombarde SPA                              $15,000,000
------------------------------------------------------------------------------------------------------------------------------
                                                                           Canadian Imperial
                                                                           Bank of
CIBC, Inc.                                          $50,000,000            Commerce
------------------------------------------------------------------------------------------------------------------------------
Citicorp USA, Inc.                                  $87,500,000                                     $40,000,000
------------------------------------------------------------------------------------------------------------------------------
Comerica Bank                                       $60,000,000                                     $10,000,000
------------------------------------------------------------------------------------------------------------------------------



==============================================================================================================================

                                                U.S. Revolving Credit                                Multicurrency
           U.S. Lender                               Commitment            Counterpart Lender        Commitment
------------------------------------------------------------------------------------------------------------------------------
Credit Agricole Indosuez                            $35,000,000                                     $10,000,000
------------------------------------------------------------------------------------------------------------------------------
Credit Lyonnais Chicago Branch                      $45,000,000                                     $10,000,000
------------------------------------------------------------------------------------------------------------------------------
Credito Italiano S.p.A.                             $15,000,000
------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston                          $25,000,000
------------------------------------------------------------------------------------------------------------------------------
Den Danske Bank                                     $25,000,000
------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank AG New York Branch and/or
Cayman Islands Branch                               $50,000,000
------------------------------------------------------------------------------------------------------------------------------
DG Bank                                             $25,000,000
------------------------------------------------------------------------------------------------------------------------------
Dresdner Bank AG New York and Grand
Cayman Branches                                     $35,000,000                                     $35,000,000
------------------------------------------------------------------------------------------------------------------------------
Fifth Third Bank                                    $20,000,000
------------------------------------------------------------------------------------------------------------------------------
First American National Bank                        $15,000,000
------------------------------------------------------------------------------------------------------------------------------
First Union National Bank of
North Carolina                                      $50,000,000                                     $20,000,000
------------------------------------------------------------------------------------------------------------------------------
Fleet National Bank                                 $45,000,000
------------------------------------------------------------------------------------------------------------------------------
Gulf International Bank B.S.C.                      $15,000,000
------------------------------------------------------------------------------------------------------------------------------
Istituto Bancario Sao Paolo Di
Torino SpA                                          $20,000,000
------------------------------------------------------------------------------------------------------------------------------
KeyBank National Association                        $50,000,000
------------------------------------------------------------------------------------------------------------------------------
Kredietbank N.V.                                    $40,000,000                                     $15,000,000
------------------------------------------------------------------------------------------------------------------------------
Lehman Commercial Paper Inc.                        $25,000,000
------------------------------------------------------------------------------------------------------------------------------



==============================================================================================================================

                                                U.S. Revolving Credit                                Multicurrency
           U.S. Lender                               Commitment            Counterpart Lender        Commitment
------------------------------------------------------------------------------------------------------------------------------
Mercantile Bank, N.A.                               $20,000,000
------------------------------------------------------------------------------------------------------------------------------
Merita Bank PLC                                     $20,000,000
------------------------------------------------------------------------------------------------------------------------------
Michigan National Bank of Detroit                   $20,000,000
------------------------------------------------------------------------------------------------------------------------------
Morgan Guaranty Trust Company of New
York                                                $25,000,000
------------------------------------------------------------------------------------------------------------------------------
National City Bank                                  $25,000,000
------------------------------------------------------------------------------------------------------------------------------
NationsBank, N.A.                                   $75,000,000                                     $35,000,000
------------------------------------------------------------------------------------------------------------------------------
NBD Bank                                            $50,000,000                                     $35,000,000
------------------------------------------------------------------------------------------------------------------------------
Paribas                                             $35,000,000                                     $15,000,000
------------------------------------------------------------------------------------------------------------------------------
                                                                           Royal Bank of
Royal Bank of Canada                                $35,000,000            Canada
------------------------------------------------------------------------------------------------------------------------------
Societe Generale                                    $30,000,000                                     $10,000,000
------------------------------------------------------------------------------------------------------------------------------
Suntrust Bank, Atlanta                              $30,000,000
------------------------------------------------------------------------------------------------------------------------------
Svenska Handelsbanken                               $20,000,000
------------------------------------------------------------------------------------------------------------------------------
                                                                           The Bank of Nova
The Bank of Nova Scotia                             $75,000,000            Scotia
------------------------------------------------------------------------------------------------------------------------------
The Bank of New York                                $50,000,000                                     $35,000,000
------------------------------------------------------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubushi
Ltd., New York Branch                               $50,000,000
------------------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank                            $95,000,000                                     $85,000,000
------------------------------------------------------------------------------------------------------------------------------



==============================================================================================================================

                                                U.S. Revolving Credit                                Multicurrency
           U.S. Lender                               Commitment            Counterpart Lender        Commitment
------------------------------------------------------------------------------------------------------------------------------
The Dai-Ichi Kangyo Bank, Ltd.,
Chicago Branch                                      $30,000,000
------------------------------------------------------------------------------------------------------------------------------
The Industrial Bank of Japan,
Limited                                             $50,000,000
------------------------------------------------------------------------------------------------------------------------------
The Long-Term Credit Bank of Japan,
Ltd.                                                $35,000,000
------------------------------------------------------------------------------------------------------------------------------
The Northern Trust Company                          $25,000,000
------------------------------------------------------------------------------------------------------------------------------
The Sakura Bank, Ltd.                               $10,000,000
------------------------------------------------------------------------------------------------------------------------------
The Sanwa Bank, Limited,
Chicago Branch                                      $50,000,000
------------------------------------------------------------------------------------------------------------------------------
The Sumitomo Bank, Chicago Branch                   $35,000,000
------------------------------------------------------------------------------------------------------------------------------
Toronto Dominion (Texas), Inc.                      $50,000,000
------------------------------------------------------------------------------------------------------------------------------
U.S. Bank National Association                      $25,000,000                                     $15,000,000
------------------------------------------------------------------------------------------------------------------------------
Wachovia Bank                                       $25,000,000
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                            $2,100,000,000                                    $500,000,000
==============================================================================================================================


B.  Canadian Commitment Amounts (U.S. Dollars)

=============================================================================================================

         Canadian Lender              Canadian Revolving Credit                Counterpart Lender
                                            Commitment
-------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                    $20,000,000                      The Bank of Nova Scotia
-------------------------------------------------------------------------------------------------------------
Canadian Imperial Bank of                  $20,000,000                      CIBC, Inc.
Commerce
-------------------------------------------------------------------------------------------------------------
Royal Bank of Canada                       $10,000,000                      Royal Bank of Canada
-------------------------------------------------------------------------------------------------------------
TOTAL                                      $50,000,000
=============================================================================================================


C.   ADDRESSES FOR NOTICES

ABN AMRO BANK N.V., CHICAGO BRANCH
135 South LaSalle Street, Suite 625
Chicago, IL  60674
Attn:  David Sagers
Tel:  (312) 904-2854
Fax:  (312) 606-8425

BANCA COMMERCIALE ITALIANA (CHICAGO)
150 North Michigan Avenue, Suite 1500
Chicago, IL  60601
Attn:  Mark Mooney
Tel:  (312) 346-1112
Fax:  (312) 346-5769

BANCA NAZIONALE DEL LAVORO S.P.A., NEW YORK BRANCH
25 West 51st Street
New York, NY  10019
Attn:  Giulio Giovine
Tel:  (212) 581-0710
Fax:  (212) 765-2978

BANK AUSTRIA AKTIENGESELLSCHAFT
565 Fifth Avenue, 26th Floor
New York, NY  10017
Attn:  Jeanine B. Long
Tel:  (212) 880-1075
Fax:  (212) 880-1080

BANK OF AMERICA NT & SA
231 South LaSalle Street
Chicago, IL  60693
Attn:  Steve Ahrenholz
Tel:  (312) 828-1291
Fax:  (312) 987-7384

BANK HAPOALIM, B.M.
399 Park Avenue
New York, NY  10043
Attn:  Marc Bosc
Tel:  (212) 782-2181

THE BANK OF NEW YORK
One Wall Street, 22nd Floor
New York, NY  10286
Attn:  William M. Barnum
Tel:  (212) 635-1066
Fax:  (212) 635-6434

BANK OF NOVA SCOTIA
181 West Madison Street, Suite 3700
Chicago, IL  60602
Attn:  Brian Hewett
Tel:  (312) 201-4145
Fax:  (312) 201-4108

THE BANK OF TOKYO-MITSUBUSHI LTD., NEW YORK BRANCH
1251 Avenue of the Americas,
12th Floor
New York, NY  10020-1104
Attn:  Friedrich N. Wilms
Tel:  (212) 782-4341
Fax:  (212) 782-6445

BANKERS TRUST COMPANY
233 South Wacker Drive, Suite 8400
Chicago, IL  60606
Attn:  Tom Cole
Tel:  (312) 993-8051
Fax:  (312) 993-8162

BANQUE NATIONALE DE PARIS
209 South LaSalle Street, 5th Floor
Chicago, IL  60604
Attn:  Christine L. Howatt
Tel:  (312) 977-1383
Fax:  (312) 977-1380

CARIPLO BANK
10 East 53 St., 36th Floor
New York, NY 10022
Attn: Anthony Giobbi
Tel: (212) 527-8737
Fax: (212) 527-8777

CREDIT AGRICOLE INDOSUEZ
55 East Monroe Street, Suite 4700
Chicago, IL  60603-5702
Attn:  Richard Drennan
Tel:  (312) 917-7441
Fax:  (312) 372-3724

CIBC INC.
200 West Madison Street, Suite 2300
Chicago, IL  60606
Attn:  Ken Davis
Tel:  (312) 750-8733
Fax:  (312) 750-0927

CIBC INC. (U.S. BORROWINGS)
Atlanta Agency
Two Paces West
Atlanta, GA  30339
Attn:  Ken Auchter
Tel:  (770) 319-4814
Fax:  (770) 319-4950

CANADIAN IMPERIAL BANK OF COMMERCE (CANADIAN BORROWINGS)
Commerce Court West - 50th Floor
Toronto, Ontario  M5L 1A2
Attn:  Rick DeGrys
Tel:  (416) 214-8411
Fax:  (416) 980-5855

CITICORP USA, INC.
399 Park Avenue
New York, NY  10043
Attn:  Elizabeth Palermo
Tel:  (212) 559-3533
Fax:  (212) 826-3375

COMERICA BANK
Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3265
Detroit, MI  48226
Attn:  Michael Shea
Tel:  (313) 222-2977
Fax:  (313) 222-3776

CREDITO ITALIANO S.P.A.
375 Park Avenue
New York, NY  10152
Attn:  Harmon P. Butler
Tel:  (212) 546-9611
Fax:  (212) 546-9675

CREDIT LYONNAIS, CHICAGO BRANCH
227 West Monroe Street, Suite 3800
Chicago, IL  60606
Attn:  Joce Cote
Tel:  (312) 220-7303
Fax:  (312) 641-0527

CREDIT SUISSE FIRST BOSTON
11 Madison Avenue
New York, New York  10010-3829
Attn:  Kristin Lepri
Tel:  (212) 325-9058
Fax:  (212) 325-8309

THE CHASE MANHATTAN BANK (DELAWARE)
1201 Market Street
Wilmington, Delaware 19801
Attn: Micheal Handago
Tel: (302) 428-3311
Fax: (302) 428-3390

THE DAI-ICHI KANGYO BANK, LTD., CHICAGO BRANCH
10 South Wacker Drive, 26th Floor
Chicago, IL  60606
Attn:  Michael D. Pleasants
Tel:  (312) 715-6361
Fax:  (312) 876-2011

DEUTSCHE BANK AG NEW YORK BRANCH AND/OR
CAYMAN ISLANDS BRANCH
31 West 52nd Street
New York, New York 10019
Attn:  Hans-Josef Thiele
Tel:  (212) 474-8649
Fax:  (212) 474-8212


DEUTSCHE BANK SECURITIES INC.

31 West 52nd Street, 24th Floor
New York, New York 10019
Attn:  Rolf-Peter Mikolayczyk
Tel:  (212) 469-8237
Fax:  (212) 469-8212

DEN DANSKE BANK (NEW YORK)
280 Park Avenue
New York, New York  10017-1216
Attn:  Peter Hargrave
Tel:  (212) 984-8433
Fax:  (212) 370-9239

DG BANK
609 Fifth Avenue
New York, New York  10017-1021
Attn:  Robert Herber
Tel:  (212) 745-1581
Fax:  (212) 745-1556

DRESDNER BANK AG NEW YORK AND GRAND CAYMAN BRANCHES
190 South LaSalle St., Suite 2700
Chicago, IL  60603
Attn:  Jeffrey Mumm
Tel:  (312) 444-1336
Fax:  (312) 444-1305

FIRST AMERICAN NATIONAL BANK
Fourth & Union Street., NA-0310
Nashville, TN  37238
Attn:  Andrew Zimberg
Tel:  (615) 748-1401
Fax:  (615) 748-6072

BANKBOSTON N.A.
100 Federal Street, MS-01-09-05
Boston, MA  02110
Attn:  Robert MacElhiney
Tel:  (617) 434-7068
Fax:  (617) 434-6685

NBD BANK
611 Woodward Avenue
Detroit, MI  48226
Attn:  Thomas Lakocy

Tel:  (313) 225-2884
Fax:  (313) 225-2290



FIRST UNION NATIONAL BANK OF NORTH CAROLINA
One First Union Center, DC-5
Charlotte, NC  28288-0745
Attn:  Glenn Edwards
Tel:  (704) 383-3810
Fax:  (704) 314-2802

FLEET NATIONAL BANK
One Federal Street
Boston, MA  02211
Attn:  Juan Jeffries
Tel:  (617) 346-4953
Fax:  (617) 346-0585

GULF INTERNATIONAL BANK B.S.C.
380 Madison Avenue, 21st Floor
New York, NY  10017
Attn:  Abdel-Fattah Tahoun
Tel:  (212) 922-2325
Fax:  (212) 922-2309

THE INDUSTRIAL BANK OF JAPAN, LIMITED
227 West Monroe Street, Suite 2600
Chicago, IL  60606
Attn:  David Geddy
Tel:  (312) 855-8482
Fax:  (312) 855-8200

ISTITUTO BANCARIO SAO PAOLO DI TORINO SPA
245 Park Avenue
New York, NY  10167
Attn:  Luca Sergio
Tel:  (212) 692-3180
Fax:  (212) 599-5303

JP MORGAN (NEW YORK)
50 Wall Street
New York, New York  10260
Attn:  Stephen Worth
Tel:  (212) 648-4114

Fax:  (212) 648-5043

KEYBANK NATIONAL ASSOCIATION
Large Corporate Group
127 Public Square
Cleveland, OH  44114
Attn:  Thomas A. Crandell
Tel:  (216) 689-3589
Fax:  (216) 689-4981

KREDIETBANK N.V.
125 West 55th Street, 10th Floor
New York, NY  10019
Attn:  John E. Thierfelder
Tel:  (212) 541-0727
Fax:  (212) 956-5580

LEHMAN BROTHERS
3 World Financial Center
New York, New York  10285
Attn: Peter Wexler
Tel: (212) 526-3055
Fax: (212) 526-3738

THE LONG TERM CREDIT BANK OF JAPAN, LTD.
190 South LaSalle Street, Suite 800
Chicago, IL  60603
Attn:  Robert Orenstein
Tel:  (312) 704-5478
Fax:  (312) 704-8505

MERCANTILE BANK, NA
P.O. Box 524
St. Louis, MS  63166
Attn:  Kirk A. Porter
Tel:  (314) 418-2413

MERITA BANK PLC
437 Madison Avenue, 21st Floor
New York, NY  10022
Attn:  William Keller
Tel:  (212) 318-9317

MICHIGAN NATIONAL BANK
27777 Inkster Road
Farmington Hills, MI  48333
Attn:  Christopher Mayone
Tel:  (248) 473-4357
Fax:  (248) 615-5910

NATIONSBANK, N.A.
233 South Wacker Drive, Suite 2800
Chicago, IL  60606
Attn:  Wallace W. Harris, Jr.
Tel:  (312) 234-5626
Fax:  (312) 234-5601

NATIONAL CITY BANK (CLEVELAND)
979 Westwood Drive
Birmingham, MI  48009
Attn:  Mary Beth Howe
Tel:  (248) 644-0502
Fax:  (248) 644-0432

NORTHERN TRUST COMPANY (CHICAGO)
50 South LaSalle Street
Chicago, IL  60675
Attn:  Tracy Toulouse
Tel:  (312) 557-1356
Fax:  (312) 630-6082

PARIBAS
227 West Monroe, Suite 3300
Chicago, IL  60606
Attn:  Nicholas C. Mast
Tel:  (312) 853-6038
Fax:  (312) 853-6020

ROYAL BANK OF CANADA
One North Franklin Street, Suite 700
Chicago, IL  60606
Attn:  Patrick K. Shields
Tel:  (312) 551-1629
Fax:  (312) 551-0805

THE SAKURA BANK, LTD.
277 Park Avenue
New York, NY  10172
Attn:  Patricia L. Walsh
Tel:  (212) 756-6788
Fax:  (212) 756-6781

THE SANWA BANK, LIMITED, CHICAGO BRANCH
10 South Wacker Drive, 31st Floor
Chicago, IL  60606
Attn:  Richard H. Ault
Tel:  (312) 368-3011
Fax:  (312) 346-6677

SOCIETE GENERALE
181 West Madison Street, Suite 3400
Chicago, IL  60602
Attn:  Eric Bellaiche
Tel:  (312) 578-5056
Fax:  (312) 578-5099

THE SUMITOMO BANK, LIMITED, CHICAGO BRANCH
233 South Wacker Drive, Suite 4800
Chicago, IL  60606-6448
Attn:  James C. Beckett
Tel:  (312) 876-7794
Fax:  (312) 876-6436

and

277 Park Avenue
New York, NY  10172
Attn:  Paul Kane
Tel:  (212) 224-4152
Fax:  (212) 224-4079

SUNTRUST BANK, ATLANTA
25 Park Place
Mailcode 118
Atlanta, GA  30303
Attn: Shelly Browne
Tel: 404-230-5224
Fax: 404-588-8505/658-4905

SUNTRUST BANK ATLANTA
25 Park Place
Mailcode 118
Atlanta, GA  30303
Attn:  Jennifer Harrelson
Tel:  (404) 588-7461
Fax:  (404) 588-8505/658-4905

SVENSKA HANDELSBANKEN (NEW YORK)
153 East 53rd Street, 37th Floor
New York, New York  10022
Attn:  Karl Forsman
Tel: (212) 326-5144
Fax: (212) 326-5151

SVENSKA HANDELSBANKAN (NEW YORK)
153 East 53rd Street
New York, New York  10022
Attn:  David Caceres
Tel:  (212) 326-5171
Fax:  (212) 326-5151

TD SECURITIES (USA) INC.
70 W. Madison, Suite 5430
Chicago, IL 60602
Attn:  Mario da Ponte
Tel:  (312) 977-2127
Fax:  (312) 782-6332

U.S. BANK NATIONAL ASSOCIATION
601 Second Avenue South
Minneapolis, MN  55402-4302
Attn:  Tom Cherry
Tel:  (612) 973-0555
Fax:  (612) 973-0825

CHEMICAL SECURITIES INC.
270 Park Avenue
New York, New York  10017
Attn:  Rosemary Bradley
Tel:  (212) 270-7853
Fax:  (212) 270-5127

LEAR CORPORATION
21557 Telegraph Road
Southfield, MI  48034
Attn:  Raymond F. Lowry
Tel:  (248) 447-1730
Fax:  (248) 447-1593

WACHOVIA CORPORATE SERVICES, INC.
191 Peachtree Street, N.E.
Atlanta, GA  30303
Attn:  Katie Trocron
Tel:  (404)
Fax:  (404) 332-6898

FIFTH THIRD BANK
606 Madison Avenue
Toledo, OH  43604
Attn:  Chris Prisby
Tel:  (419) 259-7141
Fax:  (419) 259-7134

                                                                     SCHEDULE II



                           FOREIGN SUBSIDIARY BORROWER






                                                          Jurisdiction of
Name and Address                                          Incorporation
----------------                                          -------------



Lear Corporation Sweden AB                                Sweden
c/o Lear Corporation
21557 Telegraph Road
Southfield, Michigan  48034
Attention:  Raymond F. Lowry
Telecopy:  (248) 447-1730


Lear France SARL                                          France
c/o Lear Corporation
21557 Telegraph Road
Southfield, Michigan  48034
Attention:  Raymond F. Lowry
Telecopy:  (248) 447-1730

Lear Corporation GmbH & Co. KG                            Germany
c/o Lear Corporation
21557 Telegraph Road
Southfield, Michigan  48034
Attention:  Raymond F. Lowry
Telecopy:  (248) 447-1730

Lear Corporation Beteiligungs GmbH                        Germany
c/o Lear Corporation
21557 Telegraph Road
Southfield, Michigan  48034
Attention:  Raymond F. Lowry
Telecopy:  (248) 447-1730



Lear Corporation Italia S.p.A.                            Italy
c/o Lear Corporation
21557 Telegraph Road
Southfield, Michigan  48034
Attention:  Raymond F. Lowry
Telecopy:  (248) 447-1730

                                                                    SCHEDULE III


                             ADMINISTRATIVE SCHEDULE



I.  MULTICURRENCY LOANS

         A.  Interest Rates for Each Currency

                  Sterling:

                           for any Interest Period in respect of any Tranche, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the rates at which Chase is offered deposits in Sterling in the Paris interbank market at or about 11:00 A.M., Paris time, on the Quotation Day for such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to Chase's Multicurrency Commitment Percentage of the applicable Multicurrency Loan.

                  Swedish Kroner:

                           for any Interest Period in respect of any Tranche, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the rates at which Chase is offered deposits in Swedish Kroner in the London interbank market at or about 11:00 A.M., London time, on the Quotation Day for such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to Chase's Multicurrency Commitment Percentage of the applicable Multicurrency Loan.


                  euro unit:

                           for any Interest Period in respect of any Tranche, the rate per annum for deposits in euro for a period beginning on the first day of such Interest Period and ending on the last day of such Interest Period which appears on Telerate Page 3750 (or, if no such quotation appears on such Telerate Page, on the appropriate Reuters Screen) as of 11:00 a.m., London time, on the Quotation Day of such Interest Period.

         B. Funding Office, Funding Time, Payment Office, Payment Time for Each Currency.

         Sterling:

                  1.   Funding Office:
                       Account of: Chase Manhattan International Limited Account No: CHAPS 40 52 06
                                    Chase Manhattan Bank
                                    125 London Wall
                                    London EC2Y 5AJ

                  2.   Funding Time:  11:00 A.M., local time.

                  3.   Payment Office:
                       Account of: Chase Manhattan International Limited Account No: CHAPS 40 52 06
                                    Chase Manhattan Bank
                                    125 London Wall
                                    London EC2Y 5AJ

                  4.   Payment Time:  11:00 A.M., local time.


         Swedish Kroner:

                  1.   Funding Office:
                       Account of: Chase Manhattan International Limited Account No: 52018519395

                  2.   Funding Time: 11:00 A.M., local time.

                  3.   Payment Office:
                       Account of: Skandinaviska Enskilda Banken, Stockholm Account No: 52018519395

                  4.   Payment Time:  11:00 A.M., local time.



         euro unit:

                  1.   Funding Office:
                       Account of: Chase Manhattan International Limited Account No: 6001600037
                                The Chase Manhattan Bank AG, Frankfurt

                  2.   Funding Time: 11:00 A.M., local time.

                  3.   Payment Office:
                       Account of: Chase Manhattan International Limited Account No: 6001600037
                                    The Chase Manhattan Bank AG, Frankfurt

                  4.   Payment Time:  11:00 A.M., local time.


         C.       Notice of Multicurrency Loan Borrowing:

                  1.   Deliver to:  Chase Manhattan International Limited
                                    Trinity Tower
                                    9 Thomas More Street
                                    London E1 9YT
                                    Attention:  Steve Clark
                                    Telephone No:  44-171-777-2353
                                    Fax No:  44-171-777-2360/2085

                  2.   Time:
                       Not later than 11:00 A.M., London time, on the last Business Day preceding the Quotation Day in respect of such Borrowing Date.

                  3.   Information Required:
                       Name of Foreign Subsidiary Borrower, amount to be borrowed, and Interest Periods.


         D.       Notice of Multicurrency Loan Continuation; Notice of
                  Prepayment:

                  1.   Deliver to:  Chase Manhattan International Limited
                                    Trinity Tower
                                    9 Thomas More Street
                                    London E1 9YT
                                    Attention:  Steve Clark
                                    Telephone No:  44-171-777-2353
                                    Fax No:  44-171-777-2360/2085

                  2.   Time:
                       Not later than 11:00 A.M., London time, on the last Business Day preceding the Quotation Day for the next Interest Period.

                  3.   Information Required:

                       Name of Foreign Subsidiary Borrower, amount to be continued or prepaid, as the case may be, and Interest Periods.

II.  NOTICE OF ALTERNATE CURRENCY OUTSTANDINGS

                  1. Deliver to:     Chase Manhattan International Limited
                                     Trinity Tower
                                     9 Thomas More Street
                                     London E1 9YT
                                     Attention:  Steve Clark
                                     Telephone No:  44-171-777-2353
                                     Fax No:  44-171-777-2360/2085

                                     with a copy to:

                                     The Chase Manhattan Bank
                                     140 East 45th Street
                                     29th Floor
                                     New York, New York  10017
                                     Attention:  Chris Consomer
                                     Telephone No.:  212-622-8779
                                     Fax No.:   212-622-0122

                  2. Delivery time:  By close of business in London on the date of making of each Alternate Currency Loan and having a fixed maturity of 30 or more days and on the last Business Day of each month on which the applicable Alternate Currency Borrower has outstanding any Alternate Currency Loans.

                  3.   Information to be set forth:
                       Name of Foreign Subsidiary Borrower
                       Amount and currency of outstanding Alternate Currency Loans of each Alternate Currency Lender

                                                                     SCHEDULE IV


                               SECURITY DOCUMENTS


I.       Pledge Agreements

                  1. Company Pledge Agreement, dated as of the date hereof, made by the U.S. Borrower, Lear Operations Corporation and Lear Corporation Automotive Systems pledging 100% of the stock of Lear Operations Corporation and Lear Corporation Automotive Holdings in favor of the General Administrative Agent, substantially in the form of Exhibit Q to the Agreement.

                  2. Pledge Agreement to be entered into within 60 days after the Closing Date in respect of 65% of the capital stock of Lear Germany.

                                                                      SCHEDULE V



                                   [RESERVED]

                                                                     SCHEDULE VI

                                SUBSIDIARIES(1)

DOMESTIC SUBSIDIARIES:


                                                 Jurisdiction of
                Name of Entity                    Incorporation    Stock Ownership                Record Holder
                --------------                    -------------    ---------------                -------------
Amtex, Inc.                                       Pennsylvania           50%          Lear Corporation

Bryan Manufacturing Company                           Ohio               100%         Lear Corporation Automotive Holdings

Corporate Eagle Two LLC                                                  50%          LCT, Inc.

Detroit Automotive Interiors L.L.C.                 Michigan             49%          Lear Corporation

Essex International de Chihuahua, Inc.              Delaware             100%         Lear Corporation Automotive Holdings

General Seating of America, Inc.                    Delaware             50%          Lear Corporation

Industrial Electrical Specialties, Inc.             Delaware             55%          Lear Corporation Automotive Holdings

IPCO Inc.                                           Delaware             100%         Lear Corporation Automotive Holdings

LCT, Inc.                                           Michigan             100%         Lear Corporation

Lear Corporation (Germany) Ltd.                     Delaware             100%         Lear Corporation

Lear Corporation Global Development, Inc.           Delaware             100%         Lear Corporation

Lear Corporation Mendon                             Delaware             100%         Lear Corporation

Lear Donnelly Overhead Systems, L.L.C.              Michigan             50%          Lear Corporation

Lear East L.P.                                    Pennsylvania           100%         Lear East, Inc. (99%); Lear
                                                                                      Corporation Global Development, Inc.
                                                                                      (1%)

Lear East, Inc.                                     Delaware             100%         Lear Operations Corporation

Lear Investments Company, L.L.C.                    Delaware             100%         Lear Corporation

Lear Mexican Holding, L.L.C.                        Delaware             100%         Lear Seating Holdings Corp. #50

Lear Midwest Automotive, Limited Partnership        Delaware             100%         Lear Midwest, Inc. (99.9%); Lear
                                                                                      Corporation Mendon (0.1%)

Lear Midwest, Inc.                                  Kentucky             100%         Lear Operations Corporation

Lear Operations Corporation                         Delaware             100%         Lear Corporation

Lear Seating Holdings Corp. #50                     Delaware             100%         Lear Corporation

Lear Seating Holdings Corp. #100                    Delaware             100%         Lear Corporation

Lear Technologies, L.L.C.                           Delaware             100%         Lear Corporation

Lear Trim L.L.C.                                    Delaware             100%         NAB Corporation (99.9%); Lear
                                                                                      Corporation (.1%)




-------------------------------
    1. After giving effect to the UT Automotive Acquisition.



                                                 Jurisdiction of
                Name of Entity                    Incorporation    Stock Ownership                Record Holder
                --------------                    -------------    ---------------                -------------
Masland Transportation, Inc.                        Delaware             100%         Lear Corporation

Motors Acquisition Corporation                      Delaware             100%         Lear Corporation

NAB Corporation                                     Delaware             100%         Lear Corporation

Precision Fabrics Group                          North Carolina          29%          Lear Corporation

Superior Coach Corporation                            Ohio               100%         Lear Corporation Automotive Holdings

United Technologies Automotive (Japan), Inc.        Delaware             100%         Lear Corporation Automotive Holdings

United Technologies Automotive (U.K.) Limited       Delaware             100%         Lear Corporation Automotive Holdings

United Technologies Automotive Systems, Inc.          Ohio               100%         Lear Corporation Automotive Holdings

United Technologies Automotive, Inc.                Delaware             100%         Lear Corporation Automotive Holdings

United Technologies Furukawa Corporation            Delaware             51%          Lear Corporation Automotive Holdings

UT Automitive Advanced Technology, Inc.             Delaware             100%         Lear Corporation Automotive Holdings

UT Automotive Dearborn, Inc.                        Delaware             100%         Lear Corporation Automotive Holdings

Lear Corporation Automotive Holdings                Delaware             100%         Lear Operations Corporation

Wagner Industries, Inc.                              Indiana             100%         Lear Corporation Automotive Holdings


FOREIGN SUBSIDIARIES:


                                            Jurisdiction of
             Name of Entity                  Organization       Stock Ownership                 Record Holder
             --------------                  ------------       ---------------                 -------------
AB Extruding                                    Sweden               100%          Lear Corporation Sweden AB

AB Trelleborgsplast                             Sweden               100%          Lear Corporation Sweden AB

All Automotive Industries Canada Inc.           Canada               100%          Lear Corporation

Alfombras San Luis S.A.                        Argentina             100%          Industria Textil Dragui S.A.

Arbitrario B.V.                               Netherlands            100%          Lear Corporation

Asia Pacific Components Co., Ltd.              Thailand               98%          Lear Seating (Thailand) Corp., Ltd.

Auto Interiors India Private Ltd.                India                25%

Autoform Kunsrstoffeile GmbH                    Germany               69%          Gruppo Pianfej S.r.L (44%); Pianfei
                                                                                   Glass SA (25%)

Autoform Kunststoffteile GmbH & Co KG           Germany             70.89%         Gruppo Pianfej S.r.L (45.2%); Pianfei
                                                                                   Glass SA (29.69%)

Autotrim, S.A. de C.V.                          Mexico                40%          Interiores Automotrics Summa S.A. de
                                                                                   C.V.

AVB Anlagen und Vorrichtungsbau                 Germany               55%          Lear Corporation Bereiligungs GmbH

Aviken Plast AB                                 Sweden               100%          Lear Corporation Gnosjoplast AB

Chongqing Lear Chang'an Automotive               China              35.75%         Lear Corporation China Ltd.
Interior Trim Co., Ltd.

Consorcio Industrial Mexicanos de               Mexico               100%          Lear Corporation 99.4%; Empresas
Autopartes S.A. de C.V.                                                            Industriales Mexicanos de Autopartes,
                                                                                   S.A. de  C.V. .6%

Davart Group Ltd.                                 UK                 100%          Lear Corporation UK Interior Systems
                                                                                   Limited

Donnelly Eurotrim Ltd.                          Ireland               50%          Lear Donnelly Overhead Systems, L.L.C.

El Trim (Pty.) Ltd.                              Italy                51%          Lear Corporation Beteiligungs GmbH

Empetek autodily s.r.o.                     Czech Republic            50%          Lear Donnelly Overhead Systems, L.L.C.

Empresas Industriales Mexicanos de              Mexico              74.98%         Lear Corporation
Autopartes, S.A. de C.V.

Favesa S.r.l. de C.V.                           Mexico               100%          Lear Holdings S.r.l. de C.V.

Gate Deutschland GmbH                           Germany              100%          Lear Corporation Automotive Holdings

Gate France S.A.                                France              99.760%        Lear Corporation Automotive Holdings

Gate S.p.A.                                      Italy               100%          Lear Corporation Automotive Holdings

Gate UK Limited                                  U.K.                100%          Lear Corporation Automotive Holdings

General Seating of Canada Ltd.                  Canada                50%          Lear Corporation Canada, Ltd.

General Seating of Thailand Corp. Ltd.                                50%          Lear Corporation

Gruppo Pianfei S.r.L.                            Italy               100%          Lear Corporation Italia Holding S.r.L.



                                            Jurisdiction of
             Name of Entity                  Organization       Stock Ownership                 Record Holder
             --------------                  ------------       ---------------                 -------------
Guilford Kast Plastifol Dynamics Ltd.             UK                 33.3%         Lear Corporation Drahtfedem GmbH

Hanil Lear Automotive Parts Private Ltd.         India                50%          Lear Corporation

Hubei UTA-Xianfeng Auto Electric                 China               100%          Lear Corporation Automotive Holdings
Company, Ltd.

Industria Textil Dragui S.A.                   Argentina             100%          Industrias Lear de Argentina, S.A.

Industrias Cousin Freres, S.L.                   Spain              49.99%         Lear Corporation Italia S.p.A..

Industrias Lear de Argentina, S.A.             Argentina             100%          Lear Corporation

Industrias Lear Trim S. de R.L. de C.V.         Mexico               100%          Lear Holdings S.r.l. de C.V.

Inteco S.p.A.                                    Italy               100%          Strapazzini Auto S.p.A. (99%), Lear
                                                                                   Corporation Italia Holding S.r.L. (1%)

Interiores Automotrices Summa S.A. de           Mexico                40%          Lear Operations Corporation
C.V.

Interiores Para Autos, S.A. de C.V.             Mexico                40%          Interiores Auto Matricies Summa S.A. de
                                                                                   C.V.

Interni S.A.                                    Brazil                25%

Jiangxi Jiangling Lear Interior Systems          China                32%          Lear Corporation China Ltd.
Co. Ltd.

John Cotton Plastics Ltd.                         UK                 100%          Lear Corporation UK Interior Systems
                                                                                   Limited

L.S. Servicos Ltds.                             Brazil               100%          Lear Corporation

Lear Automotive Corporation Singapore          Singapore             100%          Lear Corporation
Pte. Ltd.

Lear Bahia Ltd.                                 Brazil               100%          Lear do Brazil Ltda.

Lear Belgium Newco                              Belgium              100%          Lear Corporation

Lear Brits (SA)(Pty.) Ltd.                   South Africa            100%          Lear Corporation

Lear Car Seating do Brasil Ltda.                Brazil               100%          L.S. Servicos Ltda.

Lear Corporation (Nottingham) Limited             UK                 100%          Lear Corporation (UK) Limited)

Lear Corporation (S.A.)(Pty.) Ltd.           South Africa            100%

Lear Corporation (SSD) Ltd.                       UK                 100%          Lear UK ISM Limited

Lear Corporation (SSD) NV                       Belgium              100%          Lear Corporation

Lear Corporation (UK) Ltd.                        UK                 100%          Lear UK Acquisition Limited

Lear Corporation Asientos, S.A.                  Spain               100%          Lear Corporation Spain S.L.

Lear Corporation Australia Pty. Ltd.           Australia             100%          Lear Corporation

Lear Corporation Austria GmbH                   Austria              100%          Lear Corporation Beteiligungs GmbH



                                            Jurisdiction of
             Name of Entity                  Organization       Stock Ownership                 Record Holder
             --------------                  ------------       ---------------                 -------------
Lear Corporation Austria GmbH & Co. KG          Austria              100%          Lear Corporation Beteiligungs GmbH
                                                                                   (99%); Lear Corporation Austria GmbH
                                                                                   (1%)

Lear Corporation Automotive Components       South Africa            100%
(Pty.) Ltd.

Lear Corporation Beteiligungs GmbH              Germany              100%          Lear Corporation (Germany) Ltd.

Lear Corporation Drabtfedern GmbH               Germany              100%          Lear Corporation Beteiligungs GmbH

Lear Corporation Canada Ltd.                    Ontario              100%          Lear Corporation

Lear Canada Investments Ltd.                    Ontario              100%          Lear Corporation

Lear Corporation China Ltd.                    Mauritius              65%

Lear Corporation France S.A.R.L.                France               100%          Lear Corporation

Lear Corporation GmbH & Co. KG                  Germany              100%          Lear Corporation Drahtfedern GmbH

Lear Corporation Holdings Spain S.L.                                 100%          Lear Corporation

Lear Corporation Hungary KFT                                         100%          Lear Corporation Drahtfedern GmbH

Lear Corporation Interior Compenents         South Africa            100%          Lear Corporation
(Pty.) Ltd.

Lear Corporation Italia Holding S.r.L.           Italy               100%          Lear Corporation

Lear Corporation Italia S.p.A.                   Italy               100%          Lear Corporation Italia Holdings S.r.L.

Lear Corporation Italia Speciality Car           Italy               100%          Lear Corporation Italia Holding S.r.L
Group S.r.L.

Lear Corporation Italia Sud S.p.A.               Italy               100%          Lear Corporation Italia S.p.A.

Lear Corporation Mexico S.A. de C.V.            Mexico               99.6%         Lear Holdings S.r.l. de C.V.

Lear Corporation Poland Gliwice                 Poland               100%          Lear Corporation
S.p.zo.o.

Lear Corporation Poland II S.p.zo.o.            Poland               100%          Lear Corporation

Lear Corporation Poland S.p.zo.o.               Poland               100%          Lear Corporation

Lear Corporation Portugal-Components           Portugal              100%          Lear Corporation
Para Automovers, Lda.

Lear Corporation Spain S.L.                                          100%          Lear Corporation Holdings Spain S.L.

Lear Corporation Sweden AB                      Sweden               100%          Lear Corporation

Lear Corporation Sweden Gnosjoplast AB          Sweden               100%          Lear Corporation Sweden AB

Lear Corporation UK Holdings Ltd.                 UK                 100%          Lear Corporation

Lear Corporation UK Interior Systems Ltd.         UK                 100%          Lear Corporation UK Holdings Ltd.

Lear Corporation Verwaltungs GmbH               Germany              100%          Lear Corporation Drahtfedern GmbH



                                            Jurisdiction of
             Name of Entity                  Organization       Stock Ownership                 Record Holder
             --------------                  ------------       ---------------                 -------------
Lear de Venezuela, C.A.                        Venezuela             100%          Lear Corporation

Lear de Brazil ltda.                            Brazil               100%          Lear Corporation

Lear Donnelly Mexico, S. de R.L. de C.V.                             (50%)         Lear Donnelly Overhead Systems, L.L.C.

Lear Foreign Sales Group                   US Virgin Islands         100%          Lear Corporation

Lear Holdings S.r.L.  de C.V.                                        (50%)         Lear Mexican Holdings, L.L.C.

Lear Inespo Comercial Industrial Ltda.          Brazil              50.01%         Lear Corporation

Lear JIT (Pty.) Ltd.                         South Africa             51%          Lear Corporation Drahtfedern GmbH

Lear North West (Pty.) Ltd.                  South Africa            100%          Lear Corporation

Lear Seating (Thailand) Corp., Ltd.            Thailand               98%          Lear Corporation

Lear Seating Private Limited                     India               [49%]         Ramco Investments Limited

Lear Sewing (Pty) Ltd.                       South Africa             51%          Lear Corporation Drahtfedern GmbH

Lear Teknik Oto Yan Sanayi Limited Sirket       Turkey              66.67%         Lear Corporation

Lear UK Acquisition Limited                       UK                 100%          Lear Corporation UK Holdings Limited

Lear UK ISM Limited                               UK                 100%          Lear Corporation (UK) Limited

Lear Vijayjyot Seating Private Limited           India                50%          Ramco Investments Limited

LECA S.p. zo.o                                  Poland               100%          Lear Corporation

Markol Otomotiv Yan Sanayi VE Ticaret           Turkey                35%          Lear Corporation
A.S.

Masland (UK) Limited                              UK                 100%          Lear Corporation

Masland Industries of Canada Limited            Canada               100%          Lear Corporation

Mecanismos Auxiliarios Industriales, S.A.        Spain               99.9%         Lear Corporation Automotive Holdings

No-Sag Drahtfedern Spitzer & Co. KG             Austria              62.5%         Lear Corporation Drahtfedern GmbH

OOO Lear                                        Russia               100%          Lear Corporation Global Development,
                                                                                   Inc.

Pianfei Engineering S.r.L.                       Italy               100%          Gruppo Pianfei S.r.L.

Pianfei Glass SA                                 Spain                35%          Gruppo Pianfei S.r.L.

Pianfei Ipa S.pA.                                Italy               100%          Gruppo Pianfei S.r.L. (98%); Lear
                                                                                   Corporation Italia Holding S.r.L. (2%)

Pianfei Melti S.r.L.                             Italy                73%          Lear Corporation Italia Holding S.r.L.

Pianfei Sicilia S.r.L.                           Italy               100%          Gruppo Pianfei S.r.L.

Pianfei Sud S.r.L.                               Italy               100%          Gruppo Pianfei S.r.L. (70%);
                                                                                   Pianfei Melfi S.r.L. (30%)

Polovat Auto Sp.zo.o.                           Poland               100%          Polovar Sp.z.o.o.



                                            Jurisdiction of
             Name of Entity                  Organization       Stock Ownership                 Record Holder
             --------------                  ------------       ---------------                 -------------
Polovat Sp.zo.o.                                Poland               100%          Arbirario B.V.

Protos S.r.L.                                    Italy               100%          Lear Corporation Italia Holding S.r.L.

PRPI S.p.A. (in liquidation)                     Italy                85%          Gruppo Pianfei S.r.L.(18%); Pianfei
                                                                                   Engineering S.r.L. (67%)

Rael Handels GmbH                               Austria              100%          Lear Corporation Bereiligungs GmbH

Ramco Investments Limited                      Mauritius             100%          Lear Corporation

Rolloplast Formsprutning AB                     Sweden               100%          Lear Corporation Gnosjoplast AB

S.A.L.B.I. AB                                   Sweden                50%          Lear Corporation Sweden AB

Shanghai Lear Automobile Interior Trim           China              35.75%         Lear Corporation China Ltd.
Co., Ltd.

Shanghai Songjiang Lear Automotive               China               35.75         Lear Corporation China Ltd.
Carpet & Accoustics Co. Ltd.

Siam UT Automotive Co., Ltd.                   Thailand            99.9976%        Lear Corporation Automotive Holdings

Societe No Sag Francaise                        France                56%          Lear Corporation France S.A.R.L.

Societe Offran-Villaise de Technologie,         France               100%          Lear Corporation France S.A.R.L.
S.A.

Sommer Masland (UK) Limited                       UK                  50%          Masland (UK) Limited

Spitzer GmbH                                    Austria              62.5%         Lear Corporation Drahtfedern GmbH

Stapur SA                                      Argentina              5%           Lear Corporation Automotive Holdings

Strapazzini Auto S.p.A.                                              100%          Strapazini Resine S.r.L. (1%)
                                                                                   Strapazzini Resine S.r.L. (99%)

Strapazzini Resine S.R.L.                        Italy               100%          Lear Corporation Italia Holding S.r.L.

SWECA Sp. z.o.o.                                Poland               100%          Lear Corporation

United Technologies Automotive                 Argentina             100%          Lear Corporation Automotive Holdings
(Argentina) S.A.

United Technologies Automotive (Europe)         France              99.75%         Lear Corporation Automotive Holdings
S.A.

United Technologies Automotive (France)         France               100%          Lear Corporation Automotive Holdings
S.A.R.L.

United Technologies Automotive                 Honduras               98%          Lear Corporation Automotive Holdings
(Honduras) S.A.

United Technologies Automotive (Hungary)        Hungary              100%          Lear Corporation Automotive Holdings
Kft

United Technologies Automotive                Philippines            99.9%         Lear Corporation Automotive Holdings
(Philippines), Inc.

United Technologies Automotive (Poland)         Poland                75%          Lear Corporation Automotive Holdings
Sp.zo.o.



                                            Jurisdiction of
             Name of Entity                  Organization       Stock Ownership                 Record Holder
             --------------                  ------------       ---------------                 -------------
United Technologies Automotive                  Mexico               99.9%         Lear Corporation Automotive Holdings
Electrical Systems de Mexico, S.A. de
C.V.

United Technologies Gate Espana, S.A.            Spain              99.992%        Lear Corporation Automotive Holdings

UPM S.r.L.                                       Italy                39%          Gruppo Pianfei S.r.L.

UT Automotive (Netherlands) B.V.              Netherlands            100%          Lear Corporation Automotive Holdings

UT Automotive (Poland) Sp.zo.o.                 Poland               100%          Lear Corporation Automotive Holdings

UT Automotive (Portugal) Components De         Portugal              100%          Lear Corporation Automotive Holdings
Automovies S.A.

UT Automotive Almussafes Services, S.A.          Spain                99%          Lear Corporation Automotive Holdings

UT Automotive Services Netherlands B.V.       Netherlands            100%          Lear Corporation Automotive Holdings

UT Automotive Tunisia S.A.                      Tunisia             99.98%         Lear Corporation Automotive Holdings

UT Loewe Automotive Electronics GmbH            Germany              100%          Lear Corporation Automotive Holdings

UT Automotive Saerouns Service, GmbH            Germany              100%          Lear Corporation Automotive Holdings

Wuhan UTA-DCAC Auto Electric Company,            China                75%          Lear Corporation Automotive Holdings
Limited

P.T. Lear Corporation                          Indonesia              51%          Lear Corporation

F.G. Microdesign                                 Italy                70%          Lear Corporation Automotive Holdings


                                                                    SCHEDULE VII



                               HAZARDOUS MATERIAL

The U.S. Borrower has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("Superfund") at the Organic Chemical site in Grandville, MI, A-1 Disposal Site in Plainwell, MI, the Thermo-Chem site in Muskegon, MI, the Sunrise landfill in Wayland Township, MI, and the Ostego landfill in Michigan. In addition, the U.S. Borrower has received settlement offers to resolve its responsibility at the PCB, Inc. site in Kansas City, KS and MO ($2,500.00) and the ABC Barrel and Drum site in Detroit, MI ($8,500.00). Although liability at the sites has not been finalized, the Company believes that expected liability is not material.

                                                                   SCHEDULE VIII



                       CONTRACTUAL OBLIGATION RESTRICTIONS

1. Indenture, dated February 1, 1994, between Lear Corporation, as Issuer and the State Street Bank & Trust Company (as successor to the First National Bank of Boston), as Trustee, relating to the Borrower's 8 1/4% Subordinated Notes.

2. Indenture, dated July 1, 1996 between Lear Corporation, as Issuer, and the Bank of New York, as Trustee, relating to the U.S. Borrower's 9 1/2% Subordinated Notes.

3. Loan Agreement between NS Beteiligungs GmbH and Industriekreditbank AG-Deutsch Industriek.

4. Agreements and security instruments with respect to indebtedness assumed in connection with the Acquisition and the Fiat Seat Business, GSA, GSC, Delphi, Borealis, Masland Industries, Automotive Industries, Keiper, Pianfei, Strapazzini, Dragui, Polovat and Ovatex acquisitions and agreements governing indebtedness which refinance such indebtedness.

5. Loan Agreement between Lear Corporation Canada Ltd. and the Province of Ontario, Canada relating to indebtedness of up to $2,000,000 (Canadian).

6. Loan Agreement, dated January 27, 1993, between Lear Corporation Canada Ltd. and the Province of Ontario, Canada.

7. Industrial Facilities Agreement governing indebtedness of ASAA Technologies, Inc. to Cumberland Plateau Planning District Commission and Cumberland Plateau Company.

8. Mortgage loan agreements governing indebtedness and ASAA Technologies, Inc. to Associated Lender Lakeshore N.A.

9. Agreement governing working capital Indebtedness of Lear Seating (Indonesia) Pty Ltd. and Lear Australia Pty Ltd.

10. Term Loan Agreement between Lear Corporation and Toronto Dominion (Texas), Inc. (as amended).

11. Term Loan Agreement between Lear Corporation and Deutsche Bank AG New York Branch and/or Cayman Islands Branch (as amended).